Filed Pursuant to Rule 424(b)(3)

Registration No. 333-263600

2,237,671,552 SHARES OF COMMON STOCK

SUGARMADE, INC.

750 Royal Oaks Dr., Suite 108

Monrovia, CA 91016

(888) 982-1628

This Prospectus (this “Prospectus”) relates to the offer and sale from time to time of up to 2,237,671,552 shares of common stock, par value $0.001 per share (“Common Stock”) of Sugarmade, Inc., a Delaware corporation (referred to herein as the “Company,” “we,” “our,” “us,” or other similar pronouns), by Dutchess Capital Growth Fund LP, a Delaware limited partnership (“Dutchess” or the “Investor” or “Selling Securityholder”), under an equity line in the amount of up to $10,000,000 established by the Common Stock Purchase Agreement, dated as of January 6, 2022 (the “Purchase Agreement”), by and between us and Dutchess, as more fully described in this Prospectus. The Purchase Agreement provides that upon the terms and subject to the conditions contained therein, Dutchess is committed to purchase up to $10,000,000 of shares of our Common Stock over a 36-month term (the “Term”), which commences immediately following the initial date of effectiveness of the registration statement of which this Prospectus is a part (the “Registration Statement”). The resale of such shares by the Selling Securityholder pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholder. We will, however, receive proceeds from our sale of our shares of Common Stock under the Purchase Agreement to the Selling Securityholder.

The Purchase Agreement with Dutchess provides that Dutchess is committed to purchase up to $10,000,000 (“Total Commitment”) of our Common Stock over the course of the Term. Pursuant to the terms of the Purchase Agreement, the commitment period will begin on the date of effectiveness of the Registration Statement of which this Prospectus is a part, and ending on the earlier of (i) the end of the Term; (ii) the date that the Company sells and Dutchess purchases the Total Commitment amount; (iii) the date that the Registration Statement is no longer effective; or (iv) the occurrence of certain insolvency or bankruptcy-related events, as specified in the agreement (the “Total Commitment Period”).

During the Total Commitment Period, the Company, in its sole discretion, may provide Dutchess with one or more drawdown notices (each, a “Drawdown Notice”), to purchase a specified number of shares of our Common Stock (“Drawdown Notice Shares”), subject to the limitations discussed below. The closing date (“Closing Date”) for each Drawdown Notice is eight business days after the first business day that Dutchess holds the Drawdown Notice Shares in its brokerage account and is eligible to trade the shares. The per share purchase price for each Drawdown Notice Share is equal to ninety-three percent (93%) (representing a 7% discount) of the lowest traded price of the Common Stock during the five business days prior to the Closing Date.

The maximum number of shares of Common Stock to be purchased pursuant to any single Drawdown Notice cannot exceed the lesser of (i) $250,000; (ii) 200% of the average daily traded value of the Drawdown Notice Shares during the five trading days immediately preceding the Drawdown Notice date; or (iii) that number of shares that would cause Dutchess to beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately prior to the issuance of the Drawdown Notice Shares.

We may draw on the equity line under the Purchase Agreement from time to time, by presenting a Drawdown Notice to Dutchess, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement. The 2,237,671,552 shares of Common Stock included in this Prospectus represent a portion of the Common Stock issuable to the Selling Securityholder under the Purchase Agreement.

The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Securityholder may sell the shares of Common Stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 82 for more information about how the Selling Securityholder may sell the shares of Common Stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares of Common Stock, including legal and accounting fees. See “Plan of Distribution.”

Our Common Stock is currently quoted on the OTC Market Group, Inc.’s OTC Pink tier under the symbol “SGMD”. On March 28, 2022, the last reported sale price of our Common Stock was $0.0007.

Our principal executive offices are located at 750 Royal Oaks Dr., Suite 108, Monrovia, CA 91016.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 18 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 4, 2022.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Specifically, forward-looking statements may include statements relating to:

●	our future financial performance;
●	changes in the market for our products and services;
●	our expansion plans and opportunities; and
●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the level of demand for our products and services;
●	competition in our markets;
●	our ability to grow and manage growth profitably;
●	our ability to access additional capital;
●	changes in applicable laws or regulations;
●	our ability to attract and retain qualified personnel;
●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and
●	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors.”

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications, and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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CAUTIONARY NOTE REGARDING THE CANNABIS INDUSTRY

One of our two principal business segments involves the research and development of cannabis, hemp, and associated products, and on the legal sales of cannabis permitted under California law. Cannabis related activities and investments generated approximately 56% of the Company’s revenues in our fiscal year ended June 30, 2021. Cannabis is a Schedule 1 illegal drug under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

As of the date of this filing, thirty-seven states, the District of Columbia and four U.S. Territories currently have laws broadly legalizing cannabis in some form for either medicinal or recreational use governed by state specific laws and regulations. Although legalized in some states, cannabis and hemp containing more than 0.3 percent THC are “Schedule 1” drugs under the CSA and are illegal under federal law. Active enforcement of the current CSA regarding cannabis and hemp containing more than 0.3 percent THC may directly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain; See sections entitled “Risk Factors” beginning on page 18 and “Description of the Business—Government Regulation” beginning on page 48 of this Prospectus.

On August 29, 2013, The Department of Justice set out its prosecutorial priorities in light of various states legalizing cannabis for medicinal and/or recreational use. The “Cole Memorandum” provided that when states have implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of cannabis, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities. Indeed, a robust system may affirmatively address those priorities by, for example, implementing effective measures to prevent diversion of cannabis outside of the regulated system and to other states, prohibiting access to cannabis by minors, and replacing an illicit cannabis trade that funds criminal enterprises with a tightly regulated market in which revenues are tracked and accounted for. In those circumstances, consistent with the traditional allocation of federal-state efforts in this area, the Cole Memorandum provided that enforcement of state law by state and local law enforcement and regulatory bodies should remain the primary means of addressing cannabis-related activity. If state enforcement efforts are not sufficiently robust to protect against the harms set forth above, the federal government may seek to challenge the regulatory structure itself in addition to continuing to bring individual enforcement actions, including criminal prosecutions, focused on those harms.

On January 4, 2018, Attorney General Jeff Sessions issued a memorandum for all United States Attorneys concerning cannabis enforcement under the CSA. Mr. Sessions rescinded all previous prosecutorial guidance issued by the Department of Justice regarding cannabis, including the August 29, 2013 “Cole Memorandum”.

In rescinding the Cole Memorandum, Mr. Sessions stated that U.S. Attorneys must decide whether or not to pursue prosecution of cannabis activity based upon factors including: the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community. Mr. Sessions reiterated that the cultivation, distribution, and possession of marijuana continues to be a crime under the U.S. Controlled Substances Act.

On March 23, 2018, President Donald J. Trump signed into law a $1.3 trillion-dollar spending bill that included an amendment known as “Rohrabacher-Blumenauer,” which prohibits the Justice Department from using federal funds to prevent certain states “from implementing their own State laws that authorize the use, distribution, possession or cultivation of medical cannabis.”

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, was classified as a Schedule 1 controlled substance, and so illegal under the federal CSA.

With the passage of the Farm Bill, hemp cultivation containing less than 0.3 percent THC is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

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Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under the CSA and would not be legally protected under this new legislation and would be treated as an illegal Schedule 1 drug.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, which is not guaranteed or certain, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown and processed; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, any hemp products containing CBD we may develop for sale may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate in the U.S. or any other jurisdiction.

IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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PROSPECTUS SUMMARY

This summary of the prospectus highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, “Sugarmade,” the “Company,” “we,” “our,” “ours” or “us” refer to Sugarmade, Inc., a Delaware corporation, and its direct and indirect subsidiaries, including, but not limited to, Carryout Supplies and Lemon Glow Company, Inc. Dutchess Capital Growth Fund LP is referred to herein as “Dutchess,” the “Investor,” and the “Selling Securityholder.”

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Business Overview

Sugarmade, Inc. (hereinafter referred to as “we”, “us” or “the/our Company”) is a public company, incorporated in Delaware. It was originally incorporated on June 5, 1986 in California as Lab, Inc., and later that month, on June 24, 1986 changed its name to Software Professionals, Inc. On May 21, 1996, the Company changed its name to Enlighten Software Solutions, Inc. On June 20, 2007, Enlighten Software Solutions, Inc. was incorporated in Delaware for the purpose of merging with Enlighten Software Solutions, Inc. a California Corporation so as to affect a redomicile to Delaware. On January 24, 2008, the Company changed its name to Diversified Opportunities, Inc. On May 9, 2011, we closed on a Share Exchange Agreement with Sugarmade, Inc., a California corporation and on June 24, 2011 changed our name to Sugarmade, Inc. Sugarmade, Inc. was founded in 2010.

On October 24, 2014, we acquired SWC Group, Inc., a California corporation doing business as, CarryOutSupplies.com. Today, our Company, Sugarmade, Inc. operates much of its business activities through our subsidiaries, SWC Group, Inc., a California corporation (“SWC’’), NUG Avenue, Inc., a California corporation (“NUG Avenue”), and Lemon Glow Company, Inc., a California corporation (“Lemon Glow”).

Shares of our common stock are quoted on the OTC Pink Open Market tier of OTC Markets, which is a quotation system for early-stage and developing companies. Our trading symbol is “SGMD”. Our corporate website is www.sugarmade.com.

As of the date of this filing, we are involved in several business sectors and business ventures.

Quick Service Restaurant Supplies

Paper and paper-based products: The Company’s current business operations began in 2014, when CarryOutSupplies.com (“Carry Out Supplies”), which had operated for five years, was acquired by Sugarmade, Inc. Carry Out Supplies operates as one of our wholly owned subsidiaries and imports and supplies quick service restaurants with a variety of their disposable and recyclable plastic and paper products as well as restaurant staff non-medical personal protection equipment (PPE). Carryout Supplies is a producer and wholesaler of custom printed and generic supplies, servicing more than 2,000 quick-service restaurants. Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, edible packaging, food containers, soup containers, plastic spoons and many other similar products for this market sector.

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Cannabis-Related Products and Services

In November 1996, voters approved Proposition 215, which decriminalized medicinal cannabis in California. Since the proposition was passed, most, if not all the regulation has been left to local governments.

In 2015, California enacted three bills—Assembly Bill 243 (Wood, Chapter 688 of the Statutes of 2015); Assembly Bill 266 (Bonta, Chapter 689 of the Statutes of 2015); and Senate Bill 643 (McGuire, Chapter 719 of the Statutes of 2015)—that collectively established a comprehensive state regulatory framework for the licensing and enforcement of cultivation, manufacturing, retail sale, transportation, storage, delivery, and testing of medicinal cannabis in California. This regulatory scheme is known as the Medical Cannabis Regulation and Safety Act (MCRSA).

In November 2016, California voters approved Proposition 64, the Adult Use of Marijuana Act (AUMA). Under Proposition 64, adults 21 years of age or older may legally grow, possess, and use cannabis for nonmedicinal purposes, with certain restrictions. In addition, beginning on January 1, 2018, AUMA made it legal to sell and distribute cannabis through a regulated business. Although California has chosen to legalize the cultivation, distribution, and use of cannabis, it remains an illegal Schedule I controlled substance under federal law. The intent of Proposition 64 and MCRSA was to ensure a comprehensive regulatory system that takes the production and sales of cannabis away from an illegal market and curtails the illegal diversion of cannabis from California into other states or countries.

According to the U.S. Department of Commerce Bureau of Economic Analysis, California had a 2021 gross domestic product of $3.35 trillion dollars, representing 14.6% of the total U.S. economy. If California were an independent country, its GDP would be the fifth-largest in the World, only behind the United States, China, Japan, and Germany. Due to the sheer size of its economy and due to it being among the earliest states to allow for both medical and recreational sales of cannabis, California, by all measures and specifically referenced in a recent report by cannabis research firm BDSA, produces more regulated and taxed cannabis revenue than any other U.S. state. According to the California Department of Tax and Fee Administration (the “CDTFA”), the state generated $5.2 billion in taxable sales during 2021, representing a 17.1% increase over the previous year. Taxes collected from the regulated sale of cannabis have become an important source of income for the State, with $1.3 billion collected during 2021 and $1.1 billion collected during 2020.

Our Cannabis Market Strategy and Businesses

We are involved in, or we are planning to enter, several sectors of the licensed and regulated California cannabis marketplace. These include cannabis delivery, cultivation, and general distribution. In addition, Sugarmade is actively seeking to make investments in areas related to these cannabis-specific industry verticals.

Our business strategy within the cannabis sector is to be highly selective in approaching business opportunities to engage in areas where we believe competition is less intense than the industry subsectors targeted by larger companies and established brands. Toward this goal, we have invested meaningfully in cannabis delivery service-related activities. The first of these was via our investments in Indigo Dye Group, which operates the Bud Cars cannabis delivery service in Sacramento, California. Additionally, we acquired a majority position in NUG Avenue, Inc., which is engaged in Los Angeles area cannabis delivery. We outline these business activities below.

Relative to cultivation, via our acquisition of Lemon Glow Company, outlined below, we plan to be highly selective on the types of cannabis cultivated at the site once permits are issued and permission granted to begin our cultivation efforts. Competition relative to outdoor cannabis cultivation, a still-active black market, and a complex regulatory environment has resulted in many cannabis cultivators struggling to produce profits. Due to these factors, we plan to cultivate unique or less common cannabis strains at the property, as we believe such strains will be more marketable due to lesser competition. Additionally, we plan to explore the cultivation of exotic strains of cannabis that produce higher percentages of minor cannabinoids, such as Tetrahydrocannabivarin (THC-V).

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Our plans include growing cannabis varieties to be utilized for freezing immediately upon harvest. We believe the “Fresh Frozen” approach could yield our Company superior margins and potentially long-term supply agreements with cannabis processors and manufacturers. At this time, our plans to cultivate for the Fresh Frozen market and to cultivate exotic strains are in the early stages, and no such activities are currently taking place.

Our current cannabis investments and operations for cannabis delivery in the Sacramento and Los Angeles areas are as follows:

Los Angeles Area — NUG Avenue, Inc. Investment

On February 8, 2021, we became a majority owner of NUG Avenue, Inc., a California corporation (“NUG Avenue”), which operates a licensed and regulated cannabis delivery service out of Lynwood, California, serving the greater Los Angeles Metropolitan area (the “Lynwood Operations”). The Company currently owns a majority stake of seventy percent (70%) of NUG Avenue’s Lynwood Operations and holds first rights of refusal on NUG Avenue’s business expansion relative to the cannabis marketplace. By way of our capital injection made into NUG Avenue and via our 70% ownership position, we consolidate and recognize 100% of the revenues and 70% of profits or loss generated by NUG Ave for its Lynwood Operations.

Sacramento Area — Indigo Dye Group Corp. Budcars Investment

In February 2020, the Company entered into an agreement with Indigo Dye Group Corp. (“Indigo”) to acquire a 40% stake in the Budcars Brand and in the Sacramento delivery operations. Under the terms of the agreement with Indigo, Sugarmade acquired an option to purchase an additional 30% interest in Budcars. Upon exercise of this option, the Company would acquire a controlling interest in Indigo. As of December 31, 2021, the option has not yet been exercised and the Company’s stake in Budcars remained at 40%. The Company is not likely at this time to exercise its option to acquire the additional 30% interest in Indigo. In addition, the Company is no longer involved in day-to-day operations of Indigo and, going forward, the Company intends to pursue cannabis delivery independent of Indigo and Budcars.

As of October 1, 2020, the Company ceased to have control over the day-to-day business of Indigo, and it was deconsolidated and recorded as an investment in nonconsolidated affiliate at its $505,449 estimated fair value and changed to equity method of accounting. Pursuant to the terms of the Indigo agreement, if the Company determines, in its discretion not to continue to make full monthly payments, its 40% ownership interest in Indigo will be decreased according to the terms of the agreement with Indigo. As of December 31, 2020, the Company held approximately 32% of the ownership of Indigo because it reduced its monthly payments. As of December 31, 2021, the Company recorded equity method investment in affiliates at $380,660, net with $60,747 loss from equity method investment.

Cannabis Cultivation – Lemon Glow Company, Inc. Acquisition

On May 12, 2021, Sugarmade entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) by and between Lemon Glow Company, Inc., a California corporation (“Lemon Glow”), Carnaby Spot Bay Corp, a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Ryan Santiago (the “Shareholder Representative”), pursuant to which, on May 25, 2021 and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into Lemon Glow, with Lemon Glow being the surviving corporation (the “Merger”). As a result of the Merger, Lemon Glow became a wholly owned subsidiary of the Company.

On October 28, 2021, Lemon Glow obtained a conditional Use Permit (UP) number from the Community Development Department of the Lake County, California, which the Company believes is an important early step towards the conditional Use Permit (UP) for commercial cannabis cultivation on the property that was acquired in the Lemon Glow merger. The issuance of the Conditional Use Permit (UP) number by the Lake County allows the Company to proceed with the state cannabis cultivation license application, and apply for certain other permits, such as from the Department of Cannabis Control, Department of Food and Agriculture, Department of Pesticide Regulation, Department of Fish and Wildlife, The State Water Resources Control Board, Board of Forestry and Fire Protection, Central Valley or North Coast Regional Water Quality Control Board, Department of Public Health, and Department of Consumer Affairs, as may be required. The Company intends to pursue full approval by the California and Lake County regulators to cultivate cannabis on up to thirty-two (32) acres out of the six-hundred-forty (640) acres acquired in the Lemon Glow merger.

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While our Company is working diligently to satisfy the requirements of Lake County, California to allow the Company to cultivate cannabis at the Lemon Glow site, at this time, we do not have permits allowing us to cultivate cannabis in Lake County. Although we are optimistic that we will be able to obtain the required clearances to cultivate cannabis, there can be no assurance that any permits will ever be issued.

Sugarmade is committed to working diligently to satisfy the conditions required by the Lake County, California to allow the Company to cultivate cannabis. We intend to begin cultivating, with funding from Dutchess, after necessary licenses and permits are issued. All of the license and permit applications we have submitted are currently pending approval.

On January 24, 2022, we announced that we entered into a Letter of Intent with GenCann, Inc., the exclusive licensor of a group of cannabis chemovars that are rich in Tetrahydrocannabivarin (THC-V). However, the parties were unable to reach a definitive licensing agreement. The Letter of Intent terminated without penalty to either party on March 14, 2022. We intend to explore other strategic business partners for licensing other THC chemovars.

Our auditors, L&L CPAs, have indicated in their report on the Company’s financial statements for the fiscal year ended June 30, 2021, that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations and substantial decline in our working capital. For the fiscal year ended June 30, 2021, we incurred an operating loss of $5,926,134. For the fiscal year ended June 30, 2020, we incurred an operating loss of $21,534,571. At June 30, 2021, we had an accumulated deficit of $74,364,466. As of December 31, 2021, our Company had cash balance of $63,375, current assets totaling $2,185,432 and total assets of $18,191,627. We had current and total liabilities totaling $9,811,412 and $15,986,793, respectively. As of December 31, 2021, stockholders’ equity totaled $2,204,843. Although we have generated revenues, they are insufficient to make the Company profitable. Our business strategy includes increased spending in order to expand our business and ultimately vertically integrate in the cannabis market. There is no assurance we will succeed or be able to increase revenues from increased spending. There is no assurance that we will achieve positive cash flow or that our business will be profitable. Furthermore, if we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

Our principal office is located at 750 Royal Oaks Dr., Suite 108, Monrovia, California 91016, and our phone number is (888) 982-1628. Our corporate website address is www.sugarmade.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Prospectus.

Reverse Stock Split and Increase in Authorized Shares of Common Stock

A definitive Information Statement on Schedule 14C was filed with the Securities and Exchange Commission on February 4, 2022, informing shareholders of a reverse stock split of our common stock at a ratio of 1-for-200, with fractional shares rounded up to the next higher whole share (the “Reverse Stock Split”). The Reverse Stock Split is subject to clearance by the Financial Industry Regulatory Authority (“FINRA”), which is pending, and the Company will not effect the Reverse Stock Split until it is cleared by FINRA. The Board retains the authority to abandon the Reverse Stock Split for any reason at any time prior to effecting the Reverse Stock Split. The Information Statement also informed shareholders that the number of authorized shares of our common stock would be increased from 10,000,000,000 to 20,000,000,000. On March 2, 2022, we filed a Certificate of Amendment to our Certificate of Incorporation in Delaware which increased the total number of authorized shares that the Company has the authority to issue to 20,010,000,000, of which 20,000,000,000 are designated as common stock, par value $0.001 per share, and 10,000,000 of which are designated as preferred stock, par value $0.001 per share.

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Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those described in the “Risk Factors” section beginning on page 18 and elsewhere in this Prospectus. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	The report of our independent registered public accounting firm expresses substantial doubt about the Company’s ability to continue as a going concern.
●	We are a holding company, and our principal assets are held by subsidiaries, and accordingly we are dependent upon distributions from such operating subsidiaries to pay taxes and other expenses.
●	We may fail to successfully execute our business plan.
●	Our CEO, Jimmy Chan, will hold in excess of 50% of the voting power of our capital stock for the foreseeable future, including after this offering.
●	Our acquisition strategy creates risks for our business.
●	We may have difficulties integrating acquisitions or identifying new acquisitions.
●	We may not be able to effectively manage our growth and the increased complexity of our business, which could negatively impact our brand and financial performance.
●	We may need additional capital in the future, which could dilute the ownership of current shareholders or we may be unable to secure additional funding in the future or to obtain such funding on favorable terms.
●	Profitability may not be realized.
●	We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.
●	Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19 outbreak.
●	We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.
●	Despite the Dutchess financing, we may not have sufficient cash on hand.
●	We may suffer from lack of availability of additional funds.
●	Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.
●	We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.
●	The commercial success of our products is dependent, in part, on factors outside our control. The success of our new and existing products and services is uncertain.
●	Third-party suppliers could fail to fulfill our orders for parts used to assemble our products, which would disrupt our business, increase our costs, harm our reputation, and potentially cause us to lose our market.
●	Even if we expand our customer base, there is no assurance that we will continue to make a profit.
●	Our management team’s attention may be diverted by acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.
●	Economic conditions or changing consumer preferences could adversely impact our business.
●	We may be unable to scale our operations successfully. Even if we are able to expand our business operations, we may be unable to successfully manage our future growth.
●	Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.
●	If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.
●	Our business may suffer if we are unable to attract or retain talented personnel.
●	The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.

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●	If we fail to maintain satisfactory relationships with our larger customers, our business may be harmed.
●	Management of growth will be necessary for us to be competitive.
●	We import many of our products from Asian countries, including the People’s Republic of China. Disruptions or a change in the tariff situation may negatively affect our business.
●	Our business, financial condition and results of operations may be materially adversely affected by global military and/or cyber conflict, including Russia’s invasion of the Ukraine.
●	If product liability lawsuits are successfully brought against us, we will incur substantial liabilities.
●	We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.
●	We could become involved in claims or litigations that may result in adverse outcomes.
●	The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.
●	Laws and regulations affecting our industry to be developed under the Farm Bill are in development.
●	U.S. Federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenue, or we may be found to be violating the Controlled Substances Act or other U.S. federal, state, or foreign laws.
●	The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.
●	We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services and manage our cash flows.
●	We are subject to certain federal regulations relating to cash reporting.
●	Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.
●	Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.
●	Changes within the cannabis industry may adversely affect our financial performance.
●	We are subject to certain tax risks and treatments that could negatively impact our results of operations.
●	The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them and advantage in developing and marketing products similar to ours or make our products obsolete.
●	We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business.
●	There is limited long-term data with respect to the efficacy, side effects and safety of our products and future clinical research studies on the effects of cannabis, hemp and cannabinoids and cannabis-based products may lead to conclusions that dispute or conflict with our understanding and belief regarding their benefits, viability, safety, efficacy, dosing and social acceptance.
●	We may need additional capital that will dilute the ownership interest of investors.
●	We have the ability to issue additional shares of our shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.
●	Our shares of Common Stock qualify as a penny stock. As such, we are subject to the risks associated with “penny stocks”. Regulations relating to “penny stocks” limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.
●	FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.
●	Costs and expenses of being a reporting company under the Exchange Act may be burdensome and prevent us from achieving profitability.
●	The trading market for our common stock is limited.
●	We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.
●	If we fail to establish or maintain effective internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may, therefore, be adversely impacted.

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●	The market price of our common stock may be volatile and may be affected by market conditions beyond our control. The market price of our common stock is subject to significant fluctuations in response to many factors.
●	Our common stock has been in the past, and may be in the future, a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”
●	If we fail to establish or maintain effective internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may, therefore, be adversely impacted.
●	We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed, and the price of our securities could decline.
●	The Selling Securityholder may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.
●	Shares eligible for future sale may adversely affect the market.
●	Substantial future sales of shares of our common stock could cause the market price of our Common Stock to decline.
●	Fiduciaries investing the assets of a trust or pension, or profit-sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.
●	Provisions of our articles of incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.
●	We do not expect to pay dividends in the foreseeable future.
●	Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.
●	Being a public company results in additional expenses, diverts management’s attention, and could also adversely affect our ability to attract and retain qualified directors.

In addition, our management has concluded that its historical recurring losses from operations and negative cash flows from operations as well as its dependence on securing private equity and other financings raise substantial doubt about its ability to continue as a going concern and the auditor of Sugarmade has included an explanatory paragraph relating to its ability to continue as a going concern in its audit report for the fiscal years ended June 30, 2021 and June 30, 2020.

Summary of the Common Stock Purchase Agreement and Registration Rights Agreement with Dutchess Capital Growth Fund LP

The Company and Dutchess are parties to a purchase agreement pursuant to which Dutchess is committed to purchase up to $10,000,000 of shares of our Common Stock over a 36-month term (the “Commitment”), subject to the terms and conditions contained therein (the “Purchase Agreement”). Of the Commitment, the Company may issue up to 2,237,671,552 shares of common stock, par value $0.001 (“Common Stock”) to Dutchess for resale by Dutchess pursuant to this the registration statement of which this Prospectus is a part (the “Registration Statement”). We may file additional registration statements to allow the Company to draw on the full Commitment amount after the date of this Offering, in accordance with SEC rules and regulations and the terms and conditions of the Purchase Agreement.

On January 6, 2022, the Company entered into the Purchase Agreement with Dutchess providing for an equity financing facility (the “Equity Line”). The Purchase Agreement provides that upon the terms and subject to the conditions in the Purchase Agreement, Dutchess is committed to purchase up to $10,000,000 of shares of the Company’s common stock over the 36-month term of the Purchase Agreement (the “Term”), which Term commences immediately following the initial date of effectiveness of the Registration Statement referenced below (the “Total Commitment”).

Under the terms of the Purchase Agreement, Dutchess will not be obligated to purchase shares of common stock unless and until certain conditions are met, including but not limited to the registration statement of which this prospectus is a part becoming effective which registers Dutchess’ resale of any common stock purchased by Dutchess under the Equity Line. The Purchase Agreement obligates the Company to file the Registration Statement within 45 business days of January 6, 2022; provided, however, Dutchess must be provided with a reasonable opportunity to review and comment upon such Registration Statement.

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From time to time during the Term, the Company, in its sole discretion, may provide Dutchess with one or more drawdown notices (each, a “Drawdown Notice”), to purchase a specified number of shares of common stock (“Drawdown Notice Shares”), subject to the limitations discussed below. The actual amount of proceeds the Company will receive pursuant to each Drawdown Notice (the “Investment Amount”) is to be determined by multiplying the number of Drawdown Notice Shares by 93% of the lowest traded price of the common stock during the five business days prior to the Closing Date. Closing Date shall mean the date that is eight business days after the Clearing Date. Clearing Date shall mean the first business day that the Dutchess holds the Drawdown Notice Shares in its brokerage account and is eligible to trade the shares.

The maximum number of shares of common stock to be purchased pursuant to any single Drawdown Notice cannot exceed the lesser of (i) $250,000; (ii) 200% of the average daily traded value of the Drawdown Notice Shares during the five days immediately preceding the Drawdown Notice date; or (iii) that number of shares that would cause Dutchess to beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately prior to the issuance of the Drawdown Notice Shares (the “Ownership Limit”).

In order to deliver a Drawdown Notice and sell Drawdown Notice Shares to Dutchess, certain conditions set forth in the Purchase Agreement must be met, including: (a) the representations and warranties of the Company shall be true and correct in all material respects as of the date of the Purchase Agreement and the applicable closing date; (b) since the date of the Company’s most recent filing with the Securities and Exchange Commission (the “SEC”), no event that had or is reasonably likely to have a material adverse effect has occurred; (c) the Company has no knowledge of an event it reasonably deems more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective within 15 days following the delivery of the Drawdown Notice; and (d) the Company shall have performed, satisfied and complied in all material respects its obligations under the Purchase Agreement. Notwithstanding the forgoing, the Company shall not issue any Drawdown Notice Shares if the issuance of such shares would exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of the principal market upon which the common stock trades, or if the issuance would violate such principal market’s shareholder approval requirements or if the issuance would violate the Ownership Limit.

The Purchase Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) the end of the 36-month Term; (ii) the date that the Company sells and Dutchess purchases the Total Commitment amount; (iii) the date that the Registration Statement is no longer effective; or (iv) the occurrence of certain specified insolvency or bankruptcy-related events. The Company may terminate the Purchase Agreement at any time by written notice to Dutchess in the event of a material breach of the agreement by Dutchess.

The Purchase Agreement also provides for mutual cross-indemnification of the parties and their affiliates in the event that either party incurs losses, liabilities, obligations, claims, damages, liabilities, costs, and expenses resulting from a breach of representations, warranties, covenants, or agreements under the Purchase Agreement; an untrue or misleading statement or misleading omission in the Registration Statement or any preliminary or final prospectus pursuant thereto; or a violation or alleged violation of federal or state securities laws and regulations.

In connection with the Equity Line, the Company also entered into a Registration Rights Agreement, dated January 6, 2022, with Dutchess (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale all of the shares issuable in accordance with the Purchase Agreement in a Registration Statement to be filed with the SEC no later than 45 business days after January 6, 2022; provided, however, Dutchess must be provided with a reasonable opportunity to review and comment upon such Registration Statement. We are obligated under the Registration Rights Agreement to file the Form S-1 registration statement of which this prospectus is a part and subsequent amendments or new registration statements to cover all Drawdown Notice Shares. The expenses associated with such registration will be paid by us.

The Registration Rights Agreement provides for cross indemnification for certain liabilities, including the Company indemnifying Dutchess to the fullest extent permitted by law for claims arising from any untrue statement or alleged untrue statement of a material fact in the Form S-1 registration statement, which includes this prospectus, any new registration statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the common stock shares are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Rights Agreement also provides for equitable remedies for any breach of the agreement.

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The description of certain terms of the Purchase Agreement and the Registration Rights Agreement set forth above does not purport to be complete and is qualified in its entirety by the provisions of such agreements, attached to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2022, as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Securityholder may sell the shares of Common Stock described in this Prospectus in a number of different ways and at varying prices.

See “Selling Securityholder” beginning on page 80 for more information about the Purchase Agreement and the Commitment. See “Plan of Distribution” beginning on page 82 for more information about how the Selling Securityholder may sell the shares of Common Stock being registered pursuant to this Prospectus.

THE OFFERING

Securities being offered by the Selling Securityholder:	Up to 2,237,671,552 shares of Common Stock. Our Common Stock trades on OTC Market Group, Inc.’s Pink tier under the symbol “SGMD”. Our Common Stock is described in further detail in the section of this Prospectus titled “Description of Securities – Common Stock.”

Common Stock Outstanding Before the Offering:	9,975,425,266 Shares

Common Stock Outstanding After the Offering:	Up to 12,213,096,818 Shares

Offering Price per Share:	The Selling Securityholder may re-sell all or a portion of the Shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Preferred Stock:	The Company has three series of Preferred Stock authorized:

●	Preferred stock, $0.001 par value, 7,000,000 shares authorized, 0 shares issued outstanding at December 31, 2021;
●	Series B Preferred stock, $0.001 par value, 2,999,999 shares authorized, 2,541,500 shares issued outstanding at December 31, 2021; and
●	Series C Preferred stock, $0.001 par value, 1 share authorized, 1 and 1 shares issued outstanding at December 31, 2021, held by our CEO, Jimmy Chan.

Our Preferred Stock is discussed in greater detail under the preferred stock subsection of “Description of Securities,” beginning on page 78.

Voting Rights and Controlling Interest:

Holders of our Common Stock are entitled to one vote per share. The Series C Preferred share held by Mr. Chan has a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the Common Stock, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one. The Series C Preferred votes on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and votes together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series C Preferred is issued and outstanding. Accordingly, Mr. Chan holds 52.15% of the Company’s voting power, principally due to his ownership of the Series C Preferred share.

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Use of Proceeds:	We will not receive any of the proceeds from the Selling Securityholders sales of our stock. We will receive proceeds from the sale of Shares to Dutchess under the Purchase Agreement. While we retain broad discretion on the use of proceeds, we intend to use such proceeds to fund our acquisition plan to become vertically integrated, and for working capital and general operational needs. The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, market conditions. In addition, we may use a portion of any net proceeds to acquire complementary businesses; however, we do not have plans for any acquisitions at this time. See “Use of Proceeds.”

OTC Markets Symbol:	Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “SGMD”.

Plan of Distribution:

Dutchess may, from time to time, sell any or all of the Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

For further information, see “Plan of Distribution” beginning on page 82.

Risk Factors:	You should read the “Risk Factors” section of this Prospectus and the other information in this Prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following table presents the Company’s selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for both periods and the balance sheet data as of June 30, 2021 and June 30, 2020 are derived from the Company’s audited financial statements. The summary historical financial data for the six months ended December 31, 2021 and December 31, 2020 and the balance sheet data as of December 31, 2021 and December 31, 2020 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

16

	For the Fiscal Year Ended June 30, 2021 (audited)		For the Year Ended June 30, 2020 (audited)

Statement of Operations Data
Revenues, net		$3,979,049		$4,362,585
Cost of goods sold		$2,153,311		$2,851,940
Gross margin		$1,825,738		$1,510,645
Operating expense		$5,767,335		$13,636,221
Loss from operations		$(3,941,597)		$(12,125,576)
	$		$

Balance Sheet Data (at period end)
Cash and Cash Equivalents		$1,396,944		$441,004
Total Current Assets		$4,151,909		$1,912,659
Total Current Liabilities		$8,815,251		$11,680,260
Working Capital (Deficit)		$(4,663,342)		$(9,767,601)
Total Stockholder Equity (Deficiency)		$4,770,218		$(9,138,873)
Total Liabilities and Stockholders’ Equity (Deficiency)		$19,432,951		$3,507,062

(1)	Shares issuable upon conversion of the convertible debts and exercising of warrants were excluded in calculation loss per share.
(2)	Working capital represents total current assets less total current liabilities.

	For the Six Months Ended December 31, 2021 (unaudited)	For the Six Months Ended December 31, 2020 (unaudited)

Statement of Operations Data
Total revenues	$2,404,606	$2,446,979
Total operating expenses	$3,993,315	$1,272,429
Loss before income taxes	$(2,437,521)	$(1,445,170)
Income tax expense	$800	$800
Net income (loss)	$(4,452,203)	$(375,189)
Basic and diluted net loss per share (1)	$(0.00)	$(0.00)

Balance Sheet Data (at period end)
Cash and cash equivalents	$63,375	$360,550
Working capital (deficit) (2)	$(7,625,980)	$(6,124,774)
Total assets	$18,191,627	$3,995,463
Total liabilities	$15,986,793	$9,236,534
Stockholders’ equity (deficit)	$2,204,834	$(5,241,070)

(1)	Shares issuable upon conversion of the convertible debts and exercising of warrants were excluded in calculation loss per share.
(2)	Working capital represents total current assets less total current liabilities.

17

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common stock shares and warrants. Refer to “Cautionary Statement Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	The report of our independent registered public accounting firm expresses substantial doubt about the Company’s ability to continue as a going concern.
●	We are a holding company, and our principal assets are held by subsidiaries, and accordingly we are dependent upon distributions from such operating subsidiaries to pay taxes and other expenses.
●	We may fail to successfully execute our business plan.
●	Our CEO, Jimmy Chan, will hold in excess of 50% of the voting power of our capital stock for the foreseeable future, including after this offering.
●	Our acquisition strategy creates risks for our business.
●	We may have difficulties integrating acquisitions or identifying new acquisitions.
●	We may not be able to effectively manage our growth and the increased complexity of our business, which could negatively impact our brand and financial performance.
●	We may need additional capital in the future, which could dilute the ownership of current shareholders or we may be unable to secure additional funding in the future or to obtain such funding on favorable terms.
●	Profitability may not be realized.
●	We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.
●	Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19 outbreak.
●	We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.
●	Despite the Dutchess financing, we may not have sufficient cash on hand.
●	We may suffer from lack of availability of additional funds.
●	Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.
●	We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.
●	The commercial success of our products is dependent, in part, on factors outside our control. The success of our new and existing products and services is uncertain.
●	Third-party suppliers could fail to fulfill our orders for parts used to assemble our products, which would disrupt our business, increase our costs, harm our reputation, and potentially cause us to lose our market.
●	Even if we expand our customer base, there is no assurance that we will continue to make a profit.
●	Our management team’s attention may be diverted by acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.
●	Economic conditions or changing consumer preferences could adversely impact our business.
●	We may be unable to scale our operations successfully. Even if we are able to expand our business operations, we may be unable to successfully manage our future growth.
●	Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.
●	If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.
●	Our business may suffer if we are unable to attract or retain talented personnel.
●	The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.
●	If we fail to maintain satisfactory relationships with our larger customers, our business may be harmed.
●	Management of growth will be necessary for us to be competitive.

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●	We import many of our products from Asian countries, including the People’s Republic of China. Disruptions or a change in the tariff situation may negatively affect our business.
●	Our business, financial condition and results of operations may be materially adversely affected by global military and/or cyber conflict, including Russia’s invasion of the Ukraine.
●	If product liability lawsuits are successfully brought against us, we will incur substantial liabilities.
●	We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.
●	We could become involved in claims or litigations that may result in adverse outcomes.
●	The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.
●	Laws and regulations affecting our industry to be developed under the Farm Bill are in development.
●	U.S. Federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenue, or we may be found to be violating the Controlled Substances Act or other U.S. federal, state, or foreign laws.
●	The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.
●	We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services and manage our cash flows.
●	We are subject to certain federal regulations relating to cash reporting.
●	Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.
●	Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.
●	Changes within the cannabis industry may adversely affect our financial performance.
●	We are subject to certain tax risks and treatments that could negatively impact our results of operations.
●	The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them and advantage in developing and marketing products similar to ours or make our products obsolete.
●	We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business.
●	There is limited long-term data with respect to the efficacy, side effects and safety of our products and future clinical research studies on the effects of cannabis, hemp and cannabinoids and cannabis-based products may lead to conclusions that dispute or conflict with our understanding and belief regarding their benefits, viability, safety, efficacy, dosing and social acceptance.
●	We may need additional capital that will dilute the ownership interest of investors.
●	We have the ability to issue additional shares of our shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.
●	Our shares of Common Stock qualify as a penny stock. As such, we are subject to the risks associated with “penny stocks”. Regulations relating to “penny stocks” limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.
●	FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.
●	Costs and expenses of being a reporting company under the Exchange Act may be burdensome and prevent us from achieving profitability.
●	The trading market for our common stock is limited.
●	We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.
●	If we fail to establish or maintain effective internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may, therefore, be adversely impacted.
●	The market price of our common stock may be volatile and may be affected by market conditions beyond our control. The market price of our common stock is subject to significant fluctuations in response to many factors.

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●	Our common stock has been in the past, and may be in the future, a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”
●	If we fail to establish or maintain effective internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may, therefore, be adversely impacted.
●	We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed, and the price of our securities could decline.
●	The Selling Securityholder may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.
●	Shares eligible for future sale may adversely affect the market.
●	Substantial future sales of shares of our common stock could cause the market price of our Common Stock to decline.
●	Fiduciaries investing the assets of a trust or pension, or profit-sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.
●	Provisions of our articles of incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.
●	We do not expect to pay dividends in the foreseeable future.
●	Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.
●	Being a public company results in additional expenses, diverts management’s attention, and could also adversely affect our ability to attract and retain qualified directors.

RISKS RELATED TO OUR BUSINESS

The report of our independent registered public accounting firm expresses substantial doubt about the Company’s ability to continue as a going concern.

The report of our independent registered public accounting firm expresses substantial doubt about the Company’s ability to continue as a going concern. Our auditors, L&L CPAs, have indicated in their report on the Company’s financial statements for the fiscal year ended June 30, 2021, that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations and substantial decline in our working capital. A “going concern” opinion could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. Our ability to continue as a going concern will depend upon the availability and terms of future funding, continued growth, improved operating margins and our ability to profitably meet service commitments. If we are unable to achieve these goals, our business would be jeopardized and the Company may not be able to continue. If we ceased operations, it is likely that all of our investors would lose their investment.

We are a holding company, and our principal assets are held by subsidiaries, and accordingly we are dependent upon distributions from such operating subsidiaries to pay taxes and other expenses.

We are a holding company, and our principal assets are held by subsidiaries. Accordingly, we are dependent upon distributions from our operating subsidiaries to pay taxes and other expenses. If our operating subsidiaries do not generate sufficient revenues such that they can provide distributions to us, we may be unable to pay our taxes and other expenses which would have a materially adverse effect on our business operations and our Company as a whole.

We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

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Our CEO, Jimmy Chan, will hold in excess of 50% of the voting power of our capital stock for the foreseeable future, including after this offering. If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

Jimmy Chan, our CEO, will continue to control in excess of 50% of the voting power of our outstanding capital stock for at least as long as he continues to hold the Series C Preferred Stock. As a result, Mr. Chan will have majority voting power over all matters requiring stockholder votes, including: the election of directors; mergers, consolidations, and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.

This concentration of voting power may delay, deter or prevent acts that would be favored by our other stockholders. The interests of Mr. Chan may not always coincide with our interests or the interests of our other stockholders. This concentration of voting power may also have the effect of delaying, preventing or deterring a change in control of us. Also, Mr. Chan may seek to cause us to take courses of action that, in his judgment, could enhance his investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders, including investors in this offering. As a result, the market price of our common stock could decline, or our other stockholders might not receive a premium over the then-current market price of our common stock upon a change in control. In addition, this concentration of voting power may adversely affect the trading price of our common stock because investors may perceive disadvantages in owning shares in a company with significant stockholders.

Our acquisition strategy creates risks for our business.

We expect that we will pursue acquisitions of other businesses, assets, or technologies to grow our business. We may fail to identify attractive acquisition candidates, or we may be unable to reach acceptable terms for future acquisitions. We might not be able to raise enough cash to compete for attractive acquisition targets. If we are unable to complete acquisitions in the future, our ability to grow our business at our anticipated rate will be impaired.

We may pay for acquisitions by issuing additional shares of our common stock, which would dilute our shareholders, or by issuing debt, which could include terms that restrict our ability to operate our business or pursue other opportunities and subject us to meaningful debt service obligations. We may also use significant amounts of cash to complete acquisitions. To the extent that we complete acquisitions in the future, we likely will incur future depreciation and amortization expenses associated with the acquired assets. We may also record significant amounts of intangible assets, including goodwill, which could become impaired in the future. Acquisitions involve numerous other risks, including:

●	difficulties integrating the operations, technologies, services and personnel of the acquired companies;

●	challenges maintaining our internal standards, controls, procedures and policies;

●	diversion of management’s attention from other business concerns;

●	over-valuation by us of acquired companies;

●	litigation resulting from activities of the acquired company, including claims from terminated employees, customers, former shareholders and other third parties;

●	insufficient revenues to offset increased expenses associated with the acquisitions and unanticipated liabilities of the acquired companies;

●	insufficient indemnification or security from the selling parties for legal liabilities that we may assume in connection with our acquisitions;

●	entering markets in which we have no prior experience and may not succeed;

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●	risks associated with foreign acquisitions, such as communication and integration problems resulting from geographic dispersion and language and cultural differences, compliance with foreign laws and regulations and general economic or political conditions in other countries or regions;

●	potential loss of key employees of the acquired companies; and

●	impairment of relationships with clients and employees of the acquired companies or our clients and employees as a result of the integration of acquired operations and new management personnel.

We may have difficulties integrating acquisitions or identifying new acquisitions.

A major part of our strategy is to grow through acquisition. However, we may be unable to identify and consummate additional acquisitions or may be unable to successfully integrate and manage the product lines or businesses that we have recently acquired or may acquire in the future. In addition, we may be unable to achieve a substantial portion of any anticipated cost savings from acquisitions or other anticipated benefits in the timeframe we anticipate, or at all. Moreover, any acquired product lines or businesses may require a greater than anticipated amount of trade, promotional and capital spending. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies, personnel turnover and the diversion of management’s attention from other business concerns. Any inability by us to integrate and manage any product lines or businesses that we have recently acquired or may acquire in the future in a timely and efficient manner, any inability to achieve a substantial portion of any anticipated cost savings or other anticipated benefits from these acquisitions in the time frame we anticipate or any unanticipated required increases in trade, promotional or capital spending could adversely affect our business, consolidated financial condition, results of operations or liquidity. Moreover, future acquisitions by us could result in our incurring substantial additional indebtedness, being exposed to contingent liabilities or incurring the impairment of goodwill and other intangible assets, all of which could adversely affect our financial condition, results of operations and liquidity.

We may not be able to effectively manage our growth and the increased complexity of our business, which could negatively impact our brand and financial performance.

As we grow our business we may incur increasing costs, such as operating costs and marketing costs. If such expansion is not properly managed, it may adversely affect our financial and operating resources without achieving the desired effects.

As we only have a limited history of operating our business at its current scale, it is difficult to evaluate our current business and future prospects, including our ability to grow in the future. In addition, our costs and expenses may increase rapidly as we expand our business and continue to invest in our cannabis verticals to enhance our competitiveness. Continued growth could also strain our ability to maintain reliable service levels for our clients and customers, develop and improve our operational, financial, legal and management controls, and enhance our reporting systems and procedures. Our costs and expenses may grow faster than our revenues and may be greater than what we anticipate. If we are unable to generate adequate revenues and to manage our costs and expenses, we may continue to incur losses in the future and may not be able to achieve or subsequently maintain profitability. Managing our growth will require significant expenditures and the allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition could be harmed.

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We may need additional capital in the future, which could dilute the ownership of current shareholders or we may be unable to secure additional funding in the future or to obtain such funding on favorable terms.

Historically, we have raised equity capital, including debt convertible into equity capital, to support and expand our operations. To the extent that we raise additional equity capital, existing shareholders will experience a dilution in the voting power and ownership of their shares of Common Stock, and earnings per share, if any, would be negatively impacted. Our inability to use our equity securities to finance our operations could materially limit our growth. Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations. The amount and timing of such additional financing needs will vary principally depending on the timing of new product launches, investments and/or acquisitions, and the amount of cash flow from our operations. If our resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain a credit facility. If our cash flow from operations is insufficient to meet any debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us. Our failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on our growth prospects and our business, financial condition and results of operations.

Profitability may not be realized.

Our business strategy may result in increased volatility of revenues, loses and/or earnings. As we will only develop a limited number of products at a time, our overall success will depend on a limited number of products, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.
●	Our ability to source strong opportunities with sufficient risk adjusted returns.
●	Our ability to manage our capital and liquidity requirements based on changing market conditions.
●	The amount and timing of operating and other costs and expenses.
●	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of business initiatives in the hydroponic sector are new and are only in early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19 outbreak.

Outbreaks of epidemic, pandemic, or contagious diseases such as COVID-19, could have an adverse effect on our business, financial condition, and results of operations. The spread of COVID-19 from China to other countries has resulted in the World Health Organization declaring the outbreak of COVID-19 as a global pandemic. The slow-down in the global economy and the reduced levels of international and domestic travel experienced since the beginning of January would affect our business adversely. The Any resulting financial impact cannot be reasonably estimated at this time. The extent to which the COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions taken globally to contain the coronavirus or treat its impact, among others. Existing insurance coverage may not provide protection for all costs that may arise from all such possible events. We are still assessing our business operations and the impact COVID-19 may have on our results and financial condition, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular.

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We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain more customers or increase sales to our existing customers, there is no guarantee we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. If we cannot operate profitably, we may have to suspend or cease operations.

For the fiscal year ended June 30, 2021 we incurred an operating loss of $5,926,134. For the fiscal year ended June 30, 2020, we incurred an operating loss of $21,534,571. At June 30, 2021 we had an accumulated deficit of $74,364,466. As of December 31, 2021, our Company had cash balance of $63,375, current assets totaling $2,185,432 and total assets of $18,191,627. We had current and total liabilities totaling $9,811,412 and $15,986,793, respectively. As of December 31, 2021, stockholders’ equity totaled $2,204,843. Although we have generated revenues, they are insufficient to make the Company profitable. We plan to increase our expenses associated with the development of our business. There is no assurance we will be able to derive revenues from the development of our business to successfully achieve positive cash flow or that our business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We do not have sufficient cash on hand.

We expect to continue to commit significant resources and capital to develop and market existing and new products, services and enhancements. These products and services are relatively untested, and there is no assurance that we will achieve market acceptance for these products and services, or other new products and services that we may offer in the future. Moreover, these and other new products and services may face significant competition with new and existing competitors. In addition, new products, services and enhancements may pose a variety of technical challenges and require us to attract additional qualified employees. The failure to successfully develop and market these new products, services or enhancements could seriously harm our business, financial condition and results of operations. In addition, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. Moreover, if we fail to accurately project demand for our new or existing products, we may encounter problems of overproduction or underproduction which would materially and adversely affect our business, financial condition and results of operations, as well as damage our reputation and brand.

We may suffer from lack of availability of additional funds.

We expect to have ongoing needs for working capital in order to fund operations and to continue to expand our operations. To that end, we will be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital on favorable terms, if at all. If we are successful, whether the terms are favorable or unfavorable, there is a potential that we will fail to comply with the terms of such financing, which could result in severe liability for our Company. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations altogether. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

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In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences to you as a stockholder. For example, it could:

●	make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the senior secured credit facility and the senior subordinated note;

●	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	place us at a competitive disadvantage compared to our competitors that have less debt; and

●	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.

We rely on technology, such as our information systems and social media platforms, to conduct our business. This technology is vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners and vendors, or from attacks by malicious third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives and expertise, including organized criminal groups, “hacktivists,” nation states and others. The techniques used to breach security safeguards evolve rapidly, and they may be difficult to detect for an extended period of time, and the measures we take to safeguard our technology may not adequately prevent such incidents.

While we have taken steps to protect our confidential and personal information and invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information. Such incidents could adversely affect our business operations, reputation and client relationships. Any such breach would require us to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including the payment of fines. Although we maintain an insurance policy that covers data security, privacy liability and cyber-attacks, our insurance may not be adequate to cover losses arising from breaches or attacks on our systems. We also may be required to notify regulators about any actual or perceived personal data breach as well as the individuals who are affected by the incident within strict time periods.

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In addition, our use of social media presents the potential for further vulnerabilities. For instance, we may be subject to boycotts, spam, spyware, ransomware, phishing and social engineering, viruses, worms, malware, DDOS attacks, password attacks, man-in-the-middle attacks, cybersquatting, impersonation of employees or officers, abuse of comments and message boards, fake reviews, doxing and swatting. While we have internal policies in place to protect against these vulnerabilities, we can make no assurances that we will not be adversely affected should one of these events occur.

The commercial success of our products is dependent, in part, on factors outside our control. The success of our new and existing products and services is uncertain.

The commercial success of our products is dependent upon unpredictable and volatile factors beyond our control, such as the success of our competitors’ products. Our failure to attract market acceptance and a sustainable competitive advantage over our competitors would materially harm our business.

We expect to continue to commit significant resources and capital to develop and market existing and new products, services and enhancements. These products and services are relatively untested, and there is no assurance that we will achieve market acceptance for these products and services, or other new products and services that we may offer in the future. Moreover, these and other new products and services may face significant competition with new and existing competitors. In addition, new products, services and enhancements may pose a variety of technical challenges and require us to attract additional qualified employees. The failure to successfully develop and market these new products, services or enhancements could seriously harm our business, financial condition and results of operations. In addition, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. Moreover, if we fail to accurately project demand for our new or existing products, we may encounter problems of overproduction or underproduction which would materially and adversely affect our business, financial condition and results of operations, as well as damage our reputation and brand.

Third-party suppliers could fail to fulfill our orders for parts used to assemble our products, which would disrupt our business, increase our costs, harm our reputation, and potentially cause us to lose our market.

We depend on international third-party suppliers, including in The People’s Republic of China, for materials used to assemble our products. Changing federal tariffs could adversely affect our international third-party suppliers. We cannot predict the nature of any future tariffs, laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our suppliers and our business. These suppliers could increase prices to us, fail to produce products to our specifications or in a workmanlike manner and may not deliver the material or products on a timely basis. Our suppliers may also have to obtain inventories of the necessary parts and tools for production. Any change in our suppliers’ approach to tariffs or resolving production issues could disrupt our ability to fulfill orders and could also disrupt our business due to delays in finding new suppliers, providing specifications and testing initial production. Such disruptions in our business and/or delays in fulfilling orders would materially and adversely affect our business, financial condition and results of operations, as well as damage our reputation and brand.

Our business, financial condition, and results of operations may be materially adversely affected by global military and/or cyber conflict, including Russia’s invasion of the Ukraine.

Russia launched a large-scale military invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting multi-national sanctions, potential for global cyber conflict, and potential future financial market disruptions, both in the region and globally, are impossible to predict; the consequences resulting therefrom could cause a materially adverse effect on our business, financial condition, and results of operation with little or no warning. For example, it may become difficult or impossible to import products, supplies and other equipment from Asian countries, including China. In the event that these possible logistical problems or other adverse economic conditions have ripple effects throughout the world and impact our operations and/or the market for our products, our business, financial condition and results of operations may be materially adversely affected.

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Even if we expand our customer base, there is no assurance that we will continue to make a profit.

Our revenue growth has been derived from the sale of our products. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance of our products and expanding our customer base. There can be no assurance that customers will purchase our products or that we will continue to expand our customer base. If we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy. Even if we obtain more customers, there is no guarantee that we will be able to continue to generate a profit. Because we have limited capital, we may be required to limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. If we cannot market our new and existing products and services profitably, we may have to limit or suspend or cease operations.

Our management team’s attention may be diverted by acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.

Mergers and acquisitions are time intensive, requiring significant commitment of our management team’s focus and resources. If our management team spends too much time focused on acquisitions or on potential acquisition targets, our management team may not have sufficient time to focus on our existing business and operations. This diversion of attention could have material and adverse consequences on our operations and our ability to be profitable.

Economic conditions or changing consumer preferences could adversely impact our business.

A downturn in economic conditions in one or more of the Company’s markets could have a material adverse effect on our results of operations, financial condition, business and prospects. Although we attempt to stay informed of government and customer trends, any sustained failure to identify and respond to trends could have a material adverse effect on our results of operations, financial condition, business and prospects.

We may be unable to scale our operations successfully. Even if we are able to expand our business operations, we may be unable to successfully manage our future growth.

If we are able to continue expanding our operations, we may experience periods of rapid growth that will require additional resources. Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals. In addition, we will need to expand the scope of our infrastructure and develop further physical resources. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with the business objectives could have a material adverse effect on our business and results of operations.

Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. We plan to expand our product, sales, administrative and marketing operations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise, and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention.

If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

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Our future success depends, in part, on our ability to expand our product and service offerings. To that end we have engaged in the process of identifying new product opportunities to provide additional products and related services to our customers. The processes of identifying and commercializing new products is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging trends, our business could be harmed. We have already and may have to continue to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products depends on several factors, including proper new product definition, timely completion, and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify additional new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of Management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of Management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

The loss of key management personnel could adversely affect our business.

The loss of one or more of our key employees could significantly harm our business. We depend on the continued services of our CEO, Jimmy Chan, and other employees as they work closely with independent associate leaders and are responsible for our day-to-day operations. Our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have not entered into employment agreements with our senior management team, and do not believe that any of them are planning to leave or retire in the near term, we cannot assure you that our senior managers will remain with us. The loss or limitation of the services of any of our executive officers or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

Changes in management or personnel have the potential to disrupt our operations due to the operational and administrative inefficiencies, added costs, increased likelihood of turnover, and the loss of personnel with vital institutional knowledge, experience and expertise, which could result in significant disruptions to our operations. In addition, we must successfully integrate any new executive leadership team members within our organization in order to achieve our operating objectives, and changes in key leadership positions may temporarily affect our financial performance and results of operations as new leadership becomes familiar with our business.

We may terminate any employee’s employment at any time, with or without cause, and any employee may resign at any time, with or without cause. We do not maintain any “key man” insurance for any employee, including our CEO.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.

Our business depends on attracting independent directors, executives and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our directors, officers and the company against to possible third-party claims. This is due to the significant lack availability of such policies in the cannabis industry at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

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If we fail to maintain satisfactory relationships with our larger customers, our business may be harmed.

We do not have and are unlikely to enter into long-term fixed quantity supply agreements with our customers. Due to competition or other factors, we could lose future business from our customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We import many of our products from Asian countries, including the People’s Republic of China. Disruptions or a change in the tariff situation may negatively affect our business.

Many of the products we market are manufactured in Asian countries and are then imported to our facilities in the United States and ultimately sold to our customers. There can be no assurance of the reliability of such channels and disruption would likely have a significant impact on our business operations, our ability to retain customers and on our ability to generate profits. A significant change in trade tariffs could also negatively affect our business operations.

If product liability lawsuits are successfully brought against us, we will incur substantial liabilities.

From time to time, we may receive complaints from customers regarding our goods and services. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. Liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. We may be in the chain of ownership when we supply or distributes products, and therefore is subject to the risk of being held legally responsible for such products. Given the nature of these products (including their relation to cannabis or for other reasons), these claims may not be subject to insurance coverage or covered by insurance policies. Any resulting litigation, regardless of the merits or eventual outcome, could decrease demand for our products, result in product recalls or withdrawals, be costly, divert management attention, result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any litigation or even negative publicity generated as a result of customer frustration or disagreement with the products or services could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of business initiatives in the hydroponic sector are new and are only in early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

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We could become involved in claims or litigations that may result in adverse outcomes.

From time-to-time we may be involved in a variety of claims or litigations. Such proceeding may initially be viewed as immaterial but could prove to be material. Litigations are inherently unpredictable and excessive verdicts do occur. Given the inherent uncertainties in litigation, even when we can reasonably estimate the amount of possible loss or range of loss and reasonably estimable loss contingencies, the actual outcome may change in the future due to new developments or changes in approach. In addition, such claims or litigations could involve significant expense and diversion of management’s attention and resources from other matters.

Risks of Government Action and Regulatory Uncertainty

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by states and the USDA, may materially limit our business depending upon the scope of the regulations.

Laws and regulations affecting our industry to be developed under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business. While we have not identified any direct liabilities or business issue relative to the above items, there can be no assurance that any such issues will not arise in the future. Thus, there can be no assurance the Company will not be subject to contingent liabilities in the future relative to the above.

U.S. Federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenue, or we may be found to be violating the Controlled Substances Act or other U.S. federal, state, or foreign laws.

The Company does have plans to cultivate, process, market or distribute cannabis or any products that contain cannabis, some of our customers do engage in such activities. Cannabis, as not strictly defined in the 2018 Farm Bill, is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis, as not strictly defined in the 2018 Farm Bill, has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

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At present, numerous states and the District of Columbia allow their citizens to use medical cannabis. Additionally, many states have approved legalization of cannabis, as not strictly defined in the 2018 Farm Bill, for adult recreational use. The laws of these states relative to cannabis as not strictly defined in the 2018 Farm Bill, are in conflict with the Federal Controlled Substances Act, which makes cannabis, as not strictly defined in the 2018 Farm Bill, use and possession illegal on a national level. If the federal government decides to enforce the Controlled Substances Act with respect to cannabis, as not strictly defined in the 2018 Farm Bill, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis, as not strictly defined in the 2018 Farm Bill, could be subject to fines and imprisonment. Any such change in the federal government’s enforcement of current federal laws will cause significant financial damage to us.

The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, as not strictly defined in the 2018 Farm Bill, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Risks Associated with Bank and Insurance Laws and Regulations

We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services and manage our cash flows.

Since the commerce in cannabis, as not strictly defined in the 2018 Farm Bill, is illegal under federal law, federally most chartered banks will not accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appears to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restriction to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition and results of operations.

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We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

Risk Associated with Our Industry

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the cannabis industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets. The paper industry has also experienced consolidation of producers and distribution channels. Further consolidation could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code of 1986, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them and advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

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We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing, products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar products and services. This competition could increase price competition and reduce anticipated profit margins.

There is limited long-term data with respect to the efficacy, side effects and safety of our products and future clinical research studies on the effects of cannabis, hemp and cannabinoids and cannabis-based products may lead to conclusions that dispute or conflict with our understanding and belief regarding their benefits, viability, safety, efficacy, dosing and social acceptance.

Research regarding the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, U.S. hemp or isolated cannabinoids (such as CBD and THC) in dietary supplements, food or cosmetic products remains in early stages. There have been relatively few clinical trials on the benefits of cannabis, U.S. hemp or isolated cannabinoids and there is limited long-term data with respect to efficacy, side effects and/or interaction of these substances with human or animal biochemistry. As a result, our products could have unexpected side effects or safety concerns, the discovery of which could lead to civil litigation, regulatory actions and even possibly criminal enforcement actions. In addition, if the products we sell do not or are not perceived to have the effects intended by the end user, this could have a material adverse effect on our business, financial condition and results of operations. Future research and clinical trials may cast doubt or disprove such currently held beliefs about cannabis, or could raise or heighten concerns regarding, and perceptions relating to, cannabis, U.S. hemp and cannabinoids, which could have a material adverse effect on the demand for our products with the potential to lead to a material adverse effect on our business, financial condition and results of operations. Given these risks, uncertainties and assumptions, undue reliance should not be placed on such literature. In particular, the FDA has raised several questions regarding the safety of CBD and gaps in the public scientific literature supporting the use of CBD by the general population.

RISKS RELATED TO OUR COMMON STOCK AND THE OFFERING

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. On March 2, 2022, we filed a Certificate of Amendment to our Certificate of Incorporation with Delaware increasing our number of authorized Common Stock shares to 20,000,000,000. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our shares of common stock, who may experience dilution of their ownership interest of our shares of Common Stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional shares of Common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our shares of Common Stock.

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We have the ability to issue additional shares of our shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 20,000,000,000 shares of Common Stock. The power of the Board of Directors to issue shares of Common Stock, preferred stock or warrants or options to purchase shares of Common Stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our shares of Common Stock, or shares of preferred stock that may be convertible into Common Stock, may have the effect of diluting your investment.

Our shares of Common Stock qualify as a penny stock. As such, we are subject to the risks associated with “penny stocks”. Regulations relating to “penny stocks” limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.

Our shares of Common Stock are deemed to be “penny stock” as that term is defined in Rule_3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 240.15g(c)2 promulgated under the Exchange Act require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our shares of Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares of Common Stock that are deemed to be “penny stock”.

Moreover, Regulation 240.15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our shares of Common Stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
●	excessive and undisclosed bid-ask differential and mark-ups by selling broker-dealers; and
●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

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Our Management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, Management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker- dealers to recommend that their customers buy our shares of Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares. FINRA requirements make it more difficult for our investor to deposit paper stock certificates or to clear our shares of Common Stock that are transferred electronically to brokerage accounts. There can be no assurances that our investors will be able to clear our shares for eventual resale.

Costs and expenses of being a reporting company under the Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we are subject to the reporting requirements of the Exchange Act, and parts of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”). We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

The trading market for our common stock is limited.

We are quoted on the OTC Markets Group’s OTC Pink market tier under the trading symbol “SGMD”. This may result in limited shareholder interest and hence lower prices for our common stock than might otherwise be obtained.

Our principal stockholders, executive officers and directors own a significant percentage of our common stock and will be able to exert a significant control over matters submitted to the stockholders for approval.

Our officers and directors, and stockholders who own more than 5% of our common stock beneficially own a significant percentage of our common stock. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. These stockholders, if they acted together, could significantly influence all matters requiring approval by the stockholders, including the election of directors. The interests of these stockholders may not always coincide with the interests of other stockholders.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

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If we fail to establish or maintain effective internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may, therefore, be adversely impacted.

As a public company, we are required to maintain internal control over financial reporting for each of our fiscal years and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting, provide a management report on the internal control over financial reporting, which must be attested to by our independent registered public accounting firm to the extent we decide not to avail ourselves of the exemptions provided under federal laws. Management has presently concluded that our internal control over financial reporting is not effective and has reported such conclusions in management’s report in the Company’s annual report on Form 10-K for the year ended June 30, 2021. In the event that the Company’s status with the SEC changes to that of an accelerated filer from a smaller reporting company, our independent registered public accounting firm will be required to attest to and report on our management’s assessment of the effectiveness of our internal control over financial reporting. Under such circumstances, even if our management concludes that our internal control over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment, or may issue a report that is qualified, if it is not satisfied with our controls, or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

Shareholders and investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, we could become subject to investigations by the Securities and Exchange Commission (the “SEC”), or other regulatory authorities, which could require additional financial and management resources and could damage our reputation and diminish the value of our brand name.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control. The market price of our common stock is subject to significant fluctuations in response to, among other factors:

●	variations in our operating results and market conditions specific to our business;
●	the emergence of new competitors or new technologies;
●	operating and market price performance of other companies that investors deem comparable;
●	changes in our Board or management;
●	sales or purchases of our common stock by insiders;
●	commencement of, or involvement in, litigation;
●	changes in governmental regulations, in particular with respect to the cannabis industry;
●	general economic conditions and slow or negative growth of related markets; and
●	many other factors that may influence, directly or indirectly, market conditions resulting from Russia’s military invasion of the Ukraine, including, but not limited to, economic sanctions and cyber conflict, which factors could destabilize financial markets and cause a material adverse effect on the price and/or market for our common stock.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to our Board of Directors and management.

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Our common stock has been in the past, and may be in the future, a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our common stock has been in the past, and may be in the future, a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we successfully list our common stock on a national securities exchange, or maintain a per-share price above $5.00, these “penny stock” rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. If our common stock is a “penny stock,” these requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

If we fail to establish or maintain effective internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may, therefore, be adversely impacted.

As reported previously by the Company in its periodic reports filed with the SEC, our internal control over financial reporting has weaknesses and conditions that have existed at least since January 2, 2020 that require correction or remediation. Our Chief Executive Officer conducted an evaluation of the effectiveness of our internal control over financial reporting as of June 30, 2021, based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework – 2013 (COSO 2013 Framework) and SEC guidance on conducting such assessments. Based upon such evaluation, our management concluded that we did not maintain effective internal control over financial reporting as of June 30, 2021, based on the COSO framework criteria. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were the relative inexperience of our management and supporting personnel with the compliance and control requirements of U.S. GAAP and SEC reporting compliance.

We do not have accounting staff with sufficient technical accounting knowledge relating to accounting for U.S. income taxes and complex U.S. GAAP matters. Currently, we contract with an outside certified public accountant that is Public Company Accounting Oversight Board (PCAOB) registered to assist us in maintaining our disclosure controls and procedures and the preparation of our financial statements for the foreseeable future. We plan to increase the size of our accounting staff at the appropriate time for our business and its size to ameliorate our concern that we do not have accounting staff with sufficient technical accounting knowledge relating to accounting for U.S. income taxes and complex U.S. GAAP matters, which we believe would resolve the material weakness in disclosure controls and procedures, but there can be no assurances as to the timing of any such action or that we will be able to do so. In addition, we plan to provide additional training to our accounting personnel on U.S. GAAP, and other regulatory requirements regarding the preparation of financial statements.

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We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed, and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

The Selling Securityholder may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.

Pursuant to the Equity Purchase Agreement, we are prohibited from delivering a Drawdown Notice to Dutchess to the extent that the issuance of shares would cause the Selling Securityholder to beneficially own more than 4.99% of our then-outstanding shares of the Company’s common stock; provided, however, the Selling Securityholder in their sole discretion can waive this ownership limitation up to 9.99% of our then-outstanding shares of Common Stock. These restrictions, however, do not prevent the Selling Stockholder from selling shares of Common Stock received in connection with the Equity Line and then receiving additional shares of Common Stock in connection with a subsequent issuance. In this way, the Selling Securityholder could sell more than 4.99% (or 9.99% if 4.99% ownership limitation is waived) of the outstanding shares of the Company’s Common Stock in a relatively short time frame while never holding more than 4.99% (or 9.99% if 4.99% ownership limitation is waived) at any one time. As a result, existing stockholders and new investors could experience substantial diminution in the value of their shares of Common Stock. Additionally, we do not have the right to control the timing and amount of any sales by the Selling Securityholder of the shares issued under the Equity Line.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 9,975,425,266 shares of our common stock outstanding as of March 28, 2022, approximately 7,772,964,341 shares are tradable without restriction. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

Substantial future sales of shares of our common stock could cause the market price of our Common Stock to decline.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

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Fiduciaries investing the assets of a trust or pension, or profit-sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Offered Shares are not freely transferable and there may not be a market created in which the Offered Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA. See “ERISA Consideration.”

Provisions of our articles of incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our amended and restated articles of incorporation and our bylaws, as amended, may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. Further, our articles of incorporation, as amended, authorize the issuance of up to approximately 1,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion. Our Board of Directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant effect on our reported results and retroactively affect previously reported results.

Being a public company results in additional expenses, diverts management’s attention and could also adversely affect our ability to attract and retain qualified directors.

As a public reporting company, we are subject to the reporting requirements of the Exchange Act. These requirements generate significant accounting, legal and financial compliance costs and make some activities more difficult, time consuming or costly and may place significant strain on our personnel and resources. The Exchange Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.

As a result, management’s attention may be diverted from other business concerns, which could have an adverse and even material effect on our business, financial condition and results of operations. These rules and regulations may also make it more difficult and expensive for us to obtain director and officer liability insurance. If we are unable to obtain appropriate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, could be adversely impacted.

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EFFECTS OF COVID-19 ON THE COMPANY

The global outbreak of the novel strain of the coronavirus known as COVID-19 has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally, resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments or their impact on our financial results and condition. Thus far, the COVID-19 pandemic has not had a material adverse effect on our business, financial condition and results of operations.

Nonetheless, our business could be materially and adversely affected by the risks, or the public perception of the risks, related to the continuing COVID-19 pandemic. The risk of a pandemic, or public perception of such a risk, could cause customers to avoid public places, including retail properties, and could cause temporary or long-term disruptions in our supply chains and/or delays in the delivery of our products. These risks could also adversely affect our customers’ financial condition, resulting in reduced spending for the products we sell. Moreover, any epidemic, pandemic, outbreak or other public health crisis, including COVID-19, could cause our employees to avoid our properties, which could adversely affect our ability to adequately staff and manage our businesses. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees who cannot perform their responsibilities from home are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our stores or other facilities. Although our medical dispensaries in Florida and Connecticut have been considered essential services and therefore have been allowed to remain operational, our adult-use operations may not be allowed to remain open during the COVID-19 pandemic.

The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent its further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, growth strategies and results of operations.

USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of Common Stock by the Selling Securityholder or its transferees. We will, however, receive cash proceeds from the sale of the Common Stock shares to the Selling Securityholder. While we retain broad discretion on the use of proceeds, we intend to use such proceeds to fund our acquisition plan to become vertically integrated, and for working capital and general operational needs. The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, market conditions. In addition, we may use a portion of any net proceeds to acquire complementary businesses; however, we do not have plans for any acquisitions at this time.

The intended use of proceeds in this section takes into account the potential impacts of COVID-19.

DETERMINATION OF OFFERING PRICE

Dutchess may, from time to time, sell any or all of its shares of our Common Stock on otcmarkets.com or any other stock exchange, market or trading facility on which the shares of our Common Stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

The Purchase Agreement with Dutchess provides that upon the terms and subject to the conditions contained therein, Dutchess is committed to purchase up to $10,000,000 of shares of our Common Stock over a 36-month term (the “Total Commitment” and the “Term”), which commences immediately following the initial date of effectiveness of the registration statement of which this Prospectus is a part (the “Registration Statement”). Pursuant to the terms of the Purchase Agreement, the commitment period will begin on the date of effectiveness of the Registration Statement, and ending on the earlier of (i) the end of the Term; (ii) the date that the Company sells and Dutchess purchases the Total Commitment amount; (iii) the date that the Registration Statement is no longer effective; or (iv) the occurrence of certain insolvency or bankruptcy-related events, as specified in the agreement (the “Total Commitment Period”).

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During the Total Commitment Period, the Company, in its sole discretion, may provide Dutchess with one or more drawdown notices (each, a “Drawdown Notice”), to purchase a specified number of shares of our Common Stock (“Drawdown Notice Shares”), subject to the limitations discussed below. The Closing Date for each Drawdown Notice is eight business days after the first business day that Dutchess holds the Drawdown Notice Shares in its brokerage account and is eligible to trade the shares. The per share purchase price for each Drawdown Notice Share is equal to ninety-three percent (93%) (representing a 7% discount) of the lowest traded price of the Common Stock during the five business days prior to the Closing Date. This price was negotiated between the Company and Dutchess and considered several factors including the prevailing market conditions, including the history and prospects for the industry in which we compete, our future prospects; and our capital structures.

The maximum number of shares of Common Stock to be purchased pursuant to any single Drawdown Notice cannot exceed the lesser of (i) $250,000; (ii) 200% of the average daily traded value of the Drawdown Notice Shares during the five trading days immediately preceding the Drawdown Notice date; or (iii) that number of shares that would cause Dutchess to beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately prior to the issuance of the Drawdown Notice Shares.

We may draw on the equity line under the Purchase Agreement from time to time, by putting Common Stock to Dutchess, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement. The 2,237,671,552 shares of Common Stock included in this Prospectus represent a portion of the Common Stock issuable to the Selling Securityholder.

We offer no assurances that the offering price of our shares by the Selling Securityholder will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock and warrants will develop and continue after this offering.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

CAPITALIZATION

The following table sets forth the Company’s cash and cash equivalents and capitalization as of June 30, 2021 on an actual basis.

This table should be read in conjunction with the information contained in this Prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements of Sugarmade, Inc. and the related notes thereto appearing elsewhere in this Prospectus.

	As of December 31, 2021	As of June 30, 2021
	Actual	Actual
Cash and cash equivalents	$63,375	$1,396,944
Convertible notes payable, net	1,363,698	1,439,116
Share to be issued, liability	262,077	138,077

Stockholders’ equity
Common stock, $0.001 par value, 10,000,000,000 shares authorized, 9,022,993,267 and 7,402,535,676 shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively	9,022,992	7,402,536
Series A Preferred stock, $0.001 par value, 7,000,000 shares authorized 0 and 0 shares issued outstanding at December 31, 2021 and June 30, 2021, respectively	-	-
Series B Preferred stock, $0.001 par value, 2,999,999 shares authorized 2,541,500 and 541,500 shares issued outstanding at December 31, 2021 and June 30, 2021, respectively	2,542	542
Series C Preferred stock, $0.001 par value, 1 share authorized, 1 and 1 share issued outstanding at December 31, 2021 and June 30, 2021, respectively	-	-
Share to be issued, preferred stock	-	5,600,000
Share to be issued, common stock	40,008	1,889,608
Subscription receivable	-	(500,000)
Additional paid-in capital	72,367,128	64,841,654
Accumulated deficit	(78,816,668)	(74,364,466)
Total stockholders’ equity	2,204,834	4,770,218
Total capitalization	$4,305,152	$7,844,011

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MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock currently trades on the OTC Pink tier of OTC Market Group, Inc. under the symbol “SGMD”. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. The closing price of our common stock on the OTC Pink tier on March 25, 2022 was $0.0007.

The following table sets forth, for the periods indicated the high and low bid quotations for our common stock. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions.

Period Fiscal Year 2020	High	Low
Fourth Quarter	$0.007	$0.002
Third Quarter	$0.013	$0.004
Second Quarter	$0.022	$0.012
First Quarter	$0.034	$0.011

Period Fiscal Year 2021	High	Low
Fourth Quarter	$0.007	$0.002
Third Quarter	$0.018	$0.001
Second Quarter	$0.002	$0.001
First Quarter	$0.005	$0.001

Period Fiscal Year 2022	High	Low
Third Quarter*	$0.0012	$0.0004
Second Quarter	$0.0020	$0.0008
First Quarter	$0.0028	$0.0015

* Through March 28, 2022.

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Holders

As of March 28, 2022 we had 9,975,425,266 shares of our common stock par value, $0.001 issued and outstanding. There were approximately 268 holders of record of our common stock.

Transfer Agent and Registrar

The Company’s transfer agent West Coast Stock Transfer, Inc., 721 N. Vulcan Ave. First Floor, Encinitas, California 92024; Telephone (619) 664-4780.

Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of June 30, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (Column A)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Plans approved by our stockholders	1,578,880	$0.021	2,096,446
Plans not approved by our stockholders	N/A	N/A	N/A

DESCRIPTION OF BUSINESS

In this prospectus, unless the context indicates otherwise, “Sugarmade,” the “Company,” “we,” “our,” “ours” or “us” refer to Sugarmade, Inc., a Delaware corporation, and its direct and indirect subsidiaries.

BUSINESS OVERVIEW

Sugarmade, Inc. (hereinafter referred to as “we”, “us” or “the/our Company”) is a public company, incorporated in Delaware. Our Company was originally incorporated on June 5, 1986 in California as Lab, Inc., and later that month, on June 24, 1986 changed its name to Software Professionals, Inc. On May 21, 1996, the Company changed its name to Enlighten Software Solutions, Inc. On June 20, 2007, Enlighten Software Solutions, Inc. (Delaware) was incorporated for the purpose of merging with Enlighten Software Solutions, Inc. (California) to effectuate redomestication to Delaware, and for the business to continue thereafter as a Delaware corporation. On January 24, 2008, Enlighten Software Solutions, Inc. (Delaware) changed its name to Diversified Opportunities, Inc. On May 9, 2011, Diversified Opportunities, Inc. entered into a Share Exchange Agreement with Sugarmade, Inc., a California corporation founded in 2010. Diversified Software Solutions, Inc. (Delaware) was the surviving operating entity following the share exchange, and on June 24, 2011, Diversified Software Solutions, Inc. (Delaware) changed its name to Sugarmade, Inc., which remains a Delaware corporation.

On October 24, 2014 we acquired SWC Group, Inc., a California corporation doing business as “CarryOutSupplies.com”. Today, Sugarmade, Inc. operates substantially all of its business activities through our subsidiaries, SWC Group, Inc. (“SWC’’); NUG Avenue, Inc., a California corporation (“NUG Avenue”); and Lemon Glow Company, Inc., a California corporation (“Lemon Glow”).

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As of the date of this filing, we are involved in several different business sectors: (i) sales and distribution of paper and paper-based products as well as personal protection equipment used by quick service restaurants; (ii) cannabis sales and delivery in the Los Angeles and Sacramento, California metropolitan areas; and (iii) the early stages of pursuing the cultivation of cannabis in Lake County, California, for which we own land, through the Lemon Glow acquisition, and have permit applications pending.

Shares of our common stock are quoted on the OTC Pink Open Market tier of OTC Markets, which is a quotation system for early-stage and developing companies. Our trading symbol is “SGMD”. A definitive Information Statement on Schedule 14C was filed with the Securities and Exchange Commission on February 4, 2022, informing shareholders of a reverse stock split of our common stock at a ratio of 1-for-200, with fractional shares rounded up to the next higher whole share (the “Reverse Stock Split”). The Reverse Stock Split is subject to clearance by the Financial Industry Regulatory Authority (“FINRA”), which is pending, and the Company will not effect the Reverse Stock Split until it is cleared by FINRA. The Board retains the authority to abandon the Reverse Stock Split for any reason at any time prior to effecting the Reverse Stock Split. The Information Statement also informed shareholders that the number of authorized shares of our common stock would be increased from 10,000,000,000 to 20,000,000,000. On March 2, 2022, we filed a Certificate of Amendment to our Certificate of Incorporation in Delaware which increased the total number of authorized shares that the Company has the authority to issue to 20,010,000,000, of which 20,000,000,000 are designated as common stock, par value $0.001 per share, and 10,000,000 of which are designated as preferred stock, par value $0.001 per share.

Our principal office is located at 750 Royal Oaks Dr., Suite 108, Monrovia, California 91016, and our phone number is (888) 982-1628. Our corporate website address is www.sugarmade.com.

INDUSTRY OVERVIEW

Quick Service Restaurant Supplies

Rising concerns regarding the plastic wastes accumulation is a major factor that propels the demand for the paper cups across the global market, which paper cups are commonly used in the quick service restaurant industry. Moreover, the rising penetration of quick services restaurants along with the rising demand for the home deliveries is increasing demand for paper cups. The changing consumption habits, rising urban population and busy and hectic schedule of the consumers are driving the growth of the global paper cups market. According to Precedence Research, the global paper cups market size is predicted to worth around US$ 9.2 billion by 2030 and is poised to grow at a noteworthy CAGR of 4.4% from 2021 to 2030. The global paper cups market size was valued at US$5.5 billion in 2020. The paper cups are made of cardboard and are disposable in nature. The paper cups are extensively used for the packaging and serving hot and cold beverages across the globe. The paper cups have a low-density polyethylene coating that helps to retain the original taste and aroma of the beverage.

Market growth for paper cups is driven by:

●	Rising penetration of coffee chains and quick service restaurants
●	Changing lifestyle of consumers
●	Busy and hectic schedule of consumers
●	Rising penetration of home delivery platforms
●	Rapidly growing food and beverages industry
●	Increasing government initiatives to reduces plastic wastes
●	Rising consumer awareness regarding health and hygiene
●	Development of organic, compostable, and bio-degradable paper cups

Cannabis-Related Products and Services

California’s Office of Administrative Law approved the Medicinal and Adult-Use Cannabis Regulation and Safety Act, which is the general framework for the regulation of commercial medicinal and adult-use cannabis in California. California has the oldest and most saturated cannabis market in the United States. By some estimates, it is the largest cannabis market in the world, with an estimated $4.3 billion in cannabis-related sales annually. There were over 600 operational dispensaries in early 2020. According to Arcview/BDS Analytics, the California cannabis market is expected to grow to more than $7.4 billion in annual sales by 2025, which represents a CAGR of 16.7%, compared to 2019.

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OUR PRINCIPAL PRODUCTS AND SERVICES

We operate in the Quick Service Restaurant Supply and the Cannabis-Related Products and Services industries.

Quick Service Restaurant Supplies

The Company’s current business operations began in 2014, when CarryOutSupplies.com (“Carry Out Supplies”), which had operated for five years, was acquired by Sugarmade, Inc. Carry Out Supplies operates as a wholly owned subsidiary and imports and supplies quick service restaurants with a variety of their disposable and recyclable plastic and paper products as well as non-medical personal protection equipment for use in restaurants. Carryout Supplies is a producer and wholesaler of custom printed and generic supplies, servicing more than 2,000 quick-service restaurants. Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, edible packaging, food containers, soup containers, plastic spoons and many other similar products for this market sector. Carry Out Supplies also imports and supplies customers with non-medical personal protection equipment (PPE) used in the restaurant industry.

We estimate the Carry Out Supplies has approximately 20% market share in generic and custom printed products within the take-out frozen yogurt and ice cream industries. We target and supply to an underserved segment of the market – smaller and independent quick service restaurants. Typically, these restaurants are unable to afford the large minimum purchase volumes required by most suppliers. We benefit from this opportunity by allowing quick service restaurants to acquire custom printed disposable paper goods, such as those embossed with the restaurant’s logo and other information, in small lot sizes. For the fiscal year ended June 30, 2021, Carry Out Supplies generated approximately $1.75 million revenue, which represents 44% of our revenue for that period. Carry Out Supplies is not dependent on a single customer or small group of customers in this industry. No single customer accounted for more than 10% in annual sales.

Cannabis-Related Products and Services

Cannabis Delivery and Sales

The California cannabis market continues to grow rapidly. The Southern California sub-market is one of the world’s largest single cannabis markets. According to the California Department of Tax and Fee Administration, the most recently reported quarterly period posted a significant increase in cannabis tax collection compared to the year-ago period. Like other types of delivery services, especially due to pandemic-related considerations, home cannabis delivery and convenience has rapidly gained acceptance among consumers. We believe that home delivery saves customers time and offers a convenient purchase method for cannabis products.

Los Angeles Area Delivery: In February 2021, we became the majority owner of NUG Avenue, Inc., a California corporation (“NUG Avenue”), which operates a licensed and regulated cannabis delivery service based in Lynwood, California, serving the greater Los Angeles Metropolitan area. The Company currently owns 70% of NUG Avenue’s Lynwood operations and holds rights of first refusal to participate up to 70% in any geographic expansion by NUG Avenue in the cannabis delivery industry. By way of our capital injection made into NUG Avenue and via our 70% ownership position, we consolidate and recognize 100% of the revenues and 70% of profits or losses generated by NUG Ave for its Lynwood Operations. NUG Avenue has over 29,000 registered users and approximately 10,000 unique customers who have already received cannabis products through its delivery services. NUG Avenue is not dependent on business from any one or a small group of customers.

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Planned Los Angeles Area Sales: In June 2021, we announced plans to obtain three non-storefront cannabis licenses from the Los Angeles Department of Cannabis Regulation, along with corresponding licenses from the State of California Bureau of Cannabis Control. We can provide no assurance that these licenses will be issued. If issued, these licensed would allow us to open three new NUG Avenue delivery hubs in the Los Angeles metropolitan area. Each of the three cannabis licenses issued by the L.A. Department of Cannabis Regulation allows for up to three of five designated categories of licensed cannabis-related business activities: retail delivery, manufacturing and packaging, distribution, transport-only and cultivation. If the non-storefront cannabis licenses are obtained, which there is no assurance of, we intend to utilize them for a combination of retail delivery, the manufacturing and packaging of cannabis products, and distribution of cannabis consumer products.

Sacramento Area Delivery: We made an early-stage minority investment Indigo Dye Group (“Indigo”) which operates the “Budcars” cannabis delivery brand servicing the Sacramento area. As of October 2020, Budcars has over 30,000 customers registered in the Sacramento area. Indigo is not dependent on business from any one or a small group of customers.

In early 2020, initially we became a 40% equity holder in Indigo. Under the investment agreement, to maintain our stake in Indigo, we are required to make monthly payments. If the Company determines, in its discretion not to continue to make full monthly payments, its 40% ownership interest in Indigo will decrease based on a formula in the agreement. As of December 31, 2021, we have opted to reduce payments and reduce our stake in Indigo from 40% to a 32% interest. Additionally, Sugarmade is no longer actively involved in day-to-day operations of Indigo.

Under the terms of our Indigo investment agreement, we hold an option to acquire an additional 30% interest in the company from the other owners. This option is currently exercisable and will expire on February 1, 2023. We have not exercised the option because we have allocated our resources to other opportunities more closely aligned with our long-term strategy of becoming a vertically integrated “seed-to-door” cannabis business and to focus on markets outside of the Sacramento area. We do not believe that we are likely to exercise the additional 30% Indigo option in the future.

Our investment in Indigo was deconsolidated and recorded as an investment in nonconsolidated affiliate at its $505,449 estimated fair value and changed to equity method of accounting. As of December 31, 2021, the Company recorded equity method investment in affiliates at [$380,660], net with $60,747 loss from equity method investment.

Expansion into New Delivery Markets: In October 2021, we began pursuing geographic expansion by purchasing equity in other businesses with the long-term goal of offering delivery services in other parts of California. We are constantly looking for and evaluating new strategic opportunities to expand our business. In July 2021, we began pursuing opportunities to establish cannabis delivery operations in Oregon, a market where we continue to seek strategic opportunities. There is no assurance that we will ever enter the market in Oregon or any other states. Furthermore, we are actively evaluating strategic options for supplementing delivery with cultivation, manufacturing and packaging in California in the near-term. However, we can offer no assurances that we will be able to expand our business into these sub-sectors.

Cannabis Cultivation

In May 2021, we acquired 100% of Lemon Glow Company, Inc. (“Lemon Glow”) As a result of this acquisition, we own 640 acres of property to cultivate cannabis in a north central region of California, outside of Commercial Cannabis Cultivation Exclusion Zones. Presently we have a conditional Use Permit issued by Community Development Department of the Lake County, California, to cultivate on 32 acres of the Property, which we estimate can yield 128,000 pounds (64 tons) of dry trimmed cannabis flower annually. The Company believes that the issuance of the conditional Use Permit is a significant step towards eventually cultivating cannabis on the property. However, the Company must obtain additional approvals and licenses from other local and state regulatory authorities in California. We are working diligently to obtain the required approvals and licenses to begin growing cannabis on 32 acres of the 640 acre parcel we own.

We believe that our Company also benefits from the acquisition of Lemon Glow with the retention of its core executive team. They work on-site at the cannabis cultivation site, applying over 30 years of combined cannabis cultivation experience. The on-site team is currently preparing the land while licenses and permits for growing are pending. If we are able to obtain licenses and permits necessary to grow cannabis on the property, of which there is no assurance, we do not expect that growing will begin before June 2022. Furthermore, if we obtain the necessary licenses and permits, we intend to cultivate cannabis on one third of the 32-acre initial allowable planting area.

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On January 24, 2022, we announced that we entered into a Letter of Intent with GenCann, Inc., the exclusive licensor of a group of cannabis chemovars that are rich in Tetrahydrocannabivarin (THC-V). However, the parties were unable to reach a definitive licensing agreement. The Letter of Intent terminated without penalty to either party on March 14, 2022. We intend to explore other strategic business partners for licensing other THC chemovars.

COMPETITION

The segments of the cannabis business in which we currently operate and expect to operate are highly competitive markets. Generally, there are high barriers to entry given the licensing required. However, the California cannabis market compared to other states permitting adult-use cannabis has fewer barriers to entry, is generally more accessible to startups, and more closely reflects free market dynamics.

Because of the relatively early stage of the industry in which we operate, we also face competition from new entrants. Over time, we expect that competition will become more intense, as more businesses compete and products continue to diversify. We may not have sufficient resources to compete effectively, which could materially and adversely affect the business, financial condition and results of our operations.

We hope to compete directly with cannabis producers and retailers within California and potentially in other markets. We would face intense competition from other companies that may have longer operating histories, higher capitalizations, additional financial resources, more manufacturing and marketing experience, greater access to public equity and debt markets and more experienced management than us. Increased competition by larger and better financed competitors could materially affect our business, financial condition, and results of our operations. There is no assurance we can achieve profitability.

The vast majority of both manufacturing and retail competitors in our markets consist of localized businesses (i.e., doing business in only a single state market). There are a few multistate operators with whom we compete with in California. Aside from this direct competition, some out-of-state operators that are sufficiently capitalized to enter new markets through acquisitions are also part of the competitive landscape.

If we eventually pursue a multi-state growth strategy, we will face additional competition unique to each state. Furthermore, we also consider manufacturers of other consumer products potential competitors with the cannabis industry, such as those that manufacture pharmaceuticals, beverages containing alcohol, tobacco, health and beauty products, and functional wellness products.

Our auditors, L&L CPAs, have indicated in their report on the Company’s financial statements for the fiscal year ended June 30, 2021, that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations and substantial decline in our working capital. For the fiscal year ended June 30, 2021 we incurred an operating loss of $5,926,134. For the fiscal year ended June 30, 2020, we incurred an operating loss of $21,534,571. At June 30, 2021 we had an accumulated deficit of $74,364,466. As of December 31, 2021, our Company had cash balance of $63,375, current assets totaling $2,185,432 and total assets of $18,191,627. We had current and total liabilities totaling $9,811,412 and $15,986,793, respectively. As of December 31, 2021, stockholders’ equity totaled $2,204,843.

Although we have generated revenues, they are insufficient to make the Company profitable. We hope to grow our business and achieve efficiencies through increased investment in scaling our Cannabis delivery throughout California via organic growth and or merger and acquisitions. There is no assurance we will be able to generate additional revenue from these investments, achieve positive cash flow or ultimately become profitable. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

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GOVERNMENT REGULATION

There can be no assurance of continued inaction by U.S. federal authorities relative to our operations. Our business is at least partially focused on cannabis, hemp, and associated products and the legal sales of cannabis permitted under California law. Cannabis is a “Schedule 1” illegal drug under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”). Any enforcement actions taken by U.S. federal agencies against us or other operators in our industry could have a significant negative impact on our ability to generate revenue and/or profits. Enforcement actions may also affect the market for our common stock, including the prices at which our common stock trades.

As of November 29, 2021, thirty-seven states, the District of Columbia, and four U.S. Territories currently have laws legalizing cannabis in some form for either medicinal or recreational use governed by state-specific laws and regulations. Although legalized in some states, cannabis and hemp containing more than 0.3% THC are “Schedule 1” drugs under the CSA and remain illegal under federal law. Enforcement of the CSA regarding cannabis and hemp containing more than 0.3 percent THC may directly and materially adversely affect our revenues and profits. The risk of stricter enforcement of the CSA, in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain.

On August 29, 2013, the U.S. Department of Justice (“DOJ”) set out its prosecutorial priorities in light of various states legalizing cannabis for medicinal and/or recreational use. The “Cole Memorandum” provided that when states have implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of cannabis, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities. Indeed, a robust system may affirmatively address those priorities by, for example, implementing effective measures to prevent diversion of cannabis outside of the regulated system and to other states, prohibiting access to cannabis by minors, and replacing an illicit cannabis trade that funds criminal enterprises with a tightly regulated market in which revenues are tracked and accounted for. In those circumstances, consistent with the traditional allocation of federal-state efforts in this area, the Cole Memorandum provides that enforcement of state law by state and local law enforcement and regulatory bodies should remain the primary means of addressing cannabis-related activity. If state enforcement efforts are not sufficiently robust to protect against the harms set forth above, the federal government may seek to challenge the regulatory structure itself in addition to continuing to bring individual enforcement actions, including criminal prosecutions, focused on those harms.

On January 4, 2018, Attorney General and former Senator Jeff Sessions issued a memorandum for all United States Attorneys concerning cannabis enforcement under the CSA. The memorandum rescinded all previous prosecutorial guidance issued by DOJ regarding cannabis, including the August 29, 2013 “Cole Memorandum”.

In rescinding the Cole Memorandum, Mr. Sessions stated that U.S. Attorneys must decide whether or not to pursue prosecution of cannabis activity based upon factors including the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community. Mr. Sessions reiterated that the cultivation, distribution, and possession of marijuana continues to be a crime under the U.S. Controlled Substances Act.

On March 23, 2018, President Donald J. Trump signed into law a $1.3 trillion-dollar spending bill that included an amendment known as “Rohrabacher-Blumenauer,” which prohibits DOJ from using federal funds to prevent certain states “from implementing their own State laws that authorize the use, distribution, possession or cultivation of medical cannabis.”

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, was classified as a Schedule 1 controlled substance, illegal under the federal CSA.

With the passage of the Farm Bill, hemp cultivation containing less than 0.3 percent THC is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

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Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under the CSA and would not be legally protected under this new legislation and would be treated as an illegal Schedule 1 drug.

Additionally, there will be significant shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

In late January 2021, Senate Majority Leader Chuck Schumer said lawmakers are in the process of merging various cannabis bills, including his own legalization legislation. He is working to enact reform in this Congressional session. This would include the Marijuana Freedom and Opportunity Act, which would federally de-schedule cannabis, reinvest tax revenue into communities most affected by the drug war, and fund efforts to expunge prior cannabis records. It is likely that the Marijuana Opportunity, Reinvestment, and Expungement (MORE) Act would be incorporated.

Other federal legislation under review for possible submission includes the SAFE Banking Act (or Secure and Fair Enforcement Act), a bill that would allow cannabis companies to access the federally insured banking system and capital markets without the risk of federal enforcement action, and the Strengthening the Tenth Amendment Through Entrusting States Act (or STATES Act), a bill that seeks protection for businesses and individuals in states that have legalized and comply with state laws).

Our operations may also be affected by regulations under the Bank Secrecy Act. Enforced by FinCEN, the act requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect, or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Active enforcement of the current CSA on cannabis and hemp containing more than 0.3 percent THC may directly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA considering Congressional activity, judicial holdings, and stated federal policy remains uncertain.

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As a result of the conflicting state and federal laws regarding cannabis, our investments and operations of cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state, and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Any changes relative to the above areas, could significantly negatively impact our abilities to generate both revenue and profits.

California State and Local Regulations

In 1996, California was the first state to legalize medical marijuana through Proposition 215, the Compassionate Use Act of 1996. This legalized the use, possession and cultivation of medical marijuana by patients with a physician recommendation for treatment of cancer, anorexia, AIDS, chronic pain, spasticity, glaucoma, arthritis, migraine or any other illness for which marijuana provides relief. In 2003, Senate Bill 420 was signed into law establishing an optional identification card system for medical marijuana patients.

In September 2015, the California legislature passed three bills collectively known as the Medical Cannabis Regulation and Safety Act (“MCRSA”). The MCRSA established a licensing and regulatory framework for medical marijuana businesses in California. In November 2016, voters in California overwhelmingly passed Proposition 64, the Adult Use of Marijuana Act (“AUMA”) creating an adult use marijuana program for adults 21 years of age or older. Some provisions of AUMA conflicted with MCRSA, so the California State Legislature passed Senate Bill No. 94, known as Medicinal and Adult Use Cannabis Regulation and Safety Act (“MAUCRSA”) in June 2017, amalgamating MCRSA and AUMA to provide a single set of regulations to govern a medical and adult use licensing regime for cannabis businesses in the State of California. MAUCRSA went into effect on January 1, 2018.

The three agencies that regulate cannabis at the state level are: (a) the California Department of Food and Agriculture, via CalCannabis, which issues licenses to cannabis cultivators; (b) the California Department of Public Health, via the Manufactured Cannabis Safety Branch, which issues licenses to cannabis manufacturers; and (c) the California Department of Consumer Affairs, via the Bureau of Cannabis Control, which issues licenses to cannabis distributors, testing laboratories, retailers and micro-businesses.

On June 6, 2018, a proposal by the California Department of Consumer Affairs, the California Department of Public Health and the California Department of Food and Agriculture to re-adopt their emergency cannabis regulations went into effect. Among the changes, applicants may now complete one license application, allowing for both medical and adult use cannabis activity. On January 16, 2019, California’s three state cannabis licensing authorities announced that the Office of Administrative Law officially approved state regulations for cannabis businesses. The final cannabis regulations took effect immediately and superseded the previous emergency regulations.

In order to legally operate a medical or adult use cannabis business in California, the operator must have both a local and state license. This requires license holders to operate in cities with cannabis licensing programs. Municipalities in California are allowed to determine the number of licenses they will issue to cannabis operators or can choose to ban cannabis businesses outright.

There are three principal license categories in California: (1) cultivation, (2) processing and (3) retailer. License holders are held to strict license renewal requirements.

Cultivation licenses permit commercial cannabis cultivation activity involving the planting, growing, harvesting, drying, curing, grading or trimming of cannabis. Such licenses further permit the production, labeling and packaging of a limited number of non-manufactured cannabis products and permit the licensee to sell cannabis to certain licensed entities (both medical and adult use licensees) within the State of California for resale or manufacturing purposes.

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Processing licenses authorize manufacturers to process marijuana biomass into certain value-added products with the use of volatile or non-volatile solvents, depending on the license type.

Retailer licenses permit the sale of cannabis and cannabis products to both medical patients and adult use customers. Only certified physicians may provide medicinal marijuana recommendations. An adult use retailer license permits the sale of cannabis and cannabis products to any adult 21 years of age or older. It does not require the individual to possess a physician’s recommendation. Under the terms of such licenses, the holder is permitted to sell adult use cannabis and cannabis products to any person, provided the local jurisdiction permits the sale of adult use cannabis and the person presents a valid government-issued photo identification demonstrating that they are 21 years of age or older.

The California Cannabis Track-and-Trace (“CCTT”) system is the Track-and-Trace system used statewide to record the inventory and movement of cannabis and cannabis products through the commercial cannabis supply chain from seed to sale. The CCTT system must be used by all annual and provisional cannabis licensees, including those with licenses for cannabis cultivation, manufacturing, retail, distribution, testing labs and microbusinesses. The state’s contracted service provider for the CCTT system is Marijuana Enforcement Tracking Regulation and Compliance (“METRC”). Licensees are required to maintain records for at least seven years from the date a record is created.

ENVIRONMENTAL – CLIMATE CHANGE, WILDFIRES, AND DROUGHT CONDITIONS

Hemp and cannabis cultivation can be impacted by weather patterns and these unpredictable weather patterns may affect our operations in that our supplier might not be able to fully our operations on a consistent basis. Severe weather, including drought, hail and excessive heat, can destroy a cannabis crop, which could result in us having no cannabis to sell to our customers. These situations could substantially influence our ability to generate revenue and profits.

In the future, our operations could also be affected by global climate change. Earth’s climate has changed over the past century. The atmosphere and oceans have warmed, sea levels have risen, and glaciers and ice sheets have decreased in size. The best available evidence indicates that greenhouse gas emissions from human activities are the leading cause. Continuing increases in greenhouse gases will produce further warming and other changes in Earth’s physical environment and ecosystems. While our business operations have seen no adverse effects from climate change, such issues could affect our operations in the future. Over the coming years, we plan to closely monitor weather conditions to determine how changes could affect our future operations and plans for corporate growth.

We are also subject to various federal, state, local and non-U.S. laws and regulations relating to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We continually assess our compliance status and management of environmental matters to ensure our operations are in substantial compliance with all applicable environmental laws and regulations. Investigation, remediation, operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of our operations. These costs often are allowable costs under our contracts with the U.S. government. It is reasonably possible that continued environmental compliance could have a material impact on our results of operations, financial condition or cash flows if additional work requirements or more stringent clean-up standards are imposed by regulators, new areas of soil and groundwater contamination are discovered and/or expansions of work scope are prompted by the results of investigations.

The 2021 wildfire season in California experienced an unusually early start amid an ongoing drought and historically low rainfall and reservoir levels. According to the State of California Division of Forestry, the long-term trend is that wildfires in the state are increasing due to climate change in California. In terms of the number of fires burned, the 2021 season has been outpacing the 2020 season, which itself was the most significant season in the state’s recorded history. According to the State, as of July 11, 2021 more than three times as many acres have burned compared to the previous year through that date, with drought, extreme heat, and reduced snowpack contributing to the severity of the fires.[ The state also faces an increased risk of post-wildfire landslides. While we have seen no negative effects from such wildfires, our business operations could be affected by such conditions in the future.

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Our future operations could also be affected by State of California and/or local governmental restrictions on water usage. Droughts are a recurring feature of California’s climate and are becoming increasingly severe due to climate change. According to the State of California. In the last century, the most significant statewide droughts occurred during the six-year period from 1929 to 1934, the two-year period from 1976 to 1977, the six-year period from 1987 to 1992, and the five-year period from 2012 to 2016. The 2012-2016 drought was one of extreme proportions, with record-high temperatures and record-low levels of snowpack and precipitation. In 2021, California finds itself yet again in a drought, with water conditions at the end of the wet season far below normal for the second year in a row. Continued drought in the California could affect our future business in that our suppliers may not be able to provide products for us to sell to our customers, which would affect our ability to generate revenues and produce profits. Drought conditions could also impact our abilities to cultivate cannabis in the future in that we may be unable to obtain adequate water rights or access to suitable water to cultivate future cannabis crops, if we decided in the future to attempt cannabis cultivation, although the Company currently has not such plans.

There can be no assurance that global climate changes and ongoing, or worsening, drought conditions and/or issue relative to wildfires within the state of California will not negatively impact our operations during future periods.

As a result, such issues could severely impact our ability to generate revenues and profits.

PROPERTIES

On February 23, 2018, the Company entered into a 5-year lease agreement, commencing March 1, 2018, for office space. The monthly rent for the first year was $11,770, with 3% annual increases thereafter. The total commitment for the full term of the lease is $749,880.

Our warehouse along with some office space is located at 20529 East Walnut Drive North, Diamond Bar, California, where we lease approximately 11,627 square feet of combined space. The lease term is for five years and two months ending on April 30, 2025. The current monthly rental payment for the facility is $13,413. The total commitment for the full term of the lease is $833,400.

On September 28, 2020, the Company and LMK Capital LLC (“LMK”) entered into a lease contract (the “LMK Lease”) pursuant to which LMK agreed to lease to the Company five acres located in Northern California and owned by LMK (the “Property”). Jimmy Chan, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and majority stockholder of the Company, is majority owner of LMK.

The term of the LMK Lease begins on October 1, 2020 and ends on September 30, 2023; provided, however, that at the end of the term, the LMK Lease will continue on a month-to-month basis. Pursuant to the terms of the LMK Lease, the Company will pay rent in the amount of $20,000 per month. The LMK Lease also provides that the Company will pay a $250,000 security deposit to LMK. Pursuant to the terms of the Lease, the monthly rent will increase to $0.50 per sq. ft. on cultivation area upon approval of certificate of occupancy with 3% annual increases thereafter. As of the date of this filing, the status of certificate of occupancy is still pending and the Company has not paid any security deposit to LMK yet. The company is in the process of terminating this lease without any cost.

On October 21, 2020, the Company entered into a purchase and sale agreement with Lemon Glow concerning the approximately 640-acre of land, commonly known as 8895 and 8845 High Valley Road, Clearlake Oaks, CA 95423. The purchase price was $1,972,124.

We believe that our existing facilities are adequate for our present purposes. The Company leases all its facilities and believes that, if necessary, it could secure suitable alternative facilities on similar terms without adversely affecting operations.

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INTELLECTUAL PROPERTY

On April 1, 2017, the Company entered into a distribution and intellectual property assignment agreement with Wagner Bartosch, Inc. (“Wagner’’) for use of their Divider’™ used in frozen desserts and other related uses. In lieu of cash payment under the agreement, the Company was obliged to issue common stock shares of the Company valued at $75,000 for acquiring the use right of the distribution and intellectual property. The Company amortized this use right as intangible asset over ten years, and recorded $1,400 and $1,400 amortization expense for the years ended June 30, 2021 and 2020, respectively.

On August 26, 2021, the Company and SugarRush 5058, LLC (“SugarRush”), a joint venture between the Company and Zarian Hadley, an individual (“Hadley”), entered into a Non-Exclusive Intellectual Property Licensing Agreement (the “Licensing Agreement”). The Company holds 66.66% of the membership interest in SugarRush. The remaining membership interest is held by Hadley. The Company is designated as the Manager of the LLC. Pursuant to the Licensing Agreement, the Company granted SugarRush a non-exclusive license to use certain intellectual property of the Company (including trade secrets, certain customer data, and business know-how related to cannabis business operations) to market, sell, and distribute certain commercial cannabis products branded with the Company’s trademarks and packaging (the “Licensed Products”) solely in the State of California (the “License”). As consideration for the License, SugarRush agreed to pay royalty fees to the Company equal to twelve percent (12%) of the SugarRush’s revenues derived from sales of the Licensed Products and use of related intellectual property of the Company during the term of the Licensing Agreement. The initial term of the Licensing Agreement is five (5) years commencing on the August 26, 2021, with automatic renewal upon the expiration of the initial term for three additional five (5) year renewal period terms unless a party provides written notice to the other party expressing intent to not renew the Licensing Agreement 30 days’ prior to expiration of a term. The Licensing Agreement is non-assignable by the parties, and contains indemnification provisions, confidentiality provisions, and certain representations and warranties that are customary in licensing agreements of this nature.

STATE AND LOCAL CANNABIS LICENSES

On May 17, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between Carnaby Spot Bay Corp, a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Lemon Glow Company, Inc., a California corporation (the “Lemon Glow”) and Ryan Santiago (the “Shareholder Representative”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub would merge with and into Lemon Glow, with Lemon Glow being the surviving corporation (the “Merger”).

The real estate acquired from Lemon Glow is located within the inclusion zone which is qualified for cannabis activities in Lake County, California. Prior to getting the final permit to grow in any California city or county, this is the very first qualification for each parcel of land. The Company valued the eligibility of the property to qualify for a cannabis cultivation license from Lemon Glow at $10,000,000 with economic life of 10 years. The amortization will not begin until the license is fully approved and becomes available for us to use.

On June 10, 2021, the Company entered into a binding Memorandum of Understanding (“MOU”) with Zarian Hadley, an individual, to collaborate on obtaining up to three Los Angeles Department of Cannabis Regulation (“DCR”) retail delivery-only licenses and related California Bureau of Cannabis Control (“BCC”) licenses (each, a “License”, and collectively, the “Licenses”) each as may be awarded to an entity (a “Licensed Entity”). Pursuant to the MOU, the Company and Mr. Hadley formed SugarRush 5058, LLC (“SugarRush”) for the purpose of it becoming a Licensed Entity, under the California statute. Pursuant to the SugarRush operating agreement, the Company is designated as the Manager of SugarRush. Pursuant to the operating agreement, Mr. Hadley agreed to provide services requested by the Company, including, without limitation, obtaining and maintaining the Licenses.

Pursuant to the Operating Agreement, the Company agreed to make a series of payments to Mr. Hadley at certain stages of SugarRush’s development or upon the occurrence of certain events as follows (the “Incentive Payments”), in aggregate amount up to $205,000:

1.	$50,000 upon submission of definitive License applications to the DCR for retail delivery activities on behalf of SugarRush;
2.	$75,000 upon approval of a License application by the DCR authorizing retail delivery activities;
3.	$55,000 upon approval of a License application by the BCC or Department of Cannabis Control (DCC) authorizing retail delivery activities of SugarRush;
4.	$25,000 as a one-time payment to exercise of the Company’s option to purchase of Mr. Hadley’s membership interests in SugarRush and the subsequent transfer or amendment of any Licenses held by Mr. Hadley to another party designated by the Company. The option may be exercised on or after January 2, 2025.

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The Incentive Payments identified in (1)-(3) above are paid to Mr. Hadley’s in addition to profit distributions that Mr. Hadley would be entitled to for so long as he remains a member of SugarRush.

ORGANIZATIONAL STRUCTURE

The following diagram illustrates our organization structure:

CORPORATE HISTORY

Our Company was originally incorporated on June 5, 1986 in California as Lab, Inc. and later the same month, on June 24, 1986, changed its name to Software Professionals, Inc. On April 20, 1994, following the filing of a Registration Statement on Form S-1, our Company began quoting its stock on the NASDAQ National Market under the symbol “SFTW”. During this time our Company was in the software solutions business, developing, marketing, and supporting software products designed to automate the Management of computer systems for commercial concerns. On May 21, 1996, our Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation changing its name to Enlighten Software Solutions, Inc. On October 23, 1998, our Company’s shares of Common Stock began trading on the NASDAQ Small Cap Market.

During August 2001, our Company filed a Form 15 for the purpose of deregistering its securities. On September 13, 2001, our Company filed a voluntary petition under Chapter 7, in the U.S. Bankruptcy Court, Northern District of California. On November 2, 2004, the Trustee filed its Report of Distribution and on January 4, 2005 a final decree was entered and the case was closed. On or near July 10, 2007, we filed the requisite documents with the State of California for the purpose of reinstating our corporate charter. In October 2007, Corporate Services International Profit-Sharing Plan (“CSIPSP”) agreed to contribute $30,000 as paid-in capital to our Company, the entire amount of which was contributed in January 2008. In consideration for the capital contribution, in October 2007 our Company issued to CSIPSP 225,000,000 shares of its Common Stock (pre-split, 9,000,000 post-split) representing approximately 97.83% of our shares of Common Stock outstanding on that date. On July 30, 2007, our Company through a series of transactions effectively reincorporated in the state of Delaware, while retaining the capital structure and number of shares outstanding of the previous California corporation. On January 14, 2008, our Company officially changed its name to Diversified Opportunities, Inc. On February 11, 2008, our Company enacted a reverse split of our shares of Common Stock on a 1:25 basis and concurrently increased our authorized capital stock to 310,000,000 shares comprised of 300,000,000 shares of Common Stock, $.001 par value and 10,000,000 shares of Preferred Stock, $.001 par value.

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Effective May 30, 2008, pursuant to the terms of a Stock Purchase Agreement dated May 16, 2008 (the “Purchase Agreement”) by and between QRSciences Holdings Limited (“QRSciences”), an Australian corporation (“QRSciences”) and CSIPSP, QRSciences purchased all of CSIPSP’s 9,000,000 shares of DVOP common stock in exchange for the payment of $650,000 by QRSciences to CSIPSP. The 9,000,000 shares of DVOP common stock constituted 97.83% of the 9,199,192 shares of Company Common Stock outstanding at that time. This purchase of CSIPSP’s shares by QRSciences resulted in a change of control. On April 13, 2010, QRSciences completed the sale of the 9,000,000 shares of our Company’s Common Stock which they owned to CT Partners, a California general partnership.

From the legal incorporation of Sugarmade-CA in March 2009 through October 2009, activities were primarily limited to exploring strategic alternatives and related negotiations in connection with what was to become its future operating business. On October 26, 2009, Sugarmade-CA (operating at the time as Simple Earth, Inc.) acquired all of the outstanding shares of common stock of Sugarmade, Inc. (“SMI”), a California corporation incorporated to import, sell and distribute sustainable and environmentally friendly non-tree-based paper products. SMI primarily sold its 100% tree free copy paper, as well as other 100% tree free paper products such as plates, bowls, napkins and toilet tissue. SMI did not have a long history having been founded in May 2009, nor did it have significant sales of its products and was therefore in search of a sales outlet for its products when acquired by Sugarmade-CA.

Sugarmade-CA acquired all of the outstanding shares of common stock of SMI in exchange for: 1) cash totaling $340,000; 2) a note payable totaling $60,000 (subsequently forgiven in February 2011); and 3) 10% of the then outstanding shares of Common Stock of our Company or 72,973 shares (with a nominal value at the date of acquisition of $.001 per share). Additionally, we are required to pay up to two additional earn-out payments of $200,000 to the seller of SMI: 1) if net income equals or exceeds $10 million in 2011; and/or 2) if net income exceeds $11 million in 2012.

In addition to minimal amounts of saleable inventory, SMI also had an exclusive license and supply agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”) located in the People’s Republic of China. SCPC is a contract manufacturer and a holder of intellectual property in the area of paper from non-wood sources. Under the LSA (as subsequently amended), we obtained the exclusive right (as defined therein) to market, distribute and manufacture SCPC’s proprietary products in Europe, North and South America and in other designated territories in the world. We also obtained the rights to the Sugarmade brand name and trademarks and other provisions of the agreement with SCPC also inure to the benefit of our Company. On February 17, 2011, SCPC forgave all amounts including accrued interest outstanding under the note payable due to them totaling $62,800. We accounted for the forgiveness as a capital contribution.

On April 23, 2011, we entered into an exchange agreement (the “Exchange Agreement”) with Sugarmade-CA. Under the terms of the Exchange Agreement, we acquired all of the outstanding stock of Sugarmade-CA (the “Exchange”). On May 9, 2011, our Company completed the Exchange. Our Company then changed its name from “Diversified Opportunities, Inc.” to “Sugarmade, Inc.” on June 24, 2011. Our Company operates under Sugarmade-CA, which is a wholly owned subsidiary of the Company (references in this filing to the Company include the operations of Sugarmade-CA).

Under the terms of the Exchange Agreement, Sugarmade-CA’s shareholders exchanged all of their shares of stock on a one-for-one basis for an aggregate of 8,864,108 shares of our Common Stock. In connection with the Exchange Agreement and effective at the closing of the Exchange transaction, our previous three principal shareholders agreed to enter into a Share Cancellation Agreement pursuant to which 8,762,500 shares held by them were canceled or redeemed in exchange for the Company’s payment of $210,000, the issuance of 200,000 warrants to purchase our shares of Common Stock at $1.25 per share, and certain registration rights.

In June 2017, the Company signed an exclusive distribution agreement for California, Oregon and Washington with privately held Plantation Corp. for its claimed breakthrough BudLife preservation technology based on integration of specialized gases and natural agents that allegedly dramatically extends the useful life of medical marijuana up to six (6) months by actively monitoring the internal containers environment and automatically adjusting its atmosphere as needed. We have conducted initial product prototype testing of the BudLife product, realizing positive results. The BudLife process is relatively untested, and there is no assurance that BudLife will achieve market acceptance. At this time, we are waiting for availability of BudLife products from Plantation, Corp.

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In December 2017, we entered into a master marketing agreement with BizRight, LLC, a marketer and manufacturer of cannabis and hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other cannabis-related grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties and sells various products to distributors and retailers.

The Agreement with the owners of BizRight contemplated, in part, a Share Exchange Agreement wherein the Company would have acquired all of the issued and outstanding shares of BizRight stock in exchange for the Company’s shares of authorized, a promissory note and earn-out shares. The negotiations required, among other requirements, that BizRight provide audited financial statements compliant with the Securities Exchange Act of 1934, to be filed by the Company in connection with the transaction. BizRight is currently having its financial statements audited. The Master Marketing Agreement with BizRight was later amended to include the acquisition of a BZRTH, LLC, a sister company of BizRight and a related party and affiliated entity with BizRight, assuming the same acquisition and other terms of the purchase option outlined in the original agreement.

The Company was the distributor of culinary seasoning products Sriracha Stix and Seasoning Stix. During September of 2016, the Company completed negotiations for and signed an agreement with HUY FONG FOODS, INC. (“HFFI”), the maker of Sriracha Hot Chili Sauce, under which the Company became a party to a license with Huy Fong Foods, Inc. gaining permission from Huy Fong Foods, Inc. to use the licensed marks for the limited products and purposes permitted by the license. Based on this agreement and a separate marketing and sales agreement signed with Seasoning Stixs International, LLC, the Company markets a culinary seasoning product named Sriracha Seasoning Stixs. Sriracha Seasoning Stixs are encapsulated Huy Fong Sriracha Sauce and other seasonings in the form of a stick, which are inserted into meat, fish and poultry prior to cooking. All trademarks, service marks and intellectual property remain the property of the respective owners.

We no longer operate in the culinary seasoning market. We now operate in the quick service restaurant supply and cannabis industries.

CONVERTIBLE PROMISSORY NOTES

On August 24, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible into common stock shares at a 25% discount of the average share price 30 days prior to the conversion date. As of December 31, 2021, the note is in default.

On September 18, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common stock shares at a 25% discount of the average share price 30 days prior to the conversion date. As of December 31, 2021, the note is in default.

On December 21, 2012, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common stock shares at a 25% discount of the average share price 30 days prior to the conversion date. As of December 31, 2021, the note is in default.

On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $40,000. The note has a term of one year with an interest rate of 8% and is convertible to common stock shares at a fixed conversion price of $0.07 per share. As of December 31, 2021, the note is in default.

On December 3, 2018, the Company entered into a convertible promissory note with an accredited investor for $35,000. The note has a term of one year with an interest rate of 8% and is convertible to common stock shares at a fixed conversion price of $0.07 per share. As of December 31, 2021, the note is in default.

On October 31, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $139,301. The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is $0.008 per share. On October 1, 2020, the Company entered into an agreement to amend the conversion price of the convertible promissory note to 60% of the lowest trading bid price in the 20 consecutive trading days immediately preceding to the conversion date. On November 10, 2021, the original note with unpaid interest was assigned to an accredited investor (“Assignee”). See Convertible note 16 below.

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On November 1, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is $0.008 per share. On October 1, 2020, the Company entered an agreement to amend the conversion price of the convertible promissory note to 60% of the lowest trading bid price in the 20 consecutive trading days immediately preceding to the conversion date. On November 10, 2021, the original note with unpaid interest was assigned to an accredited investor (“Assignee”). See Convertible note 16 below.

On September 8, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $110,000 (includes $10,000 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent. As of December 31, 2021, the note has been fully converted.

On September 10, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $227,700 (includes $20,700 OID and $7,000 legal expense). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date. During the year ended June 30, 2021, the note holder converted $117,700 of the principal amount plus $7,352 accrued interest expense into 90,167,551 shares of the Company’s common stock. As of December 31, 2021, the note has been fully converted.

On September 24, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $212,300 (includes $19,300 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent. As of December 31, 2021, the note was in default. The Company recorded additional $63,690 principal due to default breach occurred during the six months ended December 31, 2021.

On October 8, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $231,000 (includes $21,000 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent. As of December 31, 2021, the note was in default. The Company recorded additional $69,300 principal due to default breach occurred during the six months ended December 31, 2021.

On October 13, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $275,000 (includes $25,000 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent. As of December 31, 2021, the note was in default. The Company recorded additional $82,500 principal due to default breach occurred during the six months ended December 31, 2021.

On November 10, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $58,300 (includes $5,300 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days immediately prior to the conversion date. As of December 31, 2021, the note has been fully converted.

On February 8, 2021, the Company entered a convertible promissory note with an accredited investor for a total amount of $69,300 (includes $6,300 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date. As of December 31, 2021, the note has been fully converted.

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On June 14, 2021, the Company issued a convertible promissory note with an accredited investor for a total amount of $300,000. The note is due in three years and bear an interest rate of 1%. The conversion price for the note is the lesser of $0.0036 and 85% of the lesser of (i) 5 days VWAP on the trading day preceding the conversion date, and (ii) the VWAP on the conversion date. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Debentures then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

On November 10, 2021, the Company entered into an assignment and assumption agreement with the assignor and assignee for two assigned convertible notes in total face value of $277,903, which consists $239,300 of principal and $38,603 of unpaid interest. The new note is due 360 days after issuance and bears an interest rate of 10% per annum. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date.

In connection with the convertible debt, debt discount balance as of December 31, 2021 and June 30, 2021 were $234,435 and $391,086, respectively, and were being amortized and recorded as interest expenses over the term of the convertible debt.

EMPLOYMENT AGREEMENTS

On April 19, 2018, the Company entered into a consulting agreement with TAAD, LLP (the “Consultant”) to provide certain financial reporting preparation services. The Company will grant the Consultant 5,000,000 shares of the Company’s stock per quarter as consulting fees. As of December 31, 2021 and June 30, 2021, 15,000,000 common stock shares for fiscal year 2022 and 5,000,000 common stock shares for fiscal year 2021 have not been issued to the Consultant. As of December 31, 2021 and June 30, 2021, the Company had potential shares to be issued in total shares of 15,000,000 and 5,000,000, respectively.

Effective July 1, 2021, the Company entered into an employment agreement with Mr. Jimmy Chan, the Company’s CEO. Mr. Jimmy Chan will receive an annual salary of $250,000 with 50,000,000 commons stock shares at the end of fiscal year 2022. In addition, upon closing of each acquisition, Mr. Chan will receive 10% of the purchase price as a special bonus. As of December 31, 2021 and June 30, 2021, 37,500,000 common stock shares for fiscal year 2022 and 50,000,000 common stock shares for fiscal year 2021 have not been issued to Mr. Chan.

EMPLOYEES

As of the date of this filing, Sugarmade and Carry Out Supplies have seven full time employees and five part time independent contractors. Our twelve workers perform work across all segments of our business.

Our majority-owned subsidiary, NUG Avenue Inc. had one full time employee and 54 part-time workers.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of the date hereof, there are no legal claims currently pending or, to our knowledge, threatened against our Company that, in the opinion of our management, would be likely to have a material adverse effect on our financial position, results of operations or cash flows, except as follows:

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On December 11, 2013, the Company was served with a complaint from two convertible note holders and investors in the Company. On February 21, 2017, the Company signed a settlement agreement with the plaintiffs in the matter of Hannan vs. Sugarmade. Under the terms of the settlement agreement, the Company agreed to pay the plaintiffs an aggregate of $227,000 to settle all claims against the Company, which included the payoff of two notes outstanding. The parties estimated the value of the notes at approximately $80,000. As of June 30, 2020, third parties had purchased two notes of approximately $80,000. As of December 31, 2021, there remains a balance, plus accrued interest on the $258,858 and on the $80,000 due under the notes.

There can be no assurances that the ultimate liability relative to these lawsuits will not exceed what is outlined above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with (i) Sugarmade’s financial statements and related notes thereto, and (ii) the section entitled “Description of Business,” included in this prospectus. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus. As used in this section “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” unless otherwise indicated or the context requires, the terms “Sugarmade,” the “Company,” “we,” “our,” “ours” or “us” and other similar terms mean Sugarmade, Inc. and its subsidiaries.

Overview

Sugarmade, Inc. (hereinafter referred to as “we”, “us” or “the/our Company”) was originally incorporated on June 5, 1986 in California as Lab, Inc., and later that month, on June 24, 1986 changed its name to Software Professionals, Inc. On May 21, 1996, the Company changed its name to Enlighten Software Solutions, Inc. On June 20, 2007, Enlighten Software Solutions, Inc. was incorporated in Delaware for the purpose of merging with Enlighten Software Solutions, Inc. a California Corporation so as to affect a redomicile to Delaware. On January 24, 2008, the Company changed its name to Diversified Opportunities, Inc. On May 9, 2011 we closed on a Share Exchange Agreement with Sugarmade, Inc., a California corporation and on June 24, 2011 changed our name to Sugarmade, Inc.

On October 24, 2014 we acquired SWC Group, Inc., a California corporation doing business as, CarryOutSupplies.com. Today, our Company, Sugarmade, Inc. operates much of its business activities through our subsidiaries, SWC Group, Inc., a California corporation (“SWC’’), NUG Avenue, Inc., a California corporation (“NUG Avenue”), and Lemon Glow Company, Inc., a California corporation (“Lemon Glow”). Sugarmade, Inc. was founded in 2010.

Shares of our common stock are quoted on the OTC Pink Open Market tier of OTC Markets, which is a quotation system for early-stage and developing companies. Our trading symbol is “SGMD”. Our corporate website is www.sugarmade.com.

We operate in the Quick Service Restaurant Supply and the Cannabis-Related Products and Services industries.

Quick Service Restaurant Supplies

The Company’s current business operations began in 2014, when CarryOutSupplies.com (“Carry Out Supplies”), which had operated for five years, was acquired by Sugarmade, Inc. Carry Out Supplies operates as a wholly owned subsidiary and imports and supplies quick service restaurants with a variety of their disposable and recyclable plastic and paper products as well as non-medical personal protection equipment for use in restaurants. Carryout Supplies is a producer and wholesaler of custom printed and generic supplies, servicing more than 2,000 quick-service restaurants. Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, edible packaging, food containers, soup containers, plastic spoons and many other similar products for this market sector. Carry Out Supplies also imports and supplies customers with non-medical personal protection equipment (PPE) used in the restaurant industry.

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We estimate the Carry Out Supplies has approximately 20% market share in generic and custom printed products within the take-out frozen yogurt and ice cream industries. We target and supply to an underserved segment of the market – smaller and independent quick service restaurants. Typically, these restaurants are unable to afford the large minimum purchase volumes required by most suppliers. We benefit from this opportunity by allowing quick service restaurants to acquire custom printed disposable paper goods, such as those embossed with the restaurant’s logo and other information, in small lot sizes. For the fiscal year ended June 30, 2021, Carry Out Supplies generated approximately $1.75 million revenue, which represents 44% of our revenue for that period. Carry Out Supplies is not dependent on a single customer or small group of customers in this industry. No single customer accounted for more than 10% of annual sales.

Cannabis-Related Products and Services

In November 1996, voters approved Proposition 215, which decriminalized medicinal cannabis in California. Since the proposition was passed, most, if not all the regulation has been left to local governments.

In 2015, California enacted three bills—Assembly Bill 243 (Wood, Chapter 688 of the Statutes of 2015); Assembly Bill 266 (Bonta, Chapter 689 of the Statutes of 2015); and Senate Bill 643 (McGuire, Chapter 719 of the Statutes of 2015)—that collectively established a comprehensive state regulatory framework for the licensing and enforcement of cultivation, manufacturing, retail sale, transportation, storage, delivery, and testing of medicinal cannabis in California. This regulatory scheme is known as the Medical Cannabis Regulation and Safety Act (MCRSA).

In November 2016, California voters approved Proposition 64, the Adult Use of Marijuana Act (AUMA). Under Proposition 64, adults 21 years of age or older may legally grow, possess, and use cannabis for nonmedicinal purposes, with certain restrictions. In addition, beginning on January 1, 2018, AUMA made it legal to sell and distribute cannabis through a regulated business. Although California has chosen to legalize the cultivation, distribution, and use of cannabis, it remains an illegal Schedule I controlled substance under federal law. The intent of Proposition 64 and MCRSA was to ensure a comprehensive regulatory system that takes the production and sales of cannabis away from an illegal market and curtails the illegal diversion of cannabis from California into other states or countries.

According to the U.S. Department of Commerce Bureau of Economic Analysis, California had a 2021 gross domestic product of $3.35 trillion dollars, representing 14.6% of the total U.S. economy. If California were an independent country, its GDP would be the fifth-largest in the World, only behind the United States, China, Japan, and Germany. Due to the sheer size of its economy and due to it being among the earliest states to allow for both medical and recreational sales of cannabis, California, by all measures and specifically referenced in a recent report by cannabis research firm BDSA, produces more regulated and taxed cannabis revenue than any other state. According to the California Department of Tax and Fee Administration (the “CDTFA”), the state generated $5.2 billion in taxable sales during 2021, representing a 17.1% increase over the previous year. Taxes collected from the regulated sale of cannabis have become an important source of income for the State, with $1.3 billion collected during 2021 and $1.1 billion collected during 2020.

Our Cannabis Market Strategy and Businesses

We are involved in, or we are planning to enter, several sectors of the licensed and regulated California cannabis marketplace. These include cannabis delivery, cultivation, and general distribution. In addition, Sugarmade is actively seeking to make investments in areas related to these cannabis-specific industry verticals.

Our business strategy within the cannabis sector is to be highly selective in approaching business opportunities to engage in areas where we believe competition is less intense than the industry subsectors targeted by larger companies and established brands. Toward this goal, we have invested meaningfully in cannabis delivery service-related activities. The first of these was via our investments in Indigo Dye Group, which operates the Bud Cars cannabis delivery service in Sacramento, California. Additionally, we acquired a majority position in NUG Avenue, Inc., which is engaged in Los Angeles area cannabis delivery. We outline these business activities below.

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Relative to cultivation, via our acquisition of Lemon Glow Company, outlined below, we aim to be highly selective on the types of cannabis cultivated at the site once permits are issued and permission granted to begin our cultivation efforts. Competition relative to outdoor cannabis cultivation, a still-active black market, and a complex regulatory environment has resulted in many cannabis cultivators struggling to produce profits. Due to these factors, we plan to cultivate unique cannabis strains at the property, as we believe such strains will be more marketable due to lesser competition. Our plans include growing cannabis varieties to be utilized for freezing immediately upon harvest. We believe the “Fresh Frozen” approach could yield our Company superior margins and potentially long-term supply agreement with cannabis processors and manufacturers.

Additionally, we plan to explore the cultivation of exotic strains of cannabis that produce higher percentages of minor cannabinoids, such as Tetrahydrocannabivarin (THC-V). At this time, our plans to cultivate for the Fresh Frozen market and to cultivate exotic strains are in the early stages, and no such activities are currently taking place.

Our current cannabis investments and operations center of cannabis delivery in the Sacramento and Los Angeles areas, as follows:

Cannabis Delivery and Sales

The California cannabis market continues to grow rapidly. The Southern California region is one of the world’s largest single cannabis markets. According to the California Department of Tax and Fee Administration, the most recently reported quarterly period posted a significant increase in cannabis tax collection compared to the year-ago period. Like other types of delivery services, especially due to pandemic-related considerations, home cannabis delivery and convenience has rapidly gained acceptance among consumers. We believe that home delivery saves customers time and offers a convenient purchase method for cannabis products.

Los Angeles Area Delivery: In February 2021, we became the majority owner of NUG Avenue, Inc., a California corporation (“NUG Avenue”), which operates a licensed and regulated cannabis delivery service based in Lynwood, California, serving the greater Los Angeles Metropolitan area. The Company currently owns 70% of NUG Avenue’s Lynwood operations and holds rights of first refusal to participate up to 70% in any geographic expansion by NUG Avenue in the cannabis delivery industry. By way of our capital injection made into NUG Avenue and via our 70% ownership position, we consolidate and recognize 100% of the revenues and 70% of profits or loss generated by NUG Ave for its Lynwood Operations. NUG Avenue has over 29,000 registered users and approximately 10,000 unique customers who have already received cannabis products through its delivery services. NUG Avenue is not dependent on business from any one or a small group of customers.

Planned Los Angeles Area Sales: In June 2021, we announced plans to obtain three non-storefront cannabis licenses from the Los Angeles Department of Cannabis Regulation, along with corresponding licenses from the State of California Bureau of Cannabis Control. We can provide no assurance that these licenses will be issued. If issued, these licensed would allow us to open three new NUG Avenue delivery hubs in the Los Angeles metropolitan area. Each of the three cannabis licenses issued by the L.A. Department of Cannabis Regulation allows for up to three of five designated categories of licensed cannabis-related business activities: retail delivery, manufacturing and packaging, distribution, transport-only and cultivation. If the non-storefront cannabis licenses are obtained, which there is no assurance of, we intend to utilize them for a combination of retail delivery, the manufacturing and packaging of cannabis products, and distribution of cannabis consumer products.

Sacramento Area Delivery: We made an early-stage minority investment Indigo Dye Group (“Indigo”) which operates the “Budcars” cannabis delivery brand servicing the Sacramento area. As of October 2020, Budcars has over 30,000 customers registered in the Sacramento area. Indigo is not dependent on business from any one or a small group of customers.

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In early 2020, initially we became a 40% equity holder in Indigo. Under the investment agreement, to maintain our stake in Indigo, we are required to make monthly payments. If the Company determines, in its discretion not to continue to make full monthly payments, its 40% ownership interest in Indigo will decrease based on a formula in the agreement. As of December 31, 2021, we have opted to reduce payments and reduce our stake in Indigo from 40% to a 32% interest. Additionally, Sugarmade is no longer actively involved in day-to-day operations of Indigo.

Under the terms of our Indigo investment agreement, we hold an option to acquire an additional 30% interest in the company from the other owners. This option is currently exercisable and will expire on February 1, 2023. We have not exercised the option because we have allocated our resources to other opportunities more closely aligned with our long-term strategy of becoming a vertically integrated “seed-to-door” cannabis business and to focus on markets outside of the Sacramento area. We do not believe that we are likely to exercise the additional 30% Indigo option in the future.

Our investment in Indigo was deconsolidated and recorded as an investment in nonconsolidated affiliate at its $505,449 estimated fair value and changed to equity method of accounting. As of December 31, 2021, the Company recorded equity method investment in affiliates at $380,660, net with $60,747 loss from equity method investment.

Expansion into New Delivery Markets: In October 2021, we began pursuing geographic expansion by purchasing equity in other businesses with the long-term goal of offering delivery services in other parts of California. We are constantly looking for and evaluating new strategic opportunities to expand our business. In July 2021, we began pursuing opportunities to establish cannabis delivery operations in Oregon, a market where we continue to seek strategic opportunities. There is no assurance that we will enter the market in Oregon. Furthermore, we are actively evaluating strategic options for supplementing delivery with cultivation, manufacturing and packaging in the near-term. However, we can offer no assurances that we will be able to expand our business into these sub-sectors.

Cannabis Cultivation

In May 2021, we acquired 100% of Lemon Glow Company, Inc. As a result of this acquisition, we own 640 acres of property to cultivate cannabis in a north central region of California, outside of Commercial Cannabis Cultivation Exclusion Zones. Presently we have a conditional Use Permit issued by Community Development Department of the Lake County, California, to cultivate on 32 acres of the Property, which we estimate can yield 128,000 pounds (64 tons) of dry trimmed cannabis flower annually. The Company believes that the issuance of the conditional Use Permit is a significant step towards eventually cultivating cannabis on the property. However, the Company must obtain additional approvals and licenses from other local and state regulatory authorities in California. We expect to obtain the required approvals and licenses to begin growing cannabis on 32 acres of the 640 acre parcel we own in Spring of 2022.

We believe that our Company also benefits from the acquisition because the Lemon Glow in several ways. For example, the Lemon Glow core executive team remained with us. They work on-site at the cannabis cultivation site, applying over 30 years of combined cannabis cultivation experience. The on-site team is currently preparing the land while licenses and permits for growing are pending. If we are able to obtain licenses and permits necessary to grow cannabis on the property, of which there is no assurance, we do not expect that growing will begin before June 2022. Furthermore, if we obtain the necessary licenses and permits, we anticipate cultivating cannabis on one third of the 32-acre initial allowable planting area.

On January 24, 2022, we announced that we entered into a Letter of Intent with GenCann, Inc., the exclusive licensor of a group of cannabis chemovars that are rich in Tetrahydrocannabivarin (THC-V). However, the parties were unable to reach a definitive licensing agreement. The Letter of Intent terminated without penalty to either party on March 14, 2022. We intend to explore other strategic business partners for licensing other THC chemovars.

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Recent Developments

Reverse Stock Split and Increase in Authorized Shares of Capital Stock

A definitive Information Statement on Schedule 14C was filed with the Securities and Exchange Commission on February 4, 2022, informing shareholders of a reverse stock split of our common stock at a ratio of 1-for-200, with fractional shares rounded up to the next higher whole share (the “Reverse Stock Split”). The Reverse Stock Split is subject to clearance by the Financial Industry Regulatory Authority (“FINRA”), which is pending, and the Company will not effect the Reverse Stock Split until it is cleared by FINRA. The Board retains the authority to abandon the Reverse Stock Split for any reason at any time prior to effecting the Reverse Stock Split. The Information Statement also informed shareholders that the number of authorized shares of our common stock would be increased from 10,000,000,000 to 20,000,000,000. On March 2, 2022, we filed a Certificate of Amendment to our Certificate of Incorporation in Delaware which increased the total number of authorized shares that the Company has the authority to issue to 20,010,000,000, of which 20,000,000,000 are designated as common stock, par value $0.001 per share, and 10,000,000 of which are designated as preferred stock, par value $0.001 per share.

COVID-19 Impact

Our business and operating results for 2021 and 2020 were impacted by the COVID-19 pandemic. However, we have seen improvement in our business, which we expect to continue throughout fiscal year of 2022.

Results of Operations for the years ended June 30, 2021 and 2020

The following table sets forth the results of our operations for the years ended June 30, 2021 and 2020. Certain columns may not add due to rounding.

	For the years ended June 30,
	2021	2020
Revenues, net	3,979,049	4,362,585
Cost of goods sold	2,153,311	2,851,940
Gross margin	1,825,738	1,510,645
Operating expense	5,767,335	13,636,211
Loss from operations	(3,941,597)	(12,125,576)
Non-operating income (expense)	(2,091,204)	(9,408,995)
Equity method investment loss	(81,725)
Net income (loss)	(6,144,526)	(21,534,571)
Less: net loss attributable to the non-controlling interest	(188,392)	(195,416)
Net loss attributable to Sugarmade Inc.	(5,926,134)	(21,339,155)

Revenues

For the years ended June 30, 2021 and 2020, revenues were $3,979,049 and $4,362,585, respectively. The decrease was primarily due to the COVID 19 pandemic which had significant impact on the restaurant supply industry.

Cost of goods sold

For the years ended June 30, 2021 and 2020, cost of goods sold were $2,153,311 and $2,851,940, respectively. The decrease was primarily due to the COVID 19 pandemic which had significant impact on the restaurant supply industry.

Gross Profit

For the years ended June 30, 2021 and 2020, gross profit was $1,825,738 and $1,510,645, respectively. The increase was primarily due to the higher margin from the Indigo dye and NUG business. The gross profit margin was 45.88% and 34.63%, respectively, for the years ended June 30, 2021 and 2020.

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Selling, general and administrative, expenses

For the years ended June 30, 2021 and 2020, selling, general and administrative expenses were $5,767,335 and $13,636,211, respectively. The decrease was due to a decrease in stock compensation expenses for employees, legal, and consulting fees during the year ended June 30, 2021.

Non-operating income expenses

The Company had total non-operating expense of $2,091,204 and $9,408,995 for the years ended June 30, 2021 and 2020, respectively. The decrease in non-operating income is mainly related to the changes in fair value of derivative liabilities.

Net loss

Net loss totaled $5,926,134 for the year ended June 30, 2021, compared to a net loss of $21,534,571 for the year ended June 30, 2020. The decrease was due to a decrease in stock compensation expenses for employees, legal, and consulting fees during the year ended June 30, 2021.

Results of Operations for the three months ended December 31, 2021 and 2020

The following table sets forth the results of our operations for the three months ended December 31, 2021 and 2020:

	For the three months ended
	December 31,
	2021	2020

Net Sales	$1,235,825	$300,652
Cost of Goods Sold:	461,873	242,531
Gross profit	773,952	58,121
Operating Expenses	1,958,871	634,704
Loss from Operations	(1,184,919)	(576,583)
Other non-operating Expense:	(1,709,813)	(1,077,700)
Equity Method Investment Loss	(16,270)	(2,114)
Less: net income attributable to the noncontrolling interest	(54,168)	—
Net Loss	$(2,856,834)	$(1,656,397)

Revenues

For the three months ended December 31, 2021 and 2020, revenues were $1,235,825 and $300,652, respectively. The increase was primarily due to the sales increase in cannabis delivery services.

Cost of goods sold

For the three months ended December 31, 2021 and 2020, costs of goods sold were $461,873 and $242,531, respectively. The increase was primarily due to the Company had more sales from it’s paper product business compared to prior year.

Gross profit

For the three months ended December 31, 2021 and 2020, gross profit was $773,952 and $58,121, respectively. The increase was primarily due to the high profit for the cannabis delivery services.

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Operating expenses

For the three months ended December 31, 2021 and 2020, operating expenses were $1,958,871 and $634,704, respectively. The increase was mainly due to the increase in advertising and payroll expenses for the cannabis delivery services.

Other non-operating expense

The Company had total other non-operating expense of $1,709,813 and $1,077,700 for the three months ended December 31, 2021 and 2020, respectively. The increase in non-operating expense is related to the accounting for the changes in fair value of derivative liabilities.

Net loss

Net loss totaled $2,856,834 for the three months ended December 31, 2021, compared to a net loss of $1,656,397 for the three-month period ended December 31, 2020. The increase was mainly due to the accounting for the changes in derivative liabilities due to conversions.

The following table sets forth the results of our operations for the six months ended December 31, 2021 and 2020.

	For the six months ended
	December 31,
	2021	2020

Net Sales	$2,404,603	$2,446,979
Cost of Goods Sold:	848,812	1,272,429
Gross profit	1,555,794	1,174,550
Operating Expenses	3,993,315	2,619,720
Loss from Operations	(2,437,521)	(1,445,170)
Other non-operating Expense:	(2,315,454)	1,072,096
Equity Method Investment Loss	(60,747)	(2,114)
Less: net income attributable to the noncontrolling interest	(361,519)	—
Net Loss	$(4,452,203)	$(375,188)

Revenues

For the six months ended December 31, 2021 and 2020, revenues were $2,404,603 and $2,446,979, respectively. The decrease was primarily due to the deconsolidation of Indigo Dye for the cannabis delivery services.

Cost of goods sold

For the six months ended December 31, 2021 and 2020, costs of goods sold were $848,812 and $1,272,429, respectively. The decrease was primarily due to the deconsolidation of Indigo Dye for the cannabis delivery services.

Gross profit

For the six months ended December 31, 2021 and 2020, gross profit was $1,555,794 and $1,174,550, respectively. The increase was primarily due to the growth of NUG cannabis delivery services.

Operating expenses

For the six months ended December 31, 2021 and 2020, operating expenses were $3,993,315 and $2,619,720, respectively. The increase was primarily due to the advertising and promotion expense of cannabis delivery services.

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Other non-operating expense

The Company had total other non-operating expense of $2,315,453 and $1,072,096 income for the six months ended December 31, 2021 and 2020, respectively. The increase in non-operating expense is related to the accounting for the changes in fair value of derivative liabilities.

Net loss

Net loss totaled $4,452,203 for the six months ended December 31, 2021, compared to a net loss of $375,188 for the six months ended December 31, 2020. The decrease was mainly due to the accounting for the changes in derivative liabilities due to conversions.

Liquidity and Capital Resources

We have primarily financed our operations through the sale of unregistered equity and convertible notes payable. As of December 31, 2021, our Company had cash balance of $63,375, current assets totaling $2,185,432 and total assets of $18,191,627. We had current and total liabilities totaling $9,811,412 and $15,986,793, respectively. As of December 31, 2021, stockholders’ equity totaled $2,204,843.

The following is a summary of cash provided by or used in each of the indicated types of activities during the six months ended December 31, 2021 and 2020:

	2021	2020
Cash (used in) provided by:
Operating activities	$(2,399,196)	$(2,167,187)
Investing activities	(1,213,278)	-
Financing activities	2,278,905	2,086,732

Net cash used in operating activities was $2,399,196 for the six months ended December 31, 2021, and $2,167,187 for the six months ended December 31, 2020. The decrease was attributable to the changes in accounts receivable, prepayments, and other payables.

Net cash used in investing activities was $1,213,278 for the six months ended December 31, 2021, and $0 for the six months ended December 31, 2020. The increase was attributable to purchase of new vehicles and land improvements.

Net cash provided by financing activities was $2,278,905 for the six months ended December 31, 2021 and $2,086,732 for the six months ended December 31, 2020. The increase in cash inflow in 2021 was mainly due to proceeds from common stock issuance.

Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses. Other than the notes payable discussed above, borrowings from our bank and the production credit facility with our suppliers, we do not have any credit agreement or source of liquidity immediately available to us.

Given estimates of our Company’s future operating results and our credit arrangements with our suppliers, we are currently forecasting that we will need to secure additional financing to obtain adequate financial resources to reach profitability. As of December 31, 2021, we estimate that the cash necessary to implement our current business plan for the next twelve months is approximately $2,000,000.

Based on our need to raise additional funds to implement our business plans for the next twelve months, we have included a discussion concerning the presentation of our financial statements on a going concern basis in the notes to our unaudited condensed consolidated financial statements and our independent public accountants have included a similar discussion in their opinion on our financial statements through June 30, 2021. We will be required in the near future to issue debt or sell our Company’s equity securities in order to raise additional cash, although there are no firm arrangements in place for any such financing at this time. We cannot provide any assurances as to whether we will be able to secure the necessary financing, or the terms of any such financing transaction if one were to occur. The failure to secure such financing could severely curtail our plans for future growth or in more severe scenarios, the continued operations of our Company.

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Capital Expenditures

Our current plans do not call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment as we add employees to our Company. We are however continually evaluating the production processes of our third-party contract manufacturers to determine if there are investments, we could make in their processes to achieve manufacturing improvements and significant cost savings. Any such desired investments would require additional cash above our current forecast requirements.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

These interim unaudited condensed consolidated financial statements should be read in conjunction with our Company’s Annual Report on Form 10-K for the year ended June 30, 2021, which contains our audited consolidated financial statements and notes thereto, together with the Management’s Discussion and Analysis of Financial Condition and Results of Operation, for the fiscal year ended June 30, 2021. The interim results for the period ended December 31, 2021 are not necessarily indicative of the results for the full fiscal year.

Principles of consolidation

The consolidated financial statements include the accounts of our Company, its wholly-owned subsidiaries, SWC Group, Inc., a California corporation (“SWC’’), Lemon Glow Company, Inc., a California corporation (“Lemon Glow”), and its majority owned subsidiary, NUG Avenue, Inc., a California corporation (“Nug Avenue”), and Indigo Dye Group Corp., an investment in nonconsolidated affiliate (formerly a variable interest entity as of September 30, 2020). All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms to our Company, or which may not be available at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

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Business combinations

The Company applies the provisions of Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, in accounting for its acquisitions. It requires the Company to recognize separately from goodwill the assets acquired and the liabilities assumed, at the acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the acquisition date fair values of the net assets acquired and the liabilities assumed. The Company used third party valuation company to determine the assets acquired and liabilities assumed with the corresponding offset to goodwill.

Use of estimates

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC’’) No. 606, Revenue Recognition. Sugarmade applied a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied.

Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

Property, plant and equipment

Property and equipment is stated at the historical cost, less accumulated depreciation. Depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets for both financial and income tax reporting purposes as follows: Machinery and equipment; Furniture and equipment; Vehicles; Leasehold improvements; and Building.

Expenditures for renewals and betterments are capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of income.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property, plant, and equipment was recorded in operating expenses during the three and six months ended December 31, 2021 and 2020.

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

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Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, there was $0 and $43,800 impairment loss of its long-lived assets as of December 31, 2021 and June 30, 2021, respectively.

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessees to recognize the rights and obligations created by leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-11, Targeted Improvements, ASU No. 2018-10, Codification Improvements to Topic 842, and ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The new standard became effective April 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on July 1, 2019 using the modified retrospective transition approach as of the effective date of the initial application. The new standard provides a number of optional practical expedients in transition. The Company elected the “package of practical expedients”, which permits entities not to reassess under the new lease standard prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements.

The most significant effects of the adoption of the new standard relate to the recognition of new ROU assets and lease labilities on our balance sheet for office operating leases and providing significant new disclosures about our leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has also elected the short-term leases recognition exemption for all leases that qualify. This means that the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets and lease liabilities, for existing short-term leases of those assets in transition. The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for its leases. All existing leases are reported under this rule.

Under ASC 840, leases were classified as either capital or operating, and the classification significantly impacted the effect the contract had on the company’s financial statements. Capital lease classification resulted in a liability that was recorded on a company’s balance sheet, whereas operating leases did not impact the balance sheet.

Goodwill and Intangible Assets

Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for under the acquisition method. Intangible assets represent purchased intangible assets including developed technology and in-process research and development, technologies acquired or licensed from other companies, customer relationships, non-compete covenants, backlog, and trademarks and tradenames. Purchased finite-lived intangible assets are capitalized and amortized over their estimated useful lives. Technologies acquired or licensed from other companies, customer relationships, non-compete covenants, backlog, and trademarks and tradenames are capitalized and amortized over the lesser of the terms of the agreement, or estimated useful life. We capitalize cannabis cultivation license acquired as part of a business combination.

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Stock based compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Binomial Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk-free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock. We use our company’s own data among other information to estimate the expected price volatility and the expected forfeiture rate. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Earnings (Loss) per share

We calculate basic earnings (loss) per share (“EPS”) by dividing our net income (loss) by the weighted average number of common stock shares outstanding for the period, without considering common stock equivalents. Diluted EPS is computed by dividing net income or net loss by the weighted average number of common stock shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – include other inputs that are directly or indirectly observable in the marketplace.

Level 3 – unobservable inputs which are supported by little or no market activity.

The Company used Level 3 inputs for its valuation methodology for the derivative liabilities in determining the fair value using the Binomial option-pricing model for the three months ended December 31, 2021.

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Segment Reporting

FASB ASC Topic 280, “Segment Reporting’’, requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

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The Company’s financial statements reflect that substantially all of its operations are conducted in three industry segments – (1) paper and paper-based products such as paper cups, cup lids, food containers, etc., which accounts approx. 39% of the Company’s revenues; (2) Cannabis products delivery service and sales, which accounts approx. 61% of the Company’s total revenues.

A reconciliation of the Company’s segment operating income and cost of goods sold to the Consolidated Statements of Operations for the three and six months ended December 31, 2021 and 2020 is as follows:

	Three months ended
	December 31, 2021	December 31, 2020
Segment operating income
Paper and paper-based products	$538,815	$300,652
Cannabis products delivery	697,010	-
Total operating income	$1,235,825	$300,652

	Three months ended
	December 31, 2021	December 31, 2020
Segment cost of goods sold
Paper and paper-based products	$461,873	$242,531
Cannabis products delivery	-	-
Total cost of goods sold	$461,873	$242,531

	Six months ended
	December 31, 2021	December 31, 2020
Segment operating income
Paper and paper-based products	$977,358	$875,623
Cannabis products delivery	1,427,248	1,571,356
Total operating income	$2,404,606	$2,446,979

	Six months ended
	December 31, 2021	December 31, 2020
Segment cost of goods sold
Paper and paper-based products	$848,812	$624,969
Cannabis products delivery	-	647,460
Total cost of goods sold	$848,812	$1,272,429

New accounting pronouncements

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes”. The pronouncement simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, “Income Taxes”. The pronouncement also improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for us beginning in the first quarter of fiscal 2021, with early adoption permitted. We are still evaluating the impact this guidance will have on our consolidated financial statements.

In January 2020, the FASB issued ASU No. 2020-01, Investments – Equity Securities (Topic 321), Investments – Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. The Company have adopted this ASU on the consolidated financial statements in the year ended June 30, 2021. The adoption had no material impact on the consolidated financial statements in the year ended June 30, 2021 and three months ended December 31, 2021.

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In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

On March 2021, the FASB issued Accounting Standards Update (ASU) 2021-03, “Intangibles—Goodwill and Other (Topic 350): Accounting Alternative for Evaluating Triggering Events” (“ASU 2021-03”). The amendments in ASU 2021-03 provide private companies and not-for-profit (NFP) entities with an accounting alternative to perform the goodwill impairment triggering event evaluation as required in FASB Accounting Standards Codification (FASB ASC) 350-20, Intangibles—Goodwill and Other—Goodwill, as of the end of the reporting period, whether the reporting period is an interim or annual period. An entity that elects this alternative is not required to monitor for goodwill impairment triggering events during the reporting period but, instead, should evaluate the facts and circumstances as of the end of each reporting period to determine whether a triggering event exists and, if so, whether it is more likely than not that goodwill is impaired. The amendments in this ASU are effective on a prospective basis for fiscal years beginning after December 15, 2019. Early adoption is permitted for both interim and annual financial statements that have not yet been issued as of March 30, 2021. The Company have adopted this ASU on the consolidated financial statements in the year ended June 30, 2021. The adoption had no material impact on the consolidated financial statements in the year ended June 30, 2021 and period ended December 31, 2021.

On April 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” (“ASU 2021-04”) to clarify the accounting by issuers for modifications or exchanges of equity-classified warrants. The new ASU is available here and effective for all entities in fiscal years starting after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2021-04 on its financial statements.

On July 2021, the FASB issued ASU 2021-05, “Leases (Topic 842): Lessors—Certain Leases with Variable Lease Payments”, which upon adoption requires a lessor to classify a lease with variable lease payments (that do not depend on a rate or index) as an operating lease on commencement date if classifying the lease as a sales-type or direct financing lease would result in a selling loss. The amendments in this ASU are effective for all entities in fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. The adoption had no material impact on the consolidated financial statements for the period ended December 31, 2021.

On July 2021, the FASB issued ASU 2021-07, “Stock Compensation (Topic 718): Stock Compensation” (“ASU 2021-07”) to address the concerns from stakeholders about the cost and complexity of determining the fair value of equity-classified share-based awards for private companies. It specifically permits private companies to use 409A valuations prepared under US Treasury regulations to estimate the fair value of certain awards under ASC 718. The Update is effective for private companies in fiscal years starting after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2021-07 on its financial statements.

On August 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”) to require an acquirer to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with revenue recognition guidance as if the acquirer had originated the contract. That is, such acquired contracts will not be measured at fair value. ASU 2021-08 is effective for privately held companies with fiscal years beginning after December 15, 2023, with early adoption permitted. The Company is currently evaluating the impact of ASU 2021-08 on its financial statements.

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MANAGEMENT

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each. Our Board of Directors elects our executive officers annually by majority vote. Each director’s term continues until his or her successor is elected or qualified at the next annual meeting, unless such director earlier resigns or is remove. Set forth below is certain information concerning the directors and executive officers of the Company.

Name	Age	Position
Jimmy Chan	42	CEO & Chairman
Christopher Dieterich	73	Independent Director

Jimmy Chan has served as the Company’s Chief Executive Officer and Chairman since 2008. In addition, he has been, since 2008, the Chief Executive officer of CarryOutSupplies.com. From 2005 to 2007, he served as the Vice-President, for Emergence Capital, operating out of Garden Grove, California, and providing mortgage services to the general public. From 2003 to 2005, he was the Vice-President in charge of operations for Azusa Mobile, a T-Mobile authorized dealer, and prior to that he was the president of Cyber Gift, importing toys for distribution as a wholesaler. He is not an officer nor director of any other public companies.

Christopher H. Dieterich is qualified to serve as a Director by way his extensive legal and business experience. He graduated from Virginia Polytechnic Institute in 1969 (BS Engineering), University of California at Berkeley 1970 (MS Engineering) on full scholarship by Ford Foundation; and the University of California at Los Angeles in 1979 (JD Law/MS Economics), pursuant to a grant from Olin Foundation. He operates a law firm that specializes in SEC filings and venture capital arrangements, and currently represents 15 reporting public entities. The firm has participated in capital raises for over 50 clients, and hundreds of millions of dollars for those clients. The Board believes Mr. Dieterich adds significant value to not only corporate governance, but also to operational and capital acquisition efficiency.

The Company does not carry key man life insurance policies on any of the above principals or other key personnel.

There has never been a petition under the Bankruptcy Act, or any State insolvency law filed by or against the Company or its principals or key personnel. Additionally, there has never been a receiver, fiscal agent, or similar officer appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full Board of Directors performs the functions of these committees. We do not believe it is necessary for our Board of Directors to appoint such committees because the volume of matters that come before our Board of Directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our common stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Independence

We have one independent director (Christopher Dieterich), as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

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Director Compensation

Currently, non-employee directors do not receive any compensation for their services as directors. In the future, the Company expects to develop and adopt a compensation plan for all directors, officers and employees.

Code of Ethics

The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No executive officer, member of the Board of Directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Board Leadership Structure and Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer, both of which positions are held by Jimmy Chan. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating the leadership of the Company under Mr. Chan is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our other independent directors on our Board. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the completion of the offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. Our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business. The Board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its shareholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

●	under Delaware General Corporation Law for the unlawful payment of dividends; or

●	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

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To the extent that our directors and officers are indemnified under the provisions contained in our bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our articles of incorporation also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have not purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement, or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These foregoing provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

EXECUTIVE COMPENSATION

Compensation of Directors

Our current Directors do not receive compensation for their service on the board of directors. Unassociated with board service, Director Chan will receive annual salary of $250,000 in addition to 50,000,000 shares of Common Stock earned annually. Upon closing of each acquisition, Director Chan will get 10% of the purchase price as special bonus.

Executive Compensation

The following table summarizes all compensation recorded by us in the past two fiscal years for each of our named executive officers:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus (Preferred Shares)($)		Stock Awards (Common Stock) ($)		Option Awards ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jimmy Chan,	2021	$150,000	(1)	$0.001	(2)	$130,000	(1)	0	0	0	$280,000
Chief Executive Officer	2020	$108,000	(3)	$328,900	(4)	$21,000	(3)	0	0	0	$457,900

(1) For fiscal year 2021, Jimmy Chan received an annual salary of $150,000 and he was awarded 50,000,000 shares of common stock in fair value of $130,000 on June 30, 2021. As of the filing date, 50,000,000 common stock shares awarded in fiscal year 2021 have not yet been issued to Mr. Chan.

(2) The 1 share of Series C preferred stock owned by Mr. Chan has a par value of $0.001 and no conversion rights.

(3) For fiscal year 2020, Mr. Chan received annual salary of $108,000 and he was awarded 5,000,000 shares of common stock valued in fair value of $21,000 on June 30, 2021. As of the filing date, 5,000,000 common stock shares awarded in fiscal year 2020 have not yet been issued to Mr. Chan.

(4) Of the 2,126,500 Series B preferred stock awarded as a bonus in total fair value of $5,528,900 to Mr. Chan in April 2020, Mr. Chan entered into an agreement to waive his rights to convert 1,500,000 of the Series B preferred stock shares to common stock shares. In addition, on December 29, 2020, Mr. Jimmy Chan returned 1,000,000 bonus shares of Series B preferred shares to the Company. On May 11, 2021, Mr. Jimmy Chan returned another 1,000,000 bonus shares of Series B preferred shares to the Company. Following the aggregate return of 2,000,000 bonus shares of Series B preferred shares, the remaining 126,500 shares continue to be subject to the waiver of Mr. Chan’s rights to convert such shares to common stock shares in fair value of $328,900 on grant date.

Officer’s Compensation

During the fiscal year ended June 30, 2020, Mr. Chan received annual salary of $108,000 and he was awarded 5,000,000 shares of common stock on June 30, 2020. The Company recorded the fair value of stock awards in total of $21,000 based on the closing stock price of $0.0042 per share at June 30, 2020.

On April 15, 2020, Mr. Chan was awarded 2,126,500 shares of series B preferred stock as officer’s compensation. Each Series B preferred stock shall be redeemable into one thousand shares of common stock. The Company recorded the fair value of stock awards in total of $5,528,900 based on the 2,126,600 shares of Series B preferred stock multiplied by the closing common stock price of $0.0026 per share at April 15, 2021 and multiplied by one thousand shares of common stock. In addition, on December 29, 2020, Mr. Jimmy Chan returned 1,000,000 bonus shares of Series B preferred shares to the Company. On May 11, 2021, Mr. Jimmy Chan returned another 1,000,000 bonus shares of Series B preferred shares to the Company. Following the aggregate return of 2,000,000 bonus shares of Series B preferred shares, the remaining 126,500 shares continue to be subject to the waiver of Mr. Chan’s rights to convert such shares to common stock shares in fair value of $328,900 on grant date.

During the fiscal year ended June 30, 2021, Mr. Chan received annual salary of $150,000 and he was awarded 50,000,000 shares of common stock on June 30, 2021. The Company recorded the fair value of stock awards in total of $130,000 based on the closing stock price of $0.0026 per share at June 30, 2021.

In addition, On March 5, 2021, Mr. Chan was awarded 1 share of Series C preferred stock as bonus share at par value of $0.001. The number of authorized shares of the Series C preferred stock is one share. The share of Series C preferred stock shall have a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the common stock, par value $0.001 per share, of the Company, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one (1). Without the prior unanimous approval and consent of the Board of Directors of the Company, the share of Series C preferred stock may not be transferred by the original share holder. The Series C preferred stock shall not be convertible into shares of any other class of stock of the Company. The Series C preferred stock shall not be entitled to receive any dividends paid on any other class of stock of the Company. In the event of any liquidation, dissolution or winding up of the Company, the Series C preferred stock shall not be entitled to receive any distribution of any of the assets or surplus funds of the Company and shall not participate with the common stock or any other class of stock of the Company. The Series C preferred stock shall not participate in any distributions or payments to the holders of the common stock or any other class of stock of the Company and shall have no economic interest in the Company.

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Employment Agreements

On April 19, 2018, the Company entered into a consulting agreement with TAAD, LLP (the “Consultant”) to provide certain financial reporting preparation services. The Company will grant the Consultant 5,000,000 shares of the Company’s stock per quarter as consulting fees. As of December 31, 2021 and June 30, 2021, 15,000,000 common stock shares for fiscal year 2022 and 5,000,000 common stock shares for fiscal year 2021 have not been issued to the Consultant. As of December 31, 2021 and June 30, 2021, the Company had potential shares to be issued in total amount of $46,500 and $27,500, respectively.

Starting July 1, 2021, the Company entered into an employment agreement with Mr. Jimmy Chan, the Company’s CEO. Mr. Jimmy Chan will receive an annual salary of $250,000 with 50,000,000 commons stock shares at the end of fiscal year 2022. In addition, upon closing of each acquisition, Mr. Chan will receive 10% of the purchase price as a special bonus. As of December 31, 2021 and June 30, 2021, 37,500,000 common stock shares for fiscal year 2022 and 50,000,000 common stock shares for fiscal year 2021 have not been issued to Mr. Chan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 28, 2022, below is information with respect to the securities holdings of (i) our named executive officers, (ii) our directors, (iii) our executive officers and directors as a group, and (iv) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than 5% of the shares of Common Stock.

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. The following table is based on the number of shares of Common Stock outstanding totaling 9,975,425,266 as of the date hereof.

Name and Address	Series B Preferred	Series B Preferred (as converted to Common Stock)(1)	Series C Preferred		Common Stock		Total Ownership	Percentage of Class Beneficially Owned	Percentage of Voting Power
Executive Officers and Directors:
Jimmy Chan	500,000	500,000,000	1	(2)	37,708,235	(3)	537,708,236	5.39%	52.15	%(4)

Other 5% Stockholders:
Ryan Santiago	1,000,000	1,000,000,000	—		285,714,286		1,285,714,286	12.89%	5.14	%(4)
SBMS Capital Inc.	700,000	700,000,000	—		—		700,000,000	7.02%	2.80	%(4)

(1)	Each share of Series B Preferred stock is redeemable into 1,000 shares of Common Stock.

(2)	The one share of Series C Preferred held by Mr. Chan has no conversion rights. The share of Series C Preferred shall have a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the Common Stock, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one. The Series C Preferred shall vote on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and shall vote together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series C preferred stock is issued and outstanding.

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(3)	Represents (i) 19,063,502 shares of common stock held by Mr. Chan; (ii) 11,266,667 shares of common stock held by LMK Capital LLC; and (iii) 7,378,066 shares of common stock held by Amy Thai. Mr. Chan is majority owner of LMK Capital LLC and therefore, is deemed to be the beneficial owner of shares owned by LMK Capital LLC. Ms. Thai shares a household with Mr. Chan and Mr. Chan is deemed to beneficially own Ms. Thai’s shares.

(4)

Assumes conversion of all 2,541,500 shares of Series B Preferred stock. Assuming conversion of all Series B Preferred stock outstanding, there would be (a) 12,116,925,266 eligible votes plus (b) that number of votes plus one because of the voting power of the one share of Series C Preferred stock owned by Mr. Chan. Therefore, the total number of eligible votes assuming conversion of all Series B Preferred stock would be 24,233,850,533.

As of March 28, 2022, Mr. Chan, our CEO, beneficially owns approximately 52.15% of the total shareholder voting power.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy for Approval of Transactions with Related Persons

Our Company reviews transactions between our Company and persons or entities considered to be related parties (collectively “related parties”). Our Company considers entities to be related parties where an executive officer, director or a 5% or more beneficial owner of our shares of Common Stock (or an immediate family member of these persons) has a direct or indirect material interest. Transactions of this nature require the approval of our Board.

Related Party Transactions

On January 23, 2013, SWC received a loan from an officer for $40,000. The amount of loan bears no interest. As of December 31, 2021 and June 30, 2021, the balance of loans payable is $0 and $12,682, respectively.

On July 7, 2016, SWC received a loan from an officer. The amount of the loan bears no interest and amortized on a monthly basis over the life of the loan. As of December 31, 2021 and June 30, 2021, the balance of the loans payable were $80,592 and $49,447, respectively.

On November 21, 2016, SWC received a loan from an officer. The amount of the loan bears no interest and due in September 30, 2017. As of September 30, 2021. the note was in default. As of December 31, 2021 and June 30, 2021, the balance of the loans payable were $0 and $83,275, respectively.

On September 1, 2017, the Company engaged in a related party transaction with LMK Capital LLC, a related party company owned by Jimmy Chan, the Company’s CEO. The amount of the loan payable/receivable bears no interest and is due on demand. As of December 31, 2021 and June 30, 2021, the balance of the loan payable to LMK were $124,287 and $15,427, respectively, and the balance of loan receivable were $0 and $0, respectively.

From time to time, SWC receives short-term loans from LMK Capital, LLC for its working capital needs. As of June 30, 2021 and 2020, the Company’s outstanding balance to LMK is $26,452 and $0, respectively.

On September 28, 2020, the Company and LMK Capital LLC (“LMK”) entered into a lease contract (the “LMK Lease”) pursuant to which LMK agreed to lease to the Company five acres located in Northern California and owned by LMK (the “Property”). Jimmy Chan, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and majority stockholder of the Company, is majority owner of LMK. The term of the LMK Lease begins on October 1, 2020 and ends on September 30, 2023; provided, however, that at the end of the term, the LMK Lease will continue on a month-to-month basis. Pursuant to the terms of the LMK Lease, the Company will pay rent in the amount of $20,000 per month. The LMK Lease also provides that the Company will pay a $250,000 security deposit to LMK. Pursuant to the terms of the Lease, the monthly rent will increase to $0.50 per sq. ft. on cultivation area upon approval of certificate of occupancy with a 3% increase each subsequent year. As of June 30, 2021, the status of certificate of occupancy is still pending and the Company has not paid any security deposit to LMK yet.

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On February 15, 2021, the Company entered a promissory note with Manuel Rivera for borrowing $100,000 with maturity date on September 15, 2021; the note bears a monthly interest of $3,500 for 7 months. The Company shall pay the investor a fee of $70,000 within 45 days of its first harvest. As of June 30, 2021 and June 30, 2020, the outstanding loan balance under this note was $100,000 and $0, respectively.

On May 25, 2021, Lemon Glow received a loan from an officer. The amount of the loan bears no interest and due on demand. As of December 31, 2021 and June 30, 2021, the balance of the loans were $3,000 and $3,000, respectively.

On June 3, 2021, the Company entered into lease agreement with William Chung, a related party of the Company for a 2021 Ford Transit Connect Van. The lease payment shall be $926 monthly on a month to month basis. The Company shall have the option to end its lease with a 30-day advanced notice or convert to lease to purchase and car will be sold at fair market value.

On June 3, 2021, the Company entered into lease agreement with William Chung, a related party of the Company for two 2021 Hyundai Accent. The lease payment shall be $612 monthly per vehicle on a month to month basis. The Company shall have the option to end its lease with a 30-day advanced notice or convert to lease to purchase and car will be sold at fair market value.

On June 3, 2021, the Company entered into lease agreement with William Chung, a related party of the Company for a 2021 Hyundai Accent. The lease payment shall be $616 monthly on a month to month basis. The Company shall have the option to end its lease with a 30-day advanced notice or convert to lease to purchase and car will be sold at fair market value.

On December 14, 2021, SWC received a loan from an officer. The amount of the loan bears no interest and due on June 14, 2022. As of December 31, 2021 and June 30, 2021, the balance of the loan were $20,178 and $0, respectively.

As of December 31, 2021 and June 30, 2021, the Company had an outstanding balance of $228,057 and $163,831 owed to various related parties, respectively.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our certificate of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

Our Certificate of Incorporation, as amended on March 2, 2022, currently authorizes the issuance of up to 20,000,000,000 shares of Common Stock and up to 10,000,000 shares of preferred stock. As of March 28, 2022, there were (i) 9,975,425,266 shares of Common Stock issued and outstanding, held by approximately 268 holders of record, (ii) 2,541,500 shares of Series B Preferred issued and outstanding, and (iii) one share of Series C Preferred issued and outstanding. The number of holders our Common Stock does not include beneficial owners of Common Stock whose shares are held in the names of broker-dealers and registered clearing agencies.

A definitive Information Statement on Schedule 14C was filed with the Securities and Exchange Commission on February 4, 2022, informing shareholders of a reverse stock split of our common stock at a ratio of 1-for-200, with fractional shares rounded up to the next higher whole share (the “Reverse Stock Split”). The Reverse Stock Split is subject to clearance by the Financial Industry Regulatory Authority (“FINRA”), which is pending, and the Company will not effect the Reverse Stock Split until it is cleared by FINRA. The Board retains the authority to abandon the Reverse Stock Split for any reason at any time prior to effecting the Reverse Stock Split. The Information Statement also informed shareholders that the number of authorized shares of our common stock would be increased from 10,000,000,000 to 20,000,000,000. On March 2, 2022, we filed a Certificate of Amendment to our Certificate of Incorporation in Delaware which increased the total number of authorized shares that the Company has the authority to issue to 20,010,000,000, of which 20,000,000,000 are designated as common stock, par value $0.001 per share, and 10,000,000 of which are designated as preferred stock, par value $0.001 per share.

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Common Stock

Dividend Rights

We have never declared or paid any cash dividends on our Common Stock. For the foreseeable future, we do not anticipate paying any cash dividends on our Common Stock. Any future determination to pay dividends will be at the discretion of our Board of Directors. See the section titled “Dividend Policy” for additional information.

Voting Rights

Holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Liquidation Rights

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock

The Company has three series of Preferred Stock authorized:

●	Preferred stock, $0.001 par value, 7,000,000 shares authorized, 0 shares issued outstanding at December 31, 2021;
●	Series B Preferred stock, $0.001 par value, 2,999,999 shares authorized, 2,541,500 shares issued outstanding at December 31, 2021; and
●	Series C Preferred stock, $0.001 par value, 1 share authorized, and 1 share issued outstanding at December 31, 2021.

Mr. Chan is the Company’s Chief Executive Officer, Chairman, principal financial officer and principal accounting officer. In addition to other securities of the Company, Mr. Chan holds one share of the Company’s Series C preferred stock, $0.001 par value per share (the “Series C Preferred”), which has a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the Common Stock, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one. The Series C Preferred votes on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and votes together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series C Preferred is issued and outstanding. As a result of Mr. Chan’s share of Series C Preferred, Mr. Chan holds a majority of the voting power of the Company’s issued and outstanding capital stock.

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Undesignated Preferred Stock

Subject to limitations prescribed by Delaware law, our Board of Directors may issue preferred stock in one or more series, establish from time to time the number of shares to be included in each series, and determine for each such series of preferred stock the voting powers, designations, preferences, and special rights, qualifications, limitations, or restrictions as permitted by law, in each case without further vote of action by our stockholders. Our Board of Directors may also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Options and Warrants

None of the shares of our common stock are subject to outstanding options or warrants.

Transfer Agent

The transfer agent and registrar for our shares of Common Stock is West Coast Stock Transfer, Inc., 721 N Vulcan Ave Suite 205, Encinitas, CA 92024, telephone (619) 664-4780.

SELLING SECURITYHOLDER

This Prospectus relates to the possible resale from time to time by Dutchess Capital Growth Fund LP (the “Selling Securityholder”) named in the table below of any or all of the shares of common stock that has been or may be issued by us to the Selling Securityholders under the Purchase Agreement, as further described in detail below. For additional information regarding the transaction relating to the issuance of common stock covered by this Prospectus, see “Management’s Discussion and Analysis of Results of Operation and Financial Condition – Liquidity and Capital Resources” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Securityholder to offer the shares for resale from time to time.

The table below presents information regarding the Selling Securityholder and the shares of common stock that they may offer from time to time under the Purchase Agreement under this Prospectus. This table is prepared based on information supplied to us by the Selling Securityholders, and reflects holdings as of March 28, 2022. As used in this Prospectus, the term “Selling Securityholder” includes the Selling Securityholder, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from the Selling Securityholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Securityholder may offer under this Prospectus. The Selling Securityholder may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Securityholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Securityholders regarding the sale of any of the share.

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Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Securityholder have voting and investment power. With respect to the Equity Line with the Selling Securityholder, because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Securityholders pursuant to this Prospectus.

	Number of Shares of Common Stock Owned Prior to Offering				Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Owned after Offering
Name of Selling Securityholders	Number		Percent		Prospectus	Number (1)	Percent
Dutchess Capital Growth Fund LP (2)	-	(3)	*	%	2,237,671,552	-	-%

*less than 1%

(1) Assumes the sale of all shares being offered pursuant to this Prospectus.

(2) The Selling Securityholder principal business is that of a private investment firm. We have been advised that the Selling Securityholder is not members of FINRA, or independent broker-dealers, and that neither the Selling Securityholder nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. Dutchess Capital Advisors, LLC has sole voting and dispositive powers with respect to the shares of common stock being registered for sale by the Selling Securityholder.

(3) In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that the Selling Securityholder may be required to purchase under the Purchase Agreement (“Purchase Shares”) because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the Selling Securityholder’s control, including, but not limited to, the Registration Statement of which this Prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each drawdown of common stock to the Selling Securityholder under the Purchase Agreement is subject to certain agreed upon threshold limitations set forth therein. Also, under the terms of the Purchase Agreement, as amended, we may not issue shares of our common stock to the Selling Securityholder to the extent that the Selling Securityholder or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding the Company’s common stock.

Detailed Summary of Purchase Agreement

On January 6, 2022, Sugarmade, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Dutchess Capital Growth Fund LP (“Dutchess”) providing for an equity financing facility (the “Equity Line”). The Purchase Agreement provides that upon the terms and subject to the conditions in the Purchase Agreement, Dutchess is committed to purchase up to $10,000,000 of shares of the Company’s common stock over the 36-month term of the Purchase Agreement (the “Term”), which Term commences immediately following the initial date of effectiveness of the Registration Statement referenced below (the “Total Commitment”).

Under the terms of the Purchase Agreement, Dutchess will not be obligated to purchase shares of common stock unless and until certain conditions are met, including but not limited to a Registration Statement on Form S-1 (the “Registration Statement”) becoming effective which registers Dutchess’ resale of any common stock purchased by Dutchess under the Equity Line. The Purchase Agreement obligates the Company to file the Registration Statement within 45 business days of January 6, 2022; provided, however, Dutchess must be provided with a reasonable opportunity to review and comment upon such Registration Statement.

From time to time during the Term, the Company, in its sole discretion, may provide Dutchess with one or more drawdown notices (each, a “Drawdown Notice”), to purchase a specified number of shares of common stock (“Drawdown Notice Shares”), subject to the limitations discussed below. The actual amount of proceeds the Company will receive pursuant to each Drawdown Notice (the “Investment Amount”) is to be determined by multiplying the number of Drawdown Notice Shares by 93% of the lowest traded price of the common stock during the five business days prior to the Closing Date. Closing Date shall mean the date that is eight business days after the Clearing Date. Clearing Date shall mean the first business day that the Dutchess holds the Drawdown Notice Shares in its brokerage account and is eligible to trade the shares.

The maximum number of shares of common stock to be purchased pursuant to any single Drawdown Notice cannot exceed the lesser of (i) $250,000; (ii) 200% of the average daily traded value of the Drawdown Notice Shares during the five days immediately preceding the Drawdown Notice date; or (iii) that number of shares that would cause Dutchess to beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately prior to the issuance of the Drawdown Notice Shares (the “Ownership Limit”).

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In order to deliver a Drawdown Notice and sell Drawdown Notice Shares to Dutchess, certain conditions set forth in the Purchase Agreement must be met, including: (a) the representations and warranties of the Company shall be true and correct in all material respects as of the date of the Purchase Agreement and the applicable closing date; (b) since the date of the Company’s most recent filing with the Securities and Exchange Commission (the “SEC”), no event that had or is reasonably likely to have a material adverse effect has occurred; (c) the Company has no knowledge of an event it reasonably deems more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective within 15 days following the delivery of the Drawdown Notice; and (d) the Company shall have performed, satisfied and complied in all material respects its obligations under the Purchase Agreement. Notwithstanding the forgoing, the Company shall not issue any Drawdown Notice Shares if the issuance of such shares would exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of the principal market upon which the common stock trades, or if the issuance would violate such principal market’s shareholder approval requirements or if the issuance would violate the Ownership Limit.

The Purchase Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) the end of the 36-month Term; (ii) the date that the Company sells and Dutchess purchases the Total Commitment amount; (iii) the date that the Registration Statement is no longer effective; or (iv) the occurrence of certain specified insolvency or bankruptcy-related events. The Company may terminate the Purchase Agreement at any time by written notice to Dutchess in the event of a material breach of the agreement by Dutchess.

The Purchase Agreement also provides for mutual cross-indemnification of the parties and their affiliates in the event that either party incurs losses, liabilities, obligations, claims, damages, liabilities, costs, and expenses resulting from a breach of representations, warranties, covenants, or agreements under the Purchase Agreement; an untrue or misleading statement or misleading omission in the Registration Statement or any preliminary or final prospectus pursuant thereto; or a violation or alleged violation of federal or state securities laws and regulations.

In connection with the Equity Line, the Company also entered into a Registration Rights Agreement, dated January 6, 2022, with Dutchess (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale all of the shares issuable in accordance with the Purchase Agreement in a Registration Statement to be filed with the SEC.

The description of certain terms of the Purchase Agreement and the Registration Rights Agreement set forth above does not purport to be complete and is qualified in its entirety by the provisions of such agreements, attached to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2022, as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

PLAN OF DISTRIBUTION

Resale of Common Stock by Selling Securityholder

We are registering Common Stock offered by this prospectus on behalf of the Selling Securityholder. The Selling Securityholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on the OTC Pink (in the case of our Common Stock) or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. The shares registered for resale in this prospectus being offered by the Selling Securityholder will be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Securityholder may, from time to time, sell any or all of its shares of our Common Stock on any stock exchange, market, or trading facility on which the Shares are traded or in private transactions. The Selling Securityholder may use any one or more of the following methods when selling Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will sell the Shares as agent;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;

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●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such Shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or any other method permitted pursuant to applicable law.

The Selling Securityholders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The aggregate proceeds to the Selling Securityholder from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. We will receive proceeds from the sale of Shares to the Selling Security Holder under the Purchase Agreement, however we will not receive any of the proceeds from the resale of securities being offered by the Selling Securityholder named herein.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholder and any broker-dealer participating in the distribution of the securities shall be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Pursuant to the terms of the Purchase Agreement and the related Registration Rights Agreement, the Selling Securityholder may not engage in any short sales of the Company’s shares of Common Stock or other hedging activities. The Selling Securityholder may sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholder and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that the Selling Securityholder will attempt to sell shares of the Company’s Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Securityholder cannot assure that all or any of the Shares offered in this Prospectus will be issued to, or sold by, the Selling Securityholder. In addition, any brokers, dealers, or agents, upon effecting the sale of any of the Shares offered in this Prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Securityholder. The Selling Securityholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares if liabilities are imposed on that person under the Securities Act.

The Selling Securityholder may from time to time pledge or grant a security interest in some or all of the shares of our Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of Common Stock from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee or transferee as Selling Securityholders under this Prospectus.

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The Selling Securityholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees or pledgees will be the selling beneficial owners for purposes of this Prospectus and may sell the shares of Common Stock from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee or transferee as Selling Securityholders under this Prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of Common Stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our shares of Common Stock offered hereby will be paid by the Selling Securityholder.

The Selling Securityholder shall acquire the securities offered hereby in the ordinary course of its business under the Purchase Agreement and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by the Selling Securityholder. We will file a supplement to this Prospectus if the Selling Securityholder enters into a material arrangement with a broker-dealer for sale of shares of Common Stock being registered. If the Selling Securityholder uses this Prospectus for any sale of the shares of Common Stock, it will be subject to the Prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will sell the Shares as agent;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;
●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such Shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a Selling Securityholder wants to sell its securities under this prospectus in the United States, the Selling Securityholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a Selling Securityholder will be able to advise a Selling Securityholder in which states our securities are exempt from registration with that state for secondary sales.

Any person who purchases our securities from a Selling Securityholder offered by this prospectus who then wants to sell such securities will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement that includes this prospectus becomes effective, and a Selling Securityholder indicates in which state(s) such Selling Securityholder desires to sell such Selling Securityholder’s securities, we will be able to identify whether such Selling Securityholder will need to register or will be able to rely on an exemption therefrom.

84

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Reverse Stock Split and Increase in Authorized Shares of Capital Stock

A definitive Information Statement on Schedule 14C was filed with the Securities and Exchange Commission on February 4, 2022, informing shareholders of a reverse stock split of our common stock at a ratio of 1-for-200, with fractional shares rounded up to the next higher whole share (the “Reverse Stock Split”). The Reverse Stock Split is subject to clearance by the Financial Industry Regulatory Authority (“FINRA”), which is pending, and the Company will not effect the Reverse Stock Split until it is cleared by FINRA. The Board retains the authority to abandon the Reverse Stock Split for any reason at any time prior to effecting the Reverse Stock Split. The Information Statement also informed shareholders that the number of authorized shares of our common stock would be increased from 10,000,000,000 to 20,000,000,000. On March 2, 2022, we filed a Certificate of Amendment to our Certificate of Incorporation in Delaware which increased the total number of authorized shares that the Company has the authority to issue to 20,010,000,000, of which 20,000,000,000 are designated as common stock, par value $0.001 per share, and 10,000,000 of which are designated as preferred stock, par value $0.001 per share.

Sale of Restricted Shares

As of February 28, 2022, there were 9,425,425,266 shares of common stock outstanding. The 2,237,671,552 shares of common stock being offered by this Prospectus will be freely tradable, other than by any of our “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. In addition, 1,802,460,925  outstanding shares were issued and sold by us in private transactions and those shares are, or will be, eligible for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Transfer Agent

The transfer agent and registrar, for our Common Stock is West Coast Stock Transfer. The transfer agent and registrar’s address is at 721 N. Vulcan Ave., First Floor, Encinitas, CA 92024. The transfer agent’s telephone (619) 664-4780.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

EXPERTS

The consolidated financial statements of the Company as of and for the years ended June 30, 2021 and June 30, 2020 appearing in this Prospectus and the Registration Statement of which it is a part, have been audited by L&L CPAS, PA., an independent registered public accounting firm, as set forth in their report dated October 13, 2021 (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of December 31, 2021 and December 31, 2020 appearing in this Prospectus and the Registration Statement of which it is a part, have not been audited but have been reviewed by L&L CPAS, PA., the Company’s independent registered public accounting firm.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Delaware law, our articles of incorporation, as amended, and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

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SUGARMADE, INC.

F-1

19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Sugarmade, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sugarmade, Inc. and Subsidiary (“the Company”) as of June 30, 2021 and 2020 and the related statements of operations, stockholders’ deficit, cash flows and the related notes to consolidated financial statements (collectively referred to as the consolidated financial statements) for the years ended June 30, 2021 and 2020. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of its operations, changes in stockholders’ deficit and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Deconsolidation of Variable Interest Entities

As discussed in Notes 6 and 7 to the consolidated financial statements, the Company holds an equity investment in Indigo Dye Group (“Indigo”) and accounts for its investment as a consolidated variable interest entity (“VIE”) for the year ended June 30, 2020. During the year ended June 30, 2021, the Company ceased their control and deconsolidated the VIE and now accounts its investment under the equity method. To reach its accounting conclusion, the Company claimed it holds no controlling financial interest in Indigo. We identified the assessment of the controlling financial interest in Indigo as a critical audit matter.

Our principal audit procedures performed to address this critical audit matter included the following:

●	Evaluating if the Company has power to direct the activities of Indigo that the most significantly impact Indigo’s economic performance.
●	Evaluating the Company’s obligation to absorb losses of Indigo that could potentially be significant to Indigo or the right to receive benefits from Indigo that could potentially be significant to Indigo.

Investments Impairment

As discussed in Note 18 to the consolidated financial statements, the investment as of June 30, 2021 was $441,407. The Company performs an impairment testing at least once a year, or as deemed necessary due to the identification of a triggering event. The Company recognized a total impairment charge of $43,800 during the year ended June 30, 2021. The Company tests the investment asset utilizing a discounted cash flow method to determine the estimated fair value.

We identified the assessment of the fair value of the Company’s investments to be a critical audit matter. The discount rates and revenue growth rates are subjective measures and changes to these assumptions could have a significant effect on the Company’s assessment of the investment’s fair value. Inherent uncertainties exist related to the Company’s revenue growth rates and how various economic and other factors, including the projected impact from the COVID-19 pandemic, could affect the Company’s forecasted assumptions of future cash flows. Auditing these elements involved especially challenging and subjective auditor judgment, including the need for specialized skills and knowledge.

Our principal audit procedures performed to address the investments impairment included the following:

●	Assessing the Company’s ability to estimate future cash flows, including projected revenues, by comparing the Company’s historical cash flow forecasts by investment to actual results.
●	Evaluating the reasonableness of assumptions used in the Company’s estimate of fair value, including the revenue growth rate, given the inherent uncertainty of the COVID-19 pandemic.
●	Utilizing personnel with specialized knowledge and skill in valuation to assist in assessing the appropriateness of the methodology applied in estimating the fair values of the Company’s investments, discount rate used in the Company’s estimate of the fair value, including performing sensitivity analysis.

Intangible Assets Impairment

As discussed in Note 15 to the consolidated financial statements, the Company’s intangible assets were $10.6 million as of June 30, 2021. The Company’s intangible assets include amounts recognized in connection with business acquisitions. The intangible assets mainly related to the cannabis cultivation license. In accordance with ASC 360, definite-lived intangible assets were reviewed for impairment if a triggering event occurred. As of June 30, 2021, no triggering event was identified. As a result of that analysis, the Company concluded there was no impairment for intangible assets as of such date.

We identified the intangible assets impairment assessment as a critical audit matter because of the significant estimates and assumptions management used in the analysis. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort. In addition, the audit effort involved the use of professionals with specialized skill and knowledge.

F-2

Our principal audit procedures performed to address the intangible assets impairment included the following:

●	Performed qualitative procedures to identify if any indications to the impairment.
●	Performed a sensitivity analysis of significant assumptions, particularly as it relates to revenue growth rates and operating margins and evaluating the impact on the fair values that would result from changes in the assumptions.
●	Utilizing personnel with specialized knowledge and skill in valuation to assist in assessing the appropriateness of the methodology applied in estimating the fair values of the Company’s intangible assets and evaluating the reasonableness of certain assumptions used in valuation.

Goodwill Impairment

As discussed in Note 16 to the consolidated financial statements, the Company’s goodwill was $757,648 as of June 30, 2021. The Company’s goodwill was recognized in connection with business acquisitions. In accordance with ASC 350, goodwill is reviewed for impairment at least once a year. As of June 30, 2021, the Company concluded there was no impairment for intangible assets as of such date.

We identified the evaluation of the impairment analysis for goodwill as a critical audit matter because of the significant estimates and assumptions management used in the analysis. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort. In addition, the audit effort involved the use of professionals with specialized skill and knowledge.

Our principal audit procedures performed to address the goodwill impairment included the following:

●	Performed a sensitivity analysis of significant assumptions, particularly as it relates to revenue growth rates and operating margins and evaluating the impact on the fair values that would result from changes in the assumptions.
●	Utilizing personnel with specialized knowledge and skill in analysis to assist in assessing the appropriateness of the methodology applied in estimating the fair values of the Company’s goodwill and evaluating the reasonableness of certain assumptions used in analysis.

Convertible Notes

As discussed in Notes 24 and 25 to the consolidated financial statements, the Company had various debt instruments which included conversion features requiring bifurcation and separate accounting. Management evaluated the required accounting, significant estimates, and judgments around the valuation for these embedded derivatives. These embedded derivatives were initially measured at fair value and have subsequently been remeasured to fair value at each reporting period and at settlement.

There is no current observable market for these types of features and, as such, the Company determined the fair value of the embedded derivatives using a binomial option pricing model to measure the fair value of the bifurcated derivative. As a result, a high degree of auditor judgment and effort was required in performing audit procedures to evaluate the conclusions reached by management, as well as the inputs to the Company’s binomial option pricing model.

Our principal audit procedures performed to address this critical audit matter included the following:

●	We obtained an understanding of the controls and processes surrounding the evaluation, initial measurement and revaluation of the bifurcated derivatives.
●	We evaluated management’s assessment and the conclusions reached to ensure these instruments were recorded in accordance with the relevant accounting guidance.
●	We evaluated the fair value of the bifurcated derivatives that included testing the valuation models and assumptions utilized by management. We reviewed and tested the fair value model used, significant assumptions, and underlying data used in the model.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Plantation, FL

The United States of America

October 13, 2021

We have served as the Company’s auditor since March 2018.

F-3

Sugarmade, Inc. and Subsidiaries

Consolidated Balance Sheets

	For the Year Ended
	June 30, 2021	June 30, 2020
	(Audited)	(Audited)
Assets
Current assets:
Cash	1,396,944	441,004
Accounts receivable, net	435,598	134,517
Inventory, net	441,582	679,471
Loan receivables, current	-	1,365
Loan receivables - related party, current	-	122,535
Trading securities, at market value	1,451,922	-
Other current assets	182,457	263,404
Right of use asset, current	243,406	270,363
Total current assets	4,151,909	1,912,659
Noncurrent assets:
Property, plant and equipment, net	2,749,340	499,047
Intangible asset, net	10,650,394	9,800
Goodwill	757,648	-
Other noncurrent assets	-	54,163
Loan receivables, noncurrent	196,000	-
Loan receivables - related party, noncurrent	-	196,000
Right of use asset, noncurrent	486,253	835,393
Equity method investments in affiliates	441,407	-
Total noncurrent assets	15,281,042	1,594,403
Total assets	19,432,951	3,507,062

Liabilities and Stockholders’ Deficiency
Current liabilities:
Note payable due to bank	25,982	25,982
Accounts payable and accrued liabilities	2,058,839	1,583,228
Customer deposits	751,919	466,337
Customer overpayment	59,953	47,890
Unearned revenue	-	53,248
Other payables	750,485	691,801
Accrued interest	509,997	494,740
Accrued compensation and personnel related payables	15,471	35,361
Notes payable - Current	33,047	20,000
Notes payable - Related Parties, Current	15,427	15,427
Lease liability - Current	239,521	372,285
Loans payable - Current	392,605	319,314
Loan payable - Related Parties, Current	163,831	35,943
Convertible notes payable, Net, Current	1,421,694	1,740,122
Derivative liabilities, net	2,217,361	5,597,095
Warrants liabilities	21,042	79,910
Shares to be issued	138,077	101,577
Total current liabilities	8,815,251	11,680,260
Non-current liabilities:
Loans payable, noncurrent	308,588	197,946
Note payable, noncurrent	4,997,323	-
Convertible notes payable, Net, Noncurrent	17,422	-
Lease liability	524,149	767,729
Total noncurrent liabilities	5,847,482	965,675
Total liabilities	14,662,733	12,645,935

Stockholders’ equity (deficiency):
Series A Preferred stock, $0.001 par value, 7,000,000 shares authorized 0 and 2,000,000 shares issued outstanding at June 30, 2021 and June 30, 2020, respectively	-	2,000
Series B Preferred stock, $0.001 par value, 2,999,999 shares authorized 541,500 and 1,541,500 shares issued outstanding at June 30, 2021 and June 30, 2020, respectively	542	1,542
Series C Preferred stock, $0.001 par value, 1 share authorized, 1 and 0 share issued outstanding at June 30, 2021 and June 30, 2020, respectively	-	-
Common stock, $0.001 par value, 10,000,000,000 shares authorized, 7,402,535,677 and 1,763,277,230 shares issued and outstanding at June 30, 2021 and June 30, 2020, respectively	7,402,536	1,763,278
Additional paid-in capital	64,841,654	57,307,767
Share to be issued, Preferred stock	5,600,000	-
Subscription receivable	(500,000)	-
Share to be issued, Common stock	1,889,608	236,008
Accumulated deficit	(74,364,466)	(68,438,332)
Total stockholders’ equity (deficiency)	4,869,874	(9,127,737)
Non-Controlling Interest	(99,656)	(11,136)
Total stockholders’ equity (deficiency)	4,770,218	(9,138,873)
Total liabilities and stockholders’ equity (deficiency)	19,432,951	3,507,062

The accompanying notes are an integral part of these consolidated audited financial statements.

F-4

Sugarmade, Inc. and Subsidiaries

Consolidated Statements of Operations

(Audited)

	For the Year Ended,
	June 30, 2021	June 30, 2020
Revenues, net	$3,979,049	$4,362,585
Cost of goods sold	2,153,311	2,851,940
Gross profit	1,825,738	1,510,645

Selling, general and administrative expenses	1,824,757	1,734,830
Advertising and promotion expense	844,890	430,141
Marketing and research expense	431,913	514,394
Professional expense	1,438,341	1,128,896
Salaries and wages	709,041	572,683
Stock compensation expense	518,393	9,255,277
Total operating expenses	5,767,335	13,636,221

Loss from operations	(3,941,597)	(12,125,576)

Non-operating income (expense):
Other (expense) income	12,637	3,064
Gain in loss of control of VIE	313,928	-
Interest expense	(1,700,420)	(1,613,044)
Bad debts	(522,352)	(240,157)
Change in fair value of derivative liabilities	1,087,485	(1,442,295)
Warrant Expense	58,868	(119,526)
Loss on impairment	(43,800)	(2,066,958)
Loss on settlement	(106,051)	(393,135)
Inventory loss	(3,742)	-
Gain on asset disposal	-	(119,044)
Amortization of debt discount	(2,617,274)	(3,823,500)
Debt forgiveness	96,595	590,226
Gain on debt conversion	-	(184,626)
Loss on deposits	(119,000)	-
Unrealized gain on securities	1,451,922	-
Total non-operating expenses, net	(2,091,204)	(9,408,995)
Equity Method Investment Loss	(81,725)	-
Net loss	$(6,114,526)	$(21,534,571)

Less: net loss attributable to the noncontrolling interest	$(188,392)	$(195,416)
Net loss attributable to SugarMade Inc.	$(5,926,134)	$(21,339,155)

Basic net income (loss) per share	$(0.00)	$(0.02)
Diluted net income (loss) per share	$(0.00)	$(0.02)

Basic and diluted weighted average common shares outstanding *	3,851,836,959	939,171,416

*	Shares issuable upon conversion of convertible debts and exercising of warrants were excluded in calculating diluted loss per share

The accompanying notes are an integral part of these consolidated audited financial statements

F-5

Sugarmade, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

(Audited)

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C		Common stock		Additional paid-	Shares to be issued, common	Shares to be cancelled, preferred	Subscription Receivable -	Common Shares	Common Shares	Accumulated	Non Controlling	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	in capital	shares	shares	CS	Subscribed	Subscribed	deficit	Interest	Equity

Balance at June 30, 2019	2,000,000	$2,000	-	$-	-	$-	697,608,570	$697,610	$61,038,875	$-	$-	$-	$-	$29,000	$(47,088,951)	$-	$14,678,534
Share issued for cash	-	-	-	-	-	-	138,461,538	138,462	551,817	-	-	-	236,008	-	-		926,287
Shares issued for conversions	-	-	-	-	-	-	1,077,643,486	1,077,642	971,128	-	-	-	-	-	-		2,048,770
Reclass derivative liability from conversion	-	-	-	-	-	-	-	-	2,819,825	-	-	-	-	-	-		2,819,825
Share issued for warrant exercises	-	-	-	-	-	-	28,381,818	28,382	(14,249)	-	-	-	-	-	-		14,133
Option granted	-	-	-	-	-	-	-	-	118,750	-	-	-	-	-	-		118,750
Shares issued for services compensation	-	-	415,000	415	-	-	1,500,000	1,500	5,945,835	-	-	-	-	-	-		5,947,750
Shares issued for offcier’s compensation	-	-	1,126,500	1,127	-	-	-	-	2,927,773	-	-	-	-	-	-		2,928,900
Shares issued for debt settlement	-	-	-	-	-	-	19,181,818	19,182	300,273	-	-	-	-	(29,000)	-		290,455
Initial valuation of BCF	-	-	-	-	-	-	-	-	449,301	-	-	-	-	-	-		449,301
Shares issued/cancelled for Award - Bizright	-	-	-	-	-	-	(199,500,000)	(199,500)	(17,786,542)	-	-	-	-	-	-		(17,986,042)
Indigo & Budcars Investment	-	-	-	-	-	-	-	-	169,262	-	-	-	-	-	-		169,262
Changes in non-controlling interest	-	-	-	-	-	-	-	-	(184,280)	-	-	-	-	-	-	184,280	-
Cumulative effect of ASU 2016-02	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(10,236)	-	(10,236)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(21,339,145)	(195,416)	(21,534,571)
Balance at June 30, 2020	2,000,000	$2,000	1,541,500	$1,542	-	$-	1,763,277,230	$1,763,278	$57,307,768	-	$-	$-	$236,008	$-	$(68,438,332)	$(11,136)	$(9,138,873)
Reclass derivative liability to equity from conversion	-	-	-	-	-	-	-	-	4,956,142	-	-	-	-	-	-	-	4,956,142
Shares issued for cash	-	-	-	-	-	-	2,639,600,002	2,639,600	2,227,400	-	-	(500,000)	(196,000)	-	-	-	4,171,000
Shares issued for conversions	-	-	-	-	-	-	2,451,338,059	2,451,338	109,033	-	-	-	-	-	-	-	2,560,371
Preferred stock conversions	(2,000,000)	(2,000)	-	-	-	-	360,647,019	360,647	141,353	-	-	-	-	-	-	-	500,000
Reclassification due to deconsolidation of VIE	-	-	-	-	-	-	-	-	(169,262)	-	-	-	-	-		35,136	(134,126)
Repayment of capital to noncontrolling minority	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(24,000)	(24,000)
Shares issued for consulting services	-	-	-	-	-	-	187,673,367	187,673	268,221	-	-	-	-	-	-	-	455,894
Series B preferred share cancelled	-	-	(1,000,000)	(1,000)	-	-	-	-	1,000	-	-	-	-	-	-	-	-
Series C preferred share issued to officer	-	-	-	-	1	-	-	-	-	-	-	-	-	-	-	-	-
Distributions from non-controlling interests in other consoldiated subsidiaires	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	88,736	88,736
Shares issued for acquisition	-	-	-	-	-	-	-	-	-	5,600,000	-	-	1,849,600	-	-	-	7,449,600
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,926,134)	(188,392)	(6,114,526)
Balance at June 30, 2021	-	$-	541,500	$542	1	$-	7,402,535,677	$7,402,536	$64,841,655	$5,600,000	$-	$(500,000)	$1,889,608	$-	$(74,364,466)	$(99,656)	$4,770,218

The accompanying notes are an integral part of these consolidated audited financial statements.

F-6

Sugarmade, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Audited)

	For The Year Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(5,926,134)	$(21,339,155)
Non-controlling interest	(188,392)	(195,416)
Adjustments to reconcile net loss to cash flows from operating activities:
Excess derivative expense	414,465	449,301
Loss on settlement	106,051	393,135
Loss on deposits	119,000	-
Gain on debt forgiveness	(96,595)	590,226
Gain on loss of control of VIE	(313,928)	-
Return on EB5 Investment	500,000	-
Amortization of debt discount	2,617,274	3,823,500
Stock based compensation	518,394	9,225,076
Change in fair value of derivative liability	(1,087,485)	2,109,930
Change in exercise of warrant	(58,868)	119,525
Depreciation	105,982	110,032
Amortization of intangible assets	2,206	1,400
Impairment loss	43,800	2,066,958
Unrealized gain on securities	(1,451,922)	-

Changes in assets and liabilities:
Accounts receivable	(301,081)	83,628
Inventory	93,020	(323,186)
Prepayment, deposits and other receivables	(594,074)	403,471
Other assets	54,163	(30,193)
Other payables	202,760	-
Accounts payable and accrued liabilities	1,122,211	423,199
Customer deposits	297,645	184,131
Unearned revenue	(53,248)	(8,424)
Right of use assets	232,374	(650,165)
Lease liability	(232,622)	674,188
Investment to Indigo Dye	(564,819)	-
Shares to be issued - liabilities	(26,000)	-
Interest Payable	160,826	(96,046)

Net cash used in operating activities	(4,314,832)	(1,984,876)

Cash flows from investing activities:
Purchase of fixed assets	(69,265)	(132,494)
Investment proceeds from Lemon Glow	(274,274)	-
Investment proceeds from NUG	(28,673)	-

Net cash used in investing activities	(372,210)	(132,494)

Cash flows from financing activities:
Proceeds from shares issuance	4,171,000	690,280
Contributions of capital to noncontrolling minority	88,736	-
Distributions of capital to noncontrolling minority	(24,000)
Loan receivable	1,365	84,168
Loan receivable - related parties	38,044	(318,535)
Proceeds (Repayment) from(to) notes payable, net	(345,287)	-
Proceeds (Repayment) from(to) note payable - related parties, net	-	(2,573)
Proceeds from advanced shares issuance	-	136,000
Proceeds (Repayment) from(to) loans payable, net	182,087	302,675
Proceeds (Repayment) from(to) loans payable - related parties, net	122,401	5,943
Proceeds from convertible notes	2,174,200	1,626,045
Repayment of convertible notes	(438,752)	-
Reduction of cash due to Indigo deconsolidation	(326,812)	-

Net cash provided by financing activities	5,642,982	2,524,003

Net increase in cash	955,940	406,633

Cash paid during the period for:
Cash, beginning of period	441,004	34,371
Cash, end of period	$1,396,944	$441,004

Supplemental information —
Net changes in financial statement amount due to purchase of Lemon Glow:
Goodwill acquired	757,648	-
Intangible assets acquired	10,637,000	-
Property, plant and equipment acquired	2,348,167	-
Liabilities recognized	(6,018,943)	-
Equity issued	(7,449,600)	-
Net realized gains on the transactions	-	-
Net cash paid for acquisition of Lemon Glow	274,272	-

Net changes in financial statement amount due to purchase of Nug Ave:
Property, plant and equipment acquired	32,860	-
Other assets acquired	5,800	-
Liabilities recognized	(9,987)	-
Net realized gains on the transactions	-	-
Net cash paid for acquisition of Nug Ave	28,673	-

Supplemental disclosure of non-cash financing activities —
Shares issued for conversion of convertible debt	2,560,371	1,959,497
Reduction in derivative liability due to conversion	4,956,143	2,819,825
Debt discount related to convertible debt	2,127,481	3,315,037
Debts settled through shares issuance	-	229,000
Shares issued for award to Bizright	-	(32,291,060)
Shares cancelled for termination of Bizright Acquisition	-	32,283,910
Shares issued for warrant exercise	-	28,381
Reclassification from prepaid deposit to BZRTH investment	-	(883,958)

The accompanying notes are an integral part of these consolidated audited financial statements

F-7

Notes to Consolidated Financial Statements

1. Nature of Business

Sugarmade, Inc. (hereinafter referred to as “we”, “us” or “the/our Company”) is a publicly-traded company incorporated in the state of Delaware. Our previous legal name was Diversified Opportunities, Inc. Our Company, Sugarmade, Inc. operates much of its business activities through our subsidiaries, SWC Group, Inc., a California corporation (“SWC’’), NUG Avenue, Inc., a California corporation (“Nug Avenue”), and Lemon Glow Company, Inc., a California corporation (“Lemon Glow”). Sugarmade, Inc. was founded in 2010. In 2014, CarryOutSupplies.com was acquired by Sugarmade, Inc., creating the Company as it is today.

Shares of our common stock are quoted on the OTC Markets, which is a quotation system for early-stage and developing companies. Our trading symbol is “SGMD”. Our corporate website is www.Sugarmade.com.

As of the date of this filing, we are involved in several business sectors and business ventures:

Paper and paper-based products: The supply of consumable products to the quick-service restaurant sub-sector of the restaurant industry, and as an importer and distributor of non-medical personal protection equipment to business and consumers, via our CarryOutSupplies.com subsidiary (“Carryout Supplies”). Carryout Supplies is a producer and wholesaler of custom printed and generic supplies, servicing more than 2,000 quick-service restaurants. The primary products are plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, edible packaging, food containers, soup containers, plastic spoons, and similar products for this market sector. This subsidiary, which was formed in 2009, was recently expanded to also offer non-medical personal protective equipment.

NUG Avenue, Inc. investment into licensed cannabis delivery in Los Angeles area markets. During February 2021, we became a majority owner of NUG Avenue, Inc., a California corporation (“NUG Avenue”), which operates a licensed and regulated cannabis delivery service out of Lynwood, California, serving the greater Los Angeles Metropolitan area (the “Lynwood Operations”). The Company currently owns a majority stake of seventy percent (70%) of NUG Avenue’s Lynwood Operations and holds first rights of refusal on NUG Avenue’s business expansion relative to the cannabis marketplace. By way of our capital injection made into NUG Avenue and by via our 70% ownership position, we consolidate and recognize 100% of the revenues and 70% of profits or loss generated by NUG Ave for its Lynwood Operation.

Cannabis products delivery service and sales: As a joint owner in the Budcars licensed cannabis delivery service brand (“Budcars” or the “Budcars Brand”). Budcars operates a licensed cannabis delivery service in the Sacramento, California area. During early 2020, the Company entered into agreement with Indigo Dye Group (“Indigo”) to acquire 40% stake in the Budcars Brand and in the Sacramento delivery operations. Under the terms of the agreement with Indigo, Sugarmade acquired an option to purchase an additional 30% interest in Budcars. Upon exercise of this option, the Company would acquire a controlling interest in Indigo. As of June 30, 2021, the option has not yet been exercised and the Company’s stake in Budcars was at 40%. Starting on October 1, 2020, the Company plans to open new locations via purchasing equity in other Brand/Franchises to cover delivery for the entire California. Therefore, the Company is not likely at this time to exercise its option to acquire the additional 30% interest in Indigo. In addition, the Company is no longer involved in day-to-day operations of Indigo and going forward, the Company intends to pursue cannabis delivery independent of Indigo. As of October 1, 2020, the Company ceased to have control over the day-to-day business of Indigo and it was deconsolidated and recorded as an investment in nonconsolidated affiliate at its $505,449 estimated fair value and changed to equity method of accounting. Pursuant to the terms of the Indigo agreement, if the Company determines, in its discretion not to continue to make monthly payments, its 40% ownership interest in Indigo will be decreased according to the payment then made. As of December 31, 2020, the Company made $59,370 additional payments, and hold approximately 32% of the ownership of Indigo. As of June 30, 2021, the Company recorded equity method investment in affiliates at $441,407, net with $81,725 loss from equity method investment. (See Note 6 and Note 7)

Selected cannabis and hemp projects: On May 12, 2021, SugarMade, Inc. entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) by and between Lemon Glow Corporation, a California corporation (“Lemon Glow”), Carnaby Spot Bay Corp, a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”) and Ryan Santiago (the “Shareholder Representative”), pursuant to which, on May 25, 2021 and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into Lemon Glow, with Lemon Glow being the surviving corporation (the “Merger”). The principal asset of Lemon Glow is land and the Company is not an operating company. As a result of the Merger, Lemon Glow became a wholly-owned subsidiary of the Company.

F-8

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of consolidation

The consolidated financial statements include the accounts of our Company, its wholly-owned subsidiaries, SWC Group, Inc., a California corporation (“SWC’’), Lemon Glow Company, Inc., a California corporation (“Lemon Glow”), and its majority owned subsidiary, NUG Avenue, Inc., a California corporation (“Nug Avenue”). All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms to our Company, or which may not be available at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Business combinations

The Company applies the provisions of Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, in accounting for its acquisitions. It requires the Company to recognize separately from goodwill the assets acquired and the liabilities assumed, at the acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the acquisition date fair values of the net assets acquired and the liabilities assumed. The Company used third party valuation company to determine the assets acquired and liabilities assumed with the corresponding offset to goodwill.

F-9

Use of estimates

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue recognition

We recognize revenue in accordance with FASB ASC No. 606, Revenue Recognition. Sugarmade applied a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied.

Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessees to recognize the rights and obligations created by leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-11, Targeted Improvements, ASU No. 2018-10, Codification Improvements to Topic 842, and ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The new standard became effective April 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on July 1, 2019 using the modified retrospective transition approach as of the effective date of the initial application. The new standard provides a number of optional practical expedients in transition. The Company elected the “package of practical expedients”, which permits entities not to reassess under the new lease standard prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements.

The most significant effects of the adoption of the new standard relate to the recognition of new ROU assets and lease labilities on our balance sheet for office operating leases and providing significant new disclosures about our leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has also elected the short-term leases recognition exemption for all leases that qualify. This means that the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets and lease liabilities, for existing short-term leases of those assets in transition. The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for its leases. All existing leases are reported under this rule.

Under ASC 840, leases were classified as either capital or operating, and the classification significantly impacted the effect the contract had on the company’s financial statements. Capital lease classification resulted in a liability that was recorded on a company’s balance sheet, whereas operating leases did not impact the balance sheet.

F-10

Property and equipment

Property and equipment is stated at the historical cost, less accumulated depreciation. Depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets for both financial and income tax reporting purposes as follows:

Machinery and equipment	3-15 years
Furniture and equipment	7 years
Vehicles	5 years
Leasehold improvements	30 years

Expenditures for renewals and betterments are capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of income.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property, plant, and equipment was recorded in operating expenses during the years ended June 30, 2021 and 2020.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, there was $43,800 and $2,066,958 impairment loss of its long-lived assets as of June 30, 2021 and 2020, respectively.

Income taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740’’), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspect of the recognition and measurement related to accounting for income taxes.

We adopted the provisions of ASC 740 as of October 2, 2008 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as open tax years in these jurisdictions. We have identified the U.S. federal and California as our ‘major’ tax jurisdictions and generally, we remain subject to Internal Revenue Service examination after our 2013 U.S. federal income tax returns. However, we have certain tax attribute carryforwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes. We have not taken any uncertain positions that would necessitate recording of tax related liability as of June 30, 2021 and 2020.

Goodwill and Intangible Assets

Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for under the acquisition method. Intangible assets represent purchased intangible assets including developed technology and in-process research and development, technologies acquired or licensed from other companies, customer relationships, non-compete covenants, backlog, and trademarks and tradenames. Purchased finite-lived intangible assets are capitalized and amortized over their estimated useful lives. Technologies acquired or licensed from other companies, customer relationships, non-compete covenants, backlog, and trademarks and tradenames are capitalized and amortized over the lesser of the terms of the agreement, or estimated useful life. We capitalize cannabis cultivation license acquired as part of a business combination.

F-11

Stock based compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Binomial Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk-free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock. We use our company’s own data among other information to estimate the expected price volatility and the expected forfeiture rate. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted BPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1- observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activity.

The Company used Level 2 inputs for its valuation methodology for the derivative liabilities for conversion feature of the convertible notes and warrants in determining the fair value using Lattice Binomial model with the following assumption inputs:

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes- Merton option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

F-12

Segment Reporting

FASB ASC Topic 280, “Segment Reporting’’, requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company’s financial statements reflect that substantially all of its operations are conducted in three industry segments – (1) paper and paper-based products such as paper cups, cup lids, food containers, etc., which accounts approx. 44% of the Company’s revenues; (2) Non-medical supplies such as non-medical fascial mask, which accounts approx. 0% of the Company’s total revenues; (3) Cannabis products delivery service and sales, which accounts approx. 56% of the Company’s total revenues.

New accounting pronouncements

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes”. The pronouncement simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, “Income Taxes”. The pronouncement also improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for us beginning in the first quarter of fiscal 2021, with early adoption permitted. We are still evaluating the impact this guidance will have on our consolidated financial statements.

In January 2020, the FASB issued ASU No. 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. The Company have adopted this ASU on the consolidated financial statements in the year ended June 30, 2021. The adoption had no material impact on the consolidated financial statements in the year ended June 30, 2021.

Prior period reclassification

Certain prior period balance sheet accounts have been reclassified in conformity with current period presentation including reclassification of $4,000 from derivative liability to warrant liability. The reclassification had no effect to the company’s consolidated statement of operations, statement of cash flow or statement of shareholder’s equity.

3. Business Combination

On May 12, 2021, SugarMade, Inc. entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) by and between Lemon Glow Corporation, a California corporation (“Lemon Glow”), Carnaby Spot Bay Corp, a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”) and Ryan Santiago (the “Shareholder Representative”), pursuant to which, on May 25, 2021 and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into Lemon Glow, with Lemon Glow being the surviving corporation (the “Merger”). As a result of the Merger, Lemon Glow became a wholly-owned subsidiary of the Company.

F-13

Acquisition Consideration

The following table summarizes the fair value of purchase price consideration to acquire Lemon Glow (In US $000’s):

Purchase Consideration Summary
In US $000’s		Fair Value

Cash Consideration	(1)	$4,256

Equity Consideration	(2)	$7,450

Interest-Bearing Debt Assumed		$2,043
Total Purchase Consideration		$13,749

Notes:

(1)	The cash consideration consists of $280,000 in cash and $3,976,000 in promissory notes with 5% simple interest.
(2)	The equity consideration consists of 660,571,429 shares of Common stock and 2,000,000 shares of Series B Preferred stock.

Purchase Price Allocation

The following is an allocation of purchase price as of the May 25, 2021 acquisition closing date based upon an estimate of the fair value of the assets acquired and the liabilities assumed by the Company in the acquisition (in thousands):

Allocation Summary
In US $000’s		Fair Value
Assets Acquired		$6
Property, Plant & Equipment	(3)	$2,348
Total Tangible Asset Allocation		$2,354

Cannabis Cultivation License		$10,637
Total Identifiable Intangible Assets		$10,637

Assembled Workforce		$275
Goodwill (Excluding Assembled Workforce)		$483
Total Economic Goodwill		$758

Purchase Consideration to be Allocated		$13,749

Notes:

(3)	The value of the land is excluded in the calculation of depreciation.

Assumptions in the Allocations of Purchase Price

Management prepared the purchase price allocations for Lemon Glow relied upon reports of a third party valuation expert to calculate the fair value of certain acquired assets, which primarily included identifiable intangible assets, and property and equipment.

Estimates of fair value require management to make significant estimates and assumptions. The goodwill recognized is attributable primarily to the acquired workforce, and other benefits that the Company believes will result from integrating the operations of the Lemon Glow with the operations of Sugarmade. Certain liabilities included in the purchase price allocations are based on management’s best estimates of the amounts to be paid or settled and based on information available at the time the purchase price allocations were prepared.

F-14

The fair value of the identified intangible assets acquired from the Lemon Glow was estimated using an income approach. Under the income approach, an intangible asset’s fair value is equal to the present value of future economic benefits to be derived from ownership of the asset. Indications of value are developed by discounting future net cash flows to their present value at market-based rates of return. More specifically, the fair value of the cannabis cultivation license was determined using the MPEEM method. MPEEM is an income approach to fair value measurement attributable to a specific intangible asset being valued from the asset grouping’s overall cash-flow stream. MPEEM isolates the expected future discounted cash-flow stream to its net present value. Significant factors considered in the calculation of the cannabis cultivation license intangible assets were the risks inherent in the development process, including the likelihood of government regulation and market acceptance.

In connection with the acquisition of Lemon Glow, the Company has assumed certain operating liabilities which are included in the respective purchase price allocations above.

Goodwill recorded in connection with Lemon Glow was approximately $757,648. The Company does not expect to deduct any of the acquired goodwill for tax purposes.

Proforma Combined Financial Information

The following table presents unaudited pro forma combined financial information for each of the periods presented, as if the acquisitions of Lemon Glow had occurred at March 31, 2021 and June 30, 2020:

Unaudited Pro Forma Condensed Combined Balance Sheets

As of March 31, 2021

	Lemon Glow Company	Sugarmade Inc.	Pro Forma Merger Adjustment		Pro Forma Combined
Assets
Current assets:
Cash	18,211	269,885	280,000	a	568,096
Accounts receivable, net	-	75,040	-		75,040
Inventory, net	-	692,460	-		692,460
Loan receivables, current	-	-	-		-
Loan receivables - related party, current	-	208,931	-		208,931
Other current assets	-	1,066,597	-		1,066,597
Right of use asset, current	-	237,556	-		237,556
Total current assets	18,211	2,550,469	280,000		2,848,680
Noncurrent assets:
Machinery and Equipment, net	87,645	390,189	-		477,834
Land Improvements, net	341,681	-	-		341,681
Estate Property - Land	1,922,376	-	-		1,922,376
Intangible asset, net	-	14,578	10,572,600	e	10,587,178
Goodwill			573,000	f	573,000
Other assets	-	-	-		-
Loan receivables - related party, noncurrent	-	196,000	-		196,000
Right of use asset, noncurrent	-	549,261	-		549,261
Investment to Indigo Dye	-	564,819	-		564,819
Total noncurrent assets	2,351,702	1,714,847	11,145,600		15,212,149
Total assets	2,369,913	4,265,316	11,425,600		18,060,829

Liabilities and Stockholders’ Equity (Deficiency)
Current liabilities:
Note payable due to bank	-	25,982	-		25,982
Accounts payable and accrued liabilities	85,157	1,753,855	-		1,839,012
Customer deposits	400,000	660,268	-		1,060,268
Customer overpayment	-	53,183	-		53,183
Unearned revenue	-	9,379	-		9,379
Other payables	-	812,069	-		812,069
Accrued interest	3,500	515,767	-		519,267
Accrued compensation and personnel related payables	-	-	-		-
Notes payable - Current	-	20,000	-		20,000
Notes payable - Related Parties, Current	-	15,427	-		15,427
Lease liability - Current	-	231,305	-		231,305
Loans payable - Current	113,891	350,221	-		464,112
Loan payable - Related Parties, Current	-	238,150	-		238,150
Convertible notes payable, Net, Current	-	1,982,902	-		1,982,902
Derivative liabilities, net	-	2,723,899	-		2,723,899
Due to related parties	4,244	-	-		4,244
Warrants liabilities	-	24,216	-		24,216
Shares to be issued	-	136,577	-		136,577
Total current liabilities	606,792	9,553,200	-		10,159,992
Non-current liabilities:
Note Payable	1,381,593	-	3,976,000	b	5,357,593
Loans payable	54,408	366,495	-		420,903
Lease liability	-	591,116	-		591,116
Total liabilities	2,042,793	10,510,811	3,976,000		16,529,604

Stockholders’ equity (deficiency):
Preferred stock, $0.001 par value, 10,000,000 shares authorized 1,541,500 shares issued outstanding at March 31, 2021		1,542	5,600	d	7,142
Common stock, $0.001 par value, 10,000,000,000 shares authorized, 4,718,104,197 shares issued and outstanding at March 31, 2021	394,773	4,718,105	660,571	c	5,773,449
Additional paid-in capital		63,095,927	6,783,429	cd	69,879,356
Share to be issued, Preferred stock		(1)			(1)
Common Stock Subscribed		236,008			236,008
Accumulated deficit	(67,653)	(74,350,923)	-		(74,418,576)
Total stockholders’ deficiency	327,120	(6,299,342)	7,449,600		1,477,378
Non-Controlling Interest	-	53,847	-		53,847
Total stockholders’ equity (deficiency)	327,120	(6,245,495)	7,449,600		1,531,225
Total liabilities and stockholders’ equity (deficiency)	2,369,913	4,265,316	11,425,600		18,060,829

The accompanying notes are an integral part of these condensed consolidated financial statements

F-15

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended March 31, 2021

	Lemon Glow Company	Sugarmade Inc.	Pro Forma Merger Adjustment	Pro Forma Combined
Revenues, net	$-	$2,851,822	$-	$2,851,822
Cost of goods sold	-	1,502,247	-	1,502,247
Gross profit	-	1,349,575	-	1,349,575

Selling, general and administrative expenses	11,256	1,446,038	-	1,457,294
Advertising and Promotion Expense	-	378,068	-	378,068
Marketing and Research Expense	-	364,580	-	364,580
Professional Expense	4,136	756,444	-	760,580
Salaries and Wages	7,080	368,616	-	375,696
Stock Compensation Expense	-	82,250	-	82,250
Loss from operations	(22,472)	(2,046,421)	-	(2,068,893)

Non-operating income (expense):
Other income	-	5,099	-	5,099
Gain in loss of control of VIE	-	313,928	-	313,928
Interest expense	(45,181)	(1,920,660)	-	(1,965,841)
Bad debts	-	(133,235)	-	(133,235)
Change in fair value of derivative liabilities	-	506,559	-	506,559
Warrant Expense	-	55,695	-	55,695
Loss on notes conversion	-	-	-	-
Loss on settlement	-	(80,000)	-	(80,000)
Gain on asset disposal	-	-	-	-
Amortization of debt discount	-	(2,605,144)	-	(2,605,144)
Debt forgiveness	-	-	-	-
Other expenses	-	(55,054)	-	(55,054)
Total non-operating expenses, net	(45,181)	(3,912,812)	-	(3,957,993)
Equity Method Investment Loss	-	(2,114)	-
Net loss	$(67,653)	$(5,961,347)	$-

Less: net loss attributable to the noncontrolling interest	$-	$(48,756)	$-	(48,756)
Net loss attributable to SugarMade Inc.	$(67,653)	$(5,912,591)	$-	$(48,756)

Basic net income (loss) per share	$-	$(0.00)	$-	$(0.00)
Diluted net income (loss) per share	$-	$(0.00)	$-	$(0.00)

Basic and diluted weighted average common shares outstanding *	0	3,247,070,176	0	3,247,070,176

*	Shares issuable upon conversion of convertible debts and exercising of warrants were excluded in calculating diluted loss per share

The accompanying notes are an integral part of these condensed consolidated financial statements

F-16

Unaudited Pro Forma Condensed Combined Statements of Operations

As of June 30, 2020

	Lemon Glow Company	Sugarmade Inc.	Pro Forma Merger Adjustment	Pro Forma Combined

Revenues, net	$-	$4,354,102	$-	$4,354,102

Cost of goods sold	-	2,851,940	-	2,851,940

Gross profit	-	1,502,162	-	1,502,161.64

Selling, general and administrative expenses	-	13,620,529	-	13,620,529

Loss from operations	-	(12,118,367)	-	(12,118,367)

Non-operating income (expense):
Other income	-	3,064	-	3,064
Interest expense	-	(1,613,044)	-	(1,613,044)
Bad debts	-	(240,157)	-	(240,157)
Change in fair value of derivative liabilities	-	(1,442,295)	-	(1,442,295)
Warrant Expense	-	(119,526)	-	(119,526)
Gain on debt conversion	-	(184,626)	-	(184,626)
Loss on settlement	-	(393,135)	-	(393,135)
Loss on asset disposal	-	(119,044)	-	(119,044)
Amortization of debt discount	-	(3,823,500)	-	(3,823,500)
Debt forgiveness	-	590,226	-	590,226
Miscellaneous	-	(7,201)	-	(7,201)
Impairment Loss	-	(2,066,958)	-	(2,066,958)
Other expenses	-	-	-	-

Total non-operating expenses, net	-	(9,416,195)	-	(9,416,195)

Net loss	$-	$(21,534,562)	$-	$(21,534,562)

Less: net loss attributable to the noncontrolling interest	-	(195,416)	-	(195,416)

Net loss attributable to SugarMade Inc.	$-	$(21,339,146)	$-	$(21,339,146)

Basic net income (loss) per share	$-	$(0.02)	$-	$(0.02)
Diluted net income (loss) per share	$-	$(0.02)	$-	$(0.02)

Basic and diluted weighted average common shares outstanding *	0	958,183,933	0	958,183,933

*	Shares issuable upon conversion of convertible debts and exercising of warrants were excluded in calculating diluted loss per share

The accompanying notes are an integral part of these condensed consolidated financial statements

The pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated results of operations of the consolidated business had the acquisitions actually occurred at the beginning of fiscal year 2020 or of the results of future operations of the consolidated business. The unaudited pro forma financial information does not reflect any operating efficiencies and cost saving that may be realized from the integration of the acquisitions in the Company’s consolidated statements of operations.

F-17

4. Concentration

Customer

For the year ended June 30, 2021, our Company earned net revenues of $3,979,049. The company have the following concentration of revenue with customer that represent over 10% of overall revenue. The highest revenue from (1) customer accounted for 11.6% as percentage of overall revenue for the year ended June 30, 2021.

For the year ended June 30, 2020, our Company earned net revenues of $4,362,585. The company does not have any concentration of revenue with any customer that represent over 10% of overall revenue. The highest revenue from (2) customers accounted for 5.90% and 5.1% respectively, as percentage of overall revenue for the year ended June 30, 2020.

Suppliers

For the year ended June 30, 2021, we purchased products for sale by the company’s subsidiaries from several contract manufacturers located in Asia and the U.S. A substantial portion of the Company’s inventory is purchased from two (2) suppliers. The two (2) suppliers accounted as follows: Two suppliers accounted for 33.2% and 19.40%, respectively, of the Company’s total inventory purchase for the year ended June 30, 2021.

For the year ended June 30, 2020, we purchased products for sale by the company’s subsidiaries from several contract manufacturers located in Asia and the U.S. A substantial portion of the Company’s inventory is purchased from two (2) suppliers. The two (2) suppliers accounted as follows: Two suppliers accounted for 25.5% and 16.20%, respectively, of the Company’s total inventory purchase for the year ended June 30, 2020.

Concentration of risk

The Company sold non-medical facial mask during the year ended June 30, 2020, which accounts approx. 25% of the total revenue of the Company for the year ended June 30, 2020. During the year ended June 30, 2021, the Company wrote off all the non-medical facial mask inventories because of the demand of non-medical facial mask is declining, the masks are not selling at a profitable price.

Segment reporting information

A reconciliation of the Company’s segment operating income to the Consolidated Statements of Operations for June 30, 2021 and 2020 is as follows:

Segment operating income	2021	2020
Paper and paper based products	$1,748,700	$1,832,286
Licensed cannabis delivery	2,230,349	1,439,653
Non-medical supplies	-	1,090,646
Total operating income	$3,979,049	$4,362,585

5. Equity Transaction – Exclusive License Rights

During December 2017, the Company entered into a master marketing agreement with BizRight, LLC, a leading marketer and manufacturer of hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties, and sells various products to distributors and retailers. On April 11, 2018, the same rights under the master marketing agreement were assigned to BZRTH Inc. On February 5, 2019, the Company exercised its option to acquire BZRTH and the transaction closed on October 30, 2019. On January 15, 2020, the Company entered into a Rescission and Mutual Release Agreement (“Agreement”) with each of the parties agreeing to rescind the transaction and return all consideration exchanged pursuant to the Stock Exchange Agreement.

F-18

6. VIE

On February 7, 2020, the Company entered into a share sale and purchase agreement (the “Indigo Agreement”) with Indigo Dye Group Corp. (“Indigo”), a corporation located in Sacramento, California. Indigo carries on business as a cannabis seller and delivery business under the name BudCars. The major Cannabis Products include Flower, Edibles, Vape Cartridges, Pre-Rolls, & Concentrates, etc. All the products are finished goods. In addition, Indigo is operating a non-store front retail delivery business (Type-9 License# C9-0000286) in California.

Pursuant to the terms of the Indigo Agreement, the Company agreed to invest $700,000 (the “Investment”) into Indigo for inventory, equipment, and marketing expenses. The Investment shall be made in twelve monthly equal installments of $58,333 with the acceleration of the payment schedule possible depending on business growth, cash flow needs and capital availability.

In exchange, the Company received 40% of Indigo’s issued shares upon execution of the final agreement. The value used for this transaction is $1,750,000 and each percentage (1%) of the company is worth $17,500. In the event that the Company is not able to make a payment of $58,333 in any month, it will have 90 days to cure the default. On the 91st day the investment plan will cease and the amount of invested capital will be calculated based on an enterprise value of $1,750,000 or $17,500 per 1% of owned equity.

In addition, subject to the terms and conditions of the Indigo Agreement, the Company has the option to acquire an additional 30% interest in Indigo. Upon exercise of the option, the Company would obtain control over Indigo.

From late May 2020 until September 30, 2020, the Company was actively involved in development of Indigo’s operations with power to direct the activities and significantly impact Indigo’s economic performance. The Company also has obligations to absorb losses and right to receive benefits from Indigo. As such, in accordance with ASC 810-10-25-38A through 25-38J, Indigo is consolidated as an VIE of the Company.

Starting on October 1, 2020, the Company began to explore new locations via purchasing equity into other Brand/Franchises to cover delivery for the entire state of California. Therefore, the Company is not likely to proceed with the option to acquire the additional 30% interest in Indigo at this time. In addition, the Company is no longer involved in day-to-day operations and the Company will be pursuing cannabis delivery moving forward, independently from Indigo Dye Group. As of June 30, 2021, the Company continues to hold approximately 32% of the ownership of Indigo but ceased to have a controlling interest in the partnership and it was deconsolidated and recorded as an investment in nonconsolidated affiliate at its $564,819 estimated fair value and changed to equity method of accounting. See footnote #7 Non-controlling interest and deconsolidation of VIE for details.

7. Non-controlling Interest and Deconsolidation of VIE

Starting in fiscal year ended June 30, 2020, the Company had a variable interest entity, Indigo Dye Group, for accounting purposes. The Company owned approximately 29% of Indigo’s outstanding equity and as of September 30, 2020, involved its day-to-day operations, which gave the Company the power to direct the activities of Indigo that most significantly impact its economic performance. Accordingly, the Company recognized the carrying value of the non-controlling interest as a component of total shareholders’ equity, and the consolidated financial statements included the financial position and results of operations of Indigo as of and for the periods ended June 30, 2020 and September 30, 2020.

Starting on October 1, 2020, the Company plans to open new locations via purchasing equity in other Brand/Franchises to cover delivery for the entire California. Therefore, the Company is not likely at this time to exercise its option to acquire the additional 30% interest in Indigo. In addition, the Company is no longer involved in day-to-day operations of Indigo and going forward, the Company intends to pursue cannabis delivery independent from Indigo. As of October 1, 2020, the Company ceased to have control over the day-to-day business of Indigo and it was deconsolidated and recorded as an investment in nonconsolidated affiliate at its $505,449 estimated fair value and changed to equity method of accounting. Pursuant to the terms of the Indigo agreement, if the Company determines, in its discretion not to continue to make monthly payments, its 40% ownership interest in Indigo will be decreased according to the payment then made. As of December 31, 2021, the Company made $59,370 in additional payments, and holds approximately 32% of the ownership of Indigo. (See Note 6)

The net asset value of the Company’s variable interest in Indigo Dye Group was approximately $326,812 as of October 1, 2020, the date of deconsolidation. The value of the Company’s variable interest on the date of deconsolidation was based on management’s estimate of the fair value of Indigo at that time. The Company concluded that the market approach was the most appropriate method to determine the fair value of the entity on the date of deconsolidation, given that Indigo raised equity funding from third-party investors around the same period (i.e., level 2 inputs). The Company recognized a gain on deconsolidation of approximately $313,928 with no related tax impact, which is included in other income, net on the consolidated statement of operations. As the Company is not obligated to fund future losses of Indigo, the carrying amount is the Company’s maximum risk of loss and accounted as equity method investment in affiliates in our consolidated financial statements as of and for the year ended June 30, 2021. As of June 30, 2021, the Company recorded equity method investment in affiliates at $441,407, net with $81,725 loss from equity method investment.

F-19

8. Litigation

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of June 30, 2021, there were no legal claims pending or threatened against the Company that, in the opinion of our management would be likely to have a material adverse effect on our financial position, results of operations or cash flows. However, as of the date of this filing, we were involved in the following legal proceedings.

●	On December 11, 2013, the Company was served with a complaint from two convertible note holders and investors in the Company. On February 21, 2017, the Company signed a settlement agreement with the plaintiffs in the matter of Hannan vs. Sugarmade. Under the terms of the settlement agreement, the company agreed to pay the plaintiffs $227,000 to settle all claims against the Company, which included the payoff of two notes outstanding. The parties had estimated the value of the notes at approximately $80,000. As of June 30, 2020, third parties had purchased two (2) notes of approximately $80,000. As of June 30, 2021, there remains a balance, plus accrued interest on the $227,000 and on the $80,000 due under the notes.

There can be no assurances the ultimate liability relative to these lawsuits will not exceed what is outlined above.

9. Cash

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less.

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

10. Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts. We grant unsecured credit to our customer’s deemed credit worthy. Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis. At the time, any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts. The Company had accounts receivable, net of allowance, of $435,598 and $134,517 as of June 30, 2021 and 2020, respectively; and allowance for doubtful accounts of $259,761 and $447,498 as of June 30, 2021 and 2020, respectively.

11. Loan Receivable

Loan receivables amounted $196,000 ($0 current and $196,000 noncurrent) and $1,365 ($1,365 current and $0 noncurrent) as of June 30, 2021 and 2020, respectively. Loan receivables are mainly advanced payments to the other companies.

12. Loan Receivable – Related Parties

Loan receivables – related parties amounted to $0 and $318,535 ($122,535 current and $196,000 noncurrent) as of June 30, 2021 and June 30, 2020, respectively. Loan receivables – related parties are mainly advanced payments to the related party companies for business expense.

F-20

13. Inventory

Inventory consists of finished goods paper and paper-based products such as paper cups and food containers ready for sale and is stated at the lower of cost or market. We value our inventory using the weighted average costing method. Our Company’s policy is to include as a part of inventory any freight incurred to ship the product from our contract manufacturers to our warehouses. Outbound freights costs related to shipping costs to our customers are considered period costs and reflected in selling, general and administrative expenses. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence.

If the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value. On a consolidated basis, as of June 30, 2021 and 2020, the balance for the inventory totaled $441,582 and $679,471, respectively. $0 was reserved for obsolescent inventory for the year ended June 30, 2021, and $15,445 were reserved for obsolescent inventory for the year ended June 30, 2020.

14. Other Current Assets

As of June 30, 2021 and 2020, other current assets consisted of the following:

	For the years ended June 30,
	2021	2020
Prepaid Deposit	$113,988	$48,483
Prepaid Inventory	—	65,449
Employees Advance	—	324
Prepaid Expenses	35,590	35,157
Others	32,879	113,991
Total	$182,457	$263,404

15. Intangible Asset

On April 1, 2017, the Company entered into a distribution and intellectual property assignment agreement with Wagner Bartosch, Inc. (“Wagner’’) for use of their Divider’™ used in frozen desserts and other related uses. In lieu of cash payment under the agreement, the Company was obliged to issue common shares of the Company valued at $75,000 for acquiring the use right of the distribution and intellectual property. The Company amortized this use right as intangible asset over ten years, and recorded $1,400 and $1,400 amortization expense for the years ended June 30, 2021 and 2020, respectively.

On May 17, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between Carnaby Spot Bay Corp, a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Lemon Glow Company, a California corporation (the “Lemon Glow”) and Ryan Santiago (the “Shareholder Representative”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub would merge with and into Lemon Glow, with Lemon Glow being the surviving corporation (the “Merger”). The Company valued the cannabis cultivation license from Lemon Glow at $10,637,000 with remaining economic life of 9 years as of June 30, 2021. The intangible assets have not started to amortize as of June 30, 2021.

16. Goodwill

Goodwill arises from the acquisition method of accounting for business combinations and represents the excess of the purchase price over the fair value of the net assets and other identifiable intangible assets acquired. The fair values of net tangible assets and intangible assets acquired are based upon preliminary valuations and the Company’s estimates and assumptions are subject to change within the measurement period. There was $757,648 and $0 of goodwill recorded as of June 30, 2021 and 2020, respectively.

F-21

17. Property, Plant and Equipment

As of June 30, 2021 and 2020, property, plant and equipment consisted of the following:

	June 30, 2021	June 30, 2020
Office and equipment	$820,149	$739,447
Motor vehicles	166,079	164,244
Land	1,922,376	—
Leasehold Improvement	365,620	24,742
Total	3,274,224	928,163
Less: accumulated depreciation	(524,884)	(429,116)
Plant and Equipment, net	$2,749,340	$499,047

For the years ended June 30, 2021 and 2020, depreciation expenses amounted to $105,982 and $110,032, respectively.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property, plant, and equipment was recorded in operating expenses during the years ended June 30, 2021 and 2020.

18. Equity Method Investments in Affiliates

Investment to Indigo Dye Inc. –

For the fiscal syear ended June 30, 2020, the Company accounted for its investment in Indigo Dye Group as a variable interest entity. The Company owned approximately 29% of Indigo’s outstanding equity and as of September 30, 2020, involved its day-to-day operations, which gave the Company the power to direct the activities of Indigo that most significantly impact its economic performance. Accordingly, the Company recognized the carrying value of the non-controlling interest as a component of total shareholders’ equity, and the consolidated financial statements included the financial position and results of operations of Indigo as of and for the periods ended June 30, 2020 and September 30, 2020.

During quarter ended December 31, 2020, the Company plans to open new locations via purchasing equity in other Brand/Franchises to cover delivery for the entire California. Therefore, the Company is not likely at this time to exercise its option to acquire the additional 30% interest in Indigo. In addition, the Company is no longer involved in day-to-day operations of Indigo and going forward, the Company intends to pursue cannabis delivery independent from Indigo. As of October 1, 2020, the Company ceased to have control over the day-to-day business of Indigo and it was deconsolidated and recorded as an investment in nonconsolidated affiliate at its $564,819 estimated fair value and changed to equity method of accounting. Pursuant to the terms of the Indigo agreement, if the Company determines, in its discretion not to continue to make monthly payments, its 40% ownership interest in Indigo will be decreased according to the payment then made. As of June 30, 2021, the Company did not receive any distributions nor dividends from Indigo Dye. In addition, the Company impaired $43,800 of the investment as of December 31, 2020 due to lack of providing financial information from Indigo Dye Inc. As of June 30, 2021, the Company still held approximately 32% of the ownership of Indigo Dye Group.

As of June 30, 2021, the Company recorded equity method investment in affiliates at $441,407, net with $81,725 loss from equity method investment.

19. Unrealized Gain on Securities

In October 2019, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with iPower Inc., formerly known as BZRTH Inc. (the “Company”), a Nevada corporation, pursuant to which, among other things, the Company agreed to buy 100% of the issued and outstanding capital stock of iPower Inc. in exchange for $870,000 in cash, $7,130,000 under a promissory note, up to 650,000 shares of Sugarmade’s common stock, and up to 3,500,000 shares of Sugarmade’s Series B preferred stock.

F-22

Due to certain disputes that arose between the parties with respect to certain terms and conditions contained in the Share Exchange Agreement, the parties entered into a Rescission and Mutual Release Agreement on January 15, 2020 (the “Rescission Agreement”). Pursuant to the terms of the Rescission Agreement, iPower Inc. and its stockholders returned the shares of Sugarmade common stock and preferred stock and issued to Sugarmade 102,248 (204,496 post forward split) shares of the Company’s common stock valued at current market value of $1,451,922 as of June 30, 2021. The shares are free trading.

For the years ended June 30, 2021 and 2020, unrealized gain on securities amounted at current market value of $1,451,922 and $0, respectively.

20. Unearned Revenue

Unearned revenue amounted $0 and $53,248 as of June 30, 2021 and 2020, respectively. Unearned revenues are mainly due to contracts with extended payment terms, acceptance provisions and future delivery obligation.

21. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities amounted $2,058,839 and $1,583,228 as of June 30, 2021 and 2020, respectively. Accounts payables are mainly payables to vendors and accrued liabilities are mainly accrued interest of convertible notes payables and accrued contingent liabilities (see item 3. legal proceeding).

	June 30, 2021	June 30, 2020
Accounts payable	$1,464,692	$1,330,939
Accrued liabilities	310,528	25,289
Contingent liabilities	283,619	227,000
Total accounts payable and accrued liabilities:	$2,058,839	$1,583,228

22. Other Payables

Other payables amounted $750,485 and $691,801 as of June 30, 2021 and 2020, respectively. Other payables are mainly credit card payables. As of June 30, 2021, the Company had 8 credit cards, one American Express is a charge card with no limit and zero interest. The remaining 7 cards had total credit limit of $85,000, and APR from 11.24% to 29.99%.

23. Customer Deposits

Customer deposits amounted $751,919 and $466,337 as of June 30, 2021 and 2020, respectively. Customer deposits are mainly advanced payments from customers.

F-23

24. Convertible Notes

As of June 30, 2021 and June 30, 2020, the balance owing on convertible notes, net of debt discount, with terms as described below was $1,439,116 and $1,740,122, respectively.

Convertible notes issued prior to the year ended June 30, 2020 were as follows:

Convertible note 1: On August 24, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of June 30, 2021, the note is in default.

Convertible note 2: On September 18, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of June 30, 2021, the note is in default.

Convertible note 3: On December 21, 2012, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of June 30, 2021, the note is in default.

Convertible note 4: On November 1, 2018, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of June 30, 2021, the note has been fully repaid by cash.

Convertible note 5: On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $80,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of June 30, 2021, the note has been fully repaid by cash.

Convertible note 6: On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $40,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of June 30, 2021, the note is in default.

Convertible note 7: On December 3, 2018, the Company entered into a convertible promissory note with an accredited investor for $35,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of June 30, 2021, the note is in default.

Convertible note 8: On September 27, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $165,000 (includes $16,250 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 9: On October 28, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $225,500 (includes $23,000 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 10: On October 28, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $225,500 (includes $23,000 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 11: On November 29, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,150 (includes $11,150 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

F-24

Convertible note 12: On November 29, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,150 (includes $11,150 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 13: On December 10, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,700 (includes $11,700 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 14: On December 10, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $106,700 (includes $11,700 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 15: On December 27, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $112,200 (includes $12,200 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 16: On October 31, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $139,301. The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is $0.008 per share. As of June 30, 2021, the note was in default.

Convertible note 17: On November 1, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is $0.008 per share. As of June 30, 2021, the note was in default.

Convertible note 18: On January 3, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $112,200 (includes $12,200 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 19: On January 14, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $150,000 (includes $3,000 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 38% discount to average of three lowest closing prices for the 10 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully repaid by cash.

Convertible note 20: On January 22, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $128,000 (includes $3,000 OID). The note is due 360 days after issuance and bears interest at a rate of 10%. The conversion price for the note is 35% discount to average of two lowest closing prices for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully repaid by cash.

Convertible note 21: On February 4, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $110,000 (includes $10,000 OID). The note is due 360 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.001 per share. As of June 30, 2021, the note has been fully repaid by cash.

Convertible note 22: On February 18, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000 (includes $10,000 OID). The note is due 360 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.001 per share. As of June 30, 2021, the note has been fully converted.

Convertible note 23: On March 5, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $125,000 (includes $3,000 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 38% discount to average of three lowest closing prices for the 10 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

F-25

Convertible note 24: On April 24, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $75,000 (includes $2,000 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 38% discount to average of three lowest closing prices for the 10 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 25: On June 10, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $36,300 (includes $3,300 OID and $3,000 legal expense). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 26: On June 18, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $36,300 (includes $3,300 OID and $3,000 legal expense). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible notes issued prior to the year ended June 30, 2021 were as follows:

Convertible note 27: On July 6, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $77,000 (includes $2,000 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 38% discount to average of three lowest trading prices for the 10 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 28: On July 7, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $153,000 (includes $3,000 OID). The note is due 360 days after issuance and bears interest at a rate of 10%. The conversion price for the note is 35% discount to average of two lowest trading prices for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully repaid by cash.

Convertible note 29: On July 16, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $260,700 (includes $23,700 OID and $12,000 legal expense). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 30: On July 21, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $200,200 (includes $18,200 OID and $7,000 legal expense). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date. As of June 30, 2021, the note has been fully converted.

Convertible note 31: On September 8, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $110,000 (includes $10,000 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent. As of June 30, 2021, the note was in default.

Convertible note 32: On September 10, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $227,700 (includes $20,700 OID and $7,000 legal expense). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date. During the year ended June 30, 2021, the note holder converted $117,700 of the principal amount plus $7,352 accrued interest expense into 90,167,551 shares of the Company’s common stock. As of June 30, 2021, the remaining balance of the note was $110,000.

Convertible note 33: On September 24, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $212,300 (includes $19,300 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent.

Convertible note 34: On October 8, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $231,000 (includes $21,000 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent.

F-26

Convertible note 35: On October 13, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $275,000 (includes $25,000 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent.

Convertible note 36: On November 10, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $58,300 (includes $5,300 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 37: On February 8, 2021, the Company entered a convertible promissory note with an accredited investor for a total amount of $69,300 (includes $6,300 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date.

On June 14, 2021, the Company issued a convertible promissory note with an accredited investor for a total amount of $300,000. The note is due in three years and bear an interest rate of 1%. The conversion price for the note is lesser of $0.0036 and 85% of the lesser of (i) 5 days VWAP on the trading day preceding the conversion date, and (ii) the VWAP on the conversion date.

In connection with the convertible debt, debt discount balance as of June 30, 2021 and June 30, 2020 were $391,086 and $880,879, respectively, and were being amortized and recorded as interest expenses over the term of the convertible debt.

F-27

As of the year ended June 30, 2021, debt discount of the convertible notes consisted of following:

		Debt Discount			Debt Discount
Start Date	End Date	As of 6/30/2020	Addition	Amortization	As of 6/30/2021
9/27/2019	9/25/2019	$35,553	$-	$(35,553)	$-
9/27/2019	9/25/2019	3,884	-	(3,884)	-
10/28/2019	10/27/2020	65,069	-	(65,069)	-
10/28/2019	10/27/2020	7,499	-	(7,499)	-
10/28/2019	10/27/2020	65,069	-	(65,069)	-
10/28/2019	10/27/2020	7,499	-	(7,499)	-
11/29/2020	11/30/2020	39,605	-	(39,605)	-
11/29/2020	11/30/2020	4,648	-	(4,648)	-
11/29/2020	11/30/2020	39,605	-	(39,605)	-
11/29/2020	11/30/2020	4,648	-	(4,648)	-
12/10/2019	12/10/2020	42,309	-	(42,309)	-
12/10/2019	12/10/2020	5,211	-	(5,211)	-
12/10/2019	12/10/2020	42,309	-	(42,309)	-
12/10/2019	12/10/2020	5,211	-	(5,211)	-
12/27/2019	12/27/2020	49,180	-	(49,180)	-
12/27/2019	12/27/2020	6,000	-	(6,000)	-
1/3/2020	12/27/2020	50,139	-	(50,139)	-
1/3/2020	12/27/2020	6,117	-	(6,117)	-
1/14/2020	1/14/2021	79,525	-	(79,525)	-
1/14/2020	1/14/2021	1,623	-	(1,623)	-
1/22/2020	1/22/2021	53,327	-	(53,327)	-
1/22/2020	1/22/2021	1,689	-	(1,689)	-
2/4/2020	8/4/2020	21,154	-	(21,154)	-
2/18/2020	8/18/2020	26,923	-	(26,923)	-
3/5/2020	3/5/2021	82,893	-	(82,893)	-
3/5/2020	3/5/2021	2,038	-	(2,038)	-
4/24/2020	4/24/2021	59,600	-	(59,600)	-
4/24/2020	4/24/2021	1,633	-	(1,633)	-

F-28

6/10/2020	6/10/2021	28,356	-	(28,356)	-
6/10/2020	6/10/2021	6,776	-	(6,776)	-
6/18/2020	6/18/2021	29,014	-	(29,014)	-
6/18/2020	6/18/2021	6,775	-	(6,775)	-
7/6/2020	7/6/2021	-	75,000	(75,000)	-
7/6/2020	7/6/2021	-	2,000	(2,000)	-
7/7/2020	7/7/2021	-	150,000	(150,000)	-
7/7/2020	7/7/2021	-	3,000	(3,000)	-
7/16/2020	7/16/2021	-	225,000	(225,000)	-
7/16/2020	7/16/2021	-	35,700	(35,700)	-
7/21/2020	7/21/2021	-	175,000	(175,000)	-
7/21/2020	7/21/2021	-	25,200	(25,200)	-
9/10/2020	9/10/2021	-	200,000	(160,548)	39,452
9/10/2020	9/10/2021	-	27,700	(22,388)	5,312
11/10/2020	11/11/2021	-	50,000	(31,694)	18,306
11/10/2020	11/11/2021	-	8,300	(5,276)	3,024
9/8/2020	3/10/2021	-	93,077	(93,077)	-
9/8/2020	3/10/2021	-	10,000	(10,000)	-
9/13/2020	3/25/2021	-	189,093	(189,093)	-
9/13/2020	3/25/2021	-	19,300	(19,300)	-
10/8/2020	4/9/2021	-	210,000	(210,000)	-
10/8/2020	4/9/2021	-	21,000	(21,000)	-
10/13/2020	4/13/2021	-	250,000	(250,000)	-
10/13/2020	4/13/2021	-	25,000	(25,000)	-
2/8/2021	2/9/2022	-	59,985	(23,273)	36,712
2/8/2021	2/9/2022	-	9,315	(3,614)	5,701
6/14/2021	6/14/2024	-	286,765	(4,186)	282,578
	Total:	$880,879	$2,150,435	$(2,640,228)	$391,086

F-29

25. Derivative Liabilities

The derivative liability is derived from the conversion features in note 22 and stock warrant in note 24. All were valued using the weighted-average Binomial option pricing model using the assumptions detailed below. As of June 30, 2021 and 2020, the derivative liability was $2,217,361 and $5,597,095, respectively. The Company recorded $1,087,485 gain and $1,442,295 loss from changes in derivative liability during the year ended June 30, 2021 and 2020, respectively. The Binomial model with the following assumption inputs:

June 30, 2020
Annual Dividend Yield	—
Expected Life (Years)	0.50-1.00
Risk-Free Interest Rate	0.16-2.10%
Expected Volatility	113-175%

June 30, 2021
Annual Dividend Yield	—
Expected Life (Years)	0.50-3.00
Risk-Free Interest Rate	0.01-0.46%
Expected Volatility	89-236%

Fair value of the derivative is summarized as below:

Beginning Balance, June 30, 2020	$5,597,095
Additions	$2,663,892
Mark to Market	$(230,573)
Cancellation of Derivative Liabilities Due to Cash Repayment	$(856,910)
Reclassification to APIC Due to Conversions	$(4,956,143)
Ending Balance, June 30, 2021	2,217,361

F-30

26. Stock Warrants

On September 7, 2018, the Company entered a settlement agreement with several investors to settle all disputes by issues additional unrestricted shares. In connection with the note each individual investor will also receive warrants equal to the number of the shares the investors own as of the effective date of the settlement agreement. The warrants have a life of five years with an exercise price as of the date of exchange. The fair value of the warrants at the grant date was $56,730. As of June 30, 2021 and June 30, 2020, the fair value of the warrant liability was $1,042 and $1,910, respectively.

On February 4, 2020, the Company entered a warrant agreement with an accredited investor up to 10,000,000 shares of common stock of the Company at exercise price of $0.008 per share, subject to adjustment. The warrants have a life of five years with an exercise price as of the date of exchange. The fair value of the warrants at the grant date was $80,000. As of June 30, 2021 and 2020, the fair value of the warrant liability was $20,000 and $78,000, respectively.

As of June 30, 2021 and June 30, 2020, the total fair value of the warrant liability was $21,042 and $79,910, respectively.

The Binomial model with the following assumption inputs:

Warrants liability:	June 30, 2020
Annual dividend yield	—
Expected life (years)	3.0-5.0
Risk-free interest rate	0.18-1.69%
Expected volatility	137-318%

Warrants liability:	June 30, 2021
Annual dividend yield	—
Expected life (years)	2.0-4.0
Risk-free interest rate	0.18-0.46%
Expected volatility	132-166%

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining contractual life
Outstanding at June 30, 2019	1,083,880	$0.034	5
Expired	(505,000)	0.15
Granted	1,000,000	0.008	5
Outstanding at June 30, 2020	1,578,880	$0.021	4
Expired	-
Granted	-
Outstanding at June 30, 2021	1,578,880	$0.026	3

F-31

27. Note Payable

Note payable due to bank

During October 2011, we entered into a revolving demand note (line of credit) arrangement with HSBC Bank USA, with a revolving borrowing limit of $150,000. The line of credit bears a variable interest rate of one quarter percent (0.25%) above the prime rate (3.25% as of September 30, 2013). In the event the deposit account is not established or minimum balance maintained, HSBC can charge a higher rate of interest of up to 4.0% above prime rate. As of June 30, 2021 and 2020, the loan principal balance was $25,982 and $25,982, respectively.

Notes payable due to non-related parties

On June 15, 2018, the Company entered into a promissory note with one of the accredited investors. The original principal amount was $20,000 and the note bears 8% interest per annum. The note was payable upon demand. As of June 30, 2021 and 2020, this note had a balance of $20,000 and $20,000, respectively.

Notes payable due to related parties

On January 23, 2013, the Company entered into a promissory note with its former employee of the Company who owns less than 5% of the Company’s stock. The original principal amount was $40,000 and the note bears no interest. The note was payable upon demand. As of June 30, 2021 and 2020, this note had a balance of $15,427 and $15,427, respectively.

28. Related Party Transactions

On January 23, 2013, SWC received a loan from an employee for $40,000. The amount of loan bears no interest. As of June 30, 2021 and 2020, the balance of loans payable is $15,427 and $15,427, respectively.

On July 7, 2016, SWC received a loan from an employee. The amount of the loan bears no interest and amortized on a monthly basis over the life of the loan. As of June 30, 2021 and 2020, the balance of the loans payable were $49,447 and $30,000, respectively.

On November 21, 2016, SWC received a loan from an employee. The amount of the loan bears no interest and due in September 30, 2017. As of June 30, 2021. the note was in default. As of June 30, 2021 and 2020, the balance of the loans payable were $83,275 and $5,943, respectively.

On September 1, 2017, the Company had related party transaction with LMK Capital LLC, a related party company owned by Jimmy Chan, the Company’s CEO. The amount of the loan payable/receivable bears no interest and due on demand. As of June 30, 2021 and 2020, the balance of the loan payable to LMK were $26,452 and $0, respectively, and the balance of loan receivable were $0 and $122,535, respectively.

On May 25, 2021, Lemon Glow received a loan from an officer. The amount of the loan bears no interest and due on demand. As of June 30, 2021 and 2020, the balance of the loans were $3,000 and $0, respectively.

As of June 30, 2021 and 2020, the Company had outstanding balance of $179,258 and $78,000 owed to various related parties, respectively. See note 27 and 29 for the details.

29. Loans Payable

On October 1, 2017, SGMD entered a straight promissory note with Greater Asia Technology Limited (Greater Asia) for borrowing $100,000 with maturity date on June 30, 2018; the note bears an interest rate of 33.33%. As of June 30, 2021 and 2020, the note was in default and the outstanding balance under this note was $49,541 and $96,401, respectively.

During the year ended June 30, 2019, the Company entered a series of short-term loan agreements with Greater Asia Technology Limited (Greater Asia) for borrowing $375,000, with interest rate at 40% - 50% of the principal balance. As of June 30, 2021 and 2020, the outstanding balance with Greater Asia loans were $100,000 and $100,000, respectively.

On January 6, 2015, the Company entered into repayment agreement with its former employee for a loan of $9,500 at no interest. As of June 30, 2021 and 2020, the Company has an outstanding balance of $0 and $3,584, respectively.

On July 1, 2012, Carryout Supplies entered an equipment loan agreement with a bank with maturity on June 21, 2024. The monthly payment is $648. As of June 30, 2021 and 2020, the outstanding balance under this loan were $16,805 and $24,524, respectively.

On March 18, 2020, the Company entered into a loan agreement for $150,000 with Celtic Bank with maturity date on March 18, 2020. As of June 30, 2021 and 2020, the outstanding balance under this loan were $0 and $117,635, respectively.

On June 26, 2020, the Company entered into a government loan agreement for $8,000 with maturity date on December 26, 2020. As of June 30, 2021 and 2020, the outstanding balance under this loan were $0 and $8,000, respectively.

On April 27, 2020, we entered into a loan borrowed $110,000 from Bank of America (“Lender”), pursuant to a Promissory Note issued by Company to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note bears interest at 1.00% per annum, and may be repaid at any time without penalty. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note. As of June 30, 2021, the loan has been fully forgiven by the government and the remaining balance was zero as of June 30, 2021.

F-32

On July 28, 2020, we entered into a loan borrowed $159,900 from Bank of America (“Lender”), pursuant to a Promissory Note issued by Company to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note bears interest at 1.00% per annum and may be repaid at any time without penalty. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note.

On January 25, 2021, we entered into a loan borrowed $96,595 from Bank of America (“Lender”), pursuant to a Promissory Note issued by Company to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note bears interest at 1.00% per annum and may be repaid at any time without penalty. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note.

The Company accounting for the PPP loan under Topic 470: (a). Initially record the cash inflow from the PPP loan as a financial liability and would accrue interest in accordance with the interest method under ASC Subtopic 835-30; (b). Not impute additional interest at a market rate; (c). Continue to record the proceeds from the loan as a liability until either (1) the loan is partly or wholly forgiven and the debtor has been legally released or (2) the debtor pays off the loan; (d). Would reduce the liability by the amount forgiven and record a gain on extinguishment once the loan is partly or wholly forgiven and legal release is received.

On February 15, 2021, the Company entered a promissory note with Manuel Rivera for borrowing $100,000 with maturity date on September 15, 2021; the note bears a monthly interest of $3,500 for 7 months. The Company shall pay the investor a fee of $70,000 within 45 days of its first harvest. As of June 30, 2021 and June 30, 2020, the outstanding loan balance under this note was $100,000 and $0, respectively.

On March 24, 2021, the Company entered into auto loan agreement with John Deere Financial for an auto loan of $69,457 for 60 months at annual percentage rate of 2.85%. As of June 30, 2021 and June 30, 2020, the Company has an outstanding balance of $65,726 and $0, respectively.

As of June 30, 2021 and 2020, the Company had an outstanding loan balance of $701,193 and $517,260, respectively.

F-33

29. Loans Payable – Related Parties

On July 7, 2016, SWC received a loan from an employee. The amount of the loan bears no interest and amortized on a monthly basis over the life of the loan. As of June 30, 2021 and 2020, the balance of the loan were $49,447 and $30,000, respectively.

On November 21, 2016, SWC received a loan from a former independent consultant. The amount of the loan bears no interest and due in September 30, 2017. As of June 30, 2021. the note was in default. As of June 30, 2021 and 2020, the balance of the loans were $83,275 and $5,943, respectively.

On May 25, 2021, Lemon Glow received a loan from an officer. The amount of the loan bears no interest and due on demand. As of June 30, 2021 and 2020, the balance of the loans was $3,000 and $0, respectively.

On September 1, 2017, the Company had related party transaction with LMK Capital LLC, a related party company owned by Jimmy Chan, the Company’s CEO. The amount of the loan payable/receivable bears no interest and due on demand. As of June 30, 2021 and 2020, the balance of the loan payable to LMK were $26,452 and $0, respectively, and the balance of loan receivable were $0 and $122,535, respectively.

As of June 30, 2021 and 2020, the Company had an outstanding related party loan balance of $163,831 and $35,943, respectively.

30. Shares to Be Issued

As of June 30, 2021 and 2020, the Company had entered into one consulting service agreement and one employment agreement, which had potential shares to be issued in total amount of $138,077 and $101,577, respectively.

31. Equity Transactions

The Company is authorized to issue 10,000,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock.

As of June 30, 2020, the Company had 1,763,277,230 shares of its common stock issued and outstanding and 3,541,500 shares of its preferred stock issued and outstanding.

During the year ended June 30, 2021, the Company issued 2,620,000,001 shares of common stock for cash in total amount of $4,171,000.

During the year ended June 30, 2021, the Company issued 2,451,338,059 shares of common stock to convert the convertible notes with accrued interest in total amount of $2,560,369.

During the periods from December 14, 2014 through March 31, 2015, the Company issued 2,000,000 shares of Series A preferred stock from an EB5 Program Investment. Five years from the date of issue (the “Conversion Date”), assuming Investor is approved for l-526, and each Preferred Share will automatically convert into that number of Common Shares having a “fair market value” of the Initial Investment plus a five (5) percent annualized return on Initial Investment, Fair market value will be determined by averaging the closing sale price of a Common Share for the 40 trading days immediately preceding the date of conversion on the U.S. stock exchange on which Common Shares are publicly traded. Should the Investor be unsuccessful in liquidating the Common Shares within 90 days after the Conversion Date, the Company shall buy back total Common Shares owned by Investor at a fixed amount of $500,000.00 plus 5% ROI per annum.

During the year ended June 30, 2021, those shares were automatically converted into 360,647,019 of common shares with a fair market value of $2,000,000 of initial investment plus a five percent annualized return on initial investment (“ROI”), or total ROI of $500,000.

During the year ended June 30, 2021, the Company issued 187,673,367 shares of common stock for service compensation in total fair value of $455,894.

During the year ended June 30, 2021, the Company issued 19,600,000 shares of common stock for shares subscribed in prior year in total fair value of $196,000.

On May 11, 2021, the Company and Jimmy Chan, the Chief Executive Officer, Chief Financial Officer, and a Director of the Company, entered into the Stock Redemption Agreement, dated as of May 11, 2021, with the Company. Pursuant to the terms of the Stock Redemption Agreement, Mr. Chan agreed to sell, and the Company agreed to purchase, 1,000,000 shares of the Company’s Series B Stock held by Mr. Chan in exchange for $1.00 in cash consideration. The Stock Purchase closed on May 11, 2021, and after the close of the Stock Purchase, the 1,000,000 shares of the Series B Stock previously held by Mr. Chan were returned to the status of authorized but unissued shares of Series B Stock of the Company.

As of June 30, 2021, the Company had 7,402,535,677 shares of its common stock issued and outstanding.

As of June 30, 2021, the Company had 541,500 shares of its Series B preferred stock issued and outstanding.

F-34

32. Commitments and Contingencies

On February 23, 2018 the Company entered into lease agreement for a new office space as part of the plan to expand operation, the lease is set to commence Commencing March 1, 2018. The term of the lease is for a (5) Five Years with 1 month free on the 1st year of the term. The monthly rent on the 1st year will be $11,770 with a 3% increase for each subsequent year. Total commitment for the full term of the lease will be $737,367. As of the date of this filing, this property became the headquarter of the company.

Our warehouse along with some office space is located at 20529 East Walnut Drive North, Diamond Bar, California, where we lease approximately 11,627 square feet of combined space. The lease term is for five years and two months ending on April 30, 2025. The current monthly rental payment for the facility is $13,022.

On February 1, 2021, the Company entered into lease agreement with Magnolia Extracts, LLC dba Nug Ave-Lynwood, a California limited liability company for a certain regulatory permit issued by the City of Lynwood authorizing commercial retailer non-storefront operations at 11118 Wright Road, Lynwood, CA 90262. The lease is set to commence Commencing February 1, 2021. The lease payment shall equal $10,000 per month and the lease term is on month by month basis. Parties have agreed that the first month’s rent payment shall equal $7,000 and the Company shall pay to owner a refundable security deposit of $20,000 within 10 days of the effective day.

For The Year Ended
June 30, 2021
Lease Cost
Operating lease cost (included in general and administration in the Company’s unaudited condensed statement of operations)	$308,925

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the year ended June 30, 2021	$220,328
Remaining lease term – operating leases (in years)	2.75
Average discount rate – operating leases	10%
The supplemental balance sheet information related to leases for the periods are as follows:
Operating leases
Short-term Right-of-use assets	$243,406
Long-term Right-of-use assets	$486,253
Total operating lease assets	$729,659

Short-term operating lease liabilities	$239,521
Long-term operating lease liabilities	$524,149
Total operating lease liabilities	$763,670

Maturities of the Company’s lease liabilities are as follows:

Period ending June 30,	Operating
Lease
2022	305,040
2023	273,425
2024	172,465
2025	147,446
Total lease payments	898,376

Less: Imputed interest/present value discount	(134,706)
Present value of lease liabilities	$763,669

F-35

33. Income Tax

The deferred tax asset as of June 30, 2021 and 2020 consisted of the following:

	2021	2020
Net Operating Loss Carryforwards	$13,021,807	$12,028,883
Less Valuation Allowance	(13,021,807)	(12,028,883)
	$—	$—

Management provided a deferred tax asset valuation allowance equal to the potential benefit due to the Company’s loss. When the Company demonstrates the ability to generate taxable income, management will re-evaluate the allowance.

As of June 30, 2021, the Company has net operating loss carryforward of $74,348,595 which is available to offset future taxable income that expires by year 2037.

TCJA modified net operating loss (NOL) rules. For most taxpayers, NOLs arising in tax years ending after 2017 can only be carried forward. Exceptions apply to certain farming losses and NOLs of insurance companies other than a life insurance company.

For losses arising in taxable years beginning after December  31, 2017, the new law limits the NOL deduction to 80% of taxable income.

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 21% for 2021 and 2020 is as follows:

	2021	2020
US federal statutory income tax rate	(21)%	(21)%
State tax – net of benefit	(7)%	(7)%
Non-deductible expenses, net of federal benefit	7%	7%
Increase in valuation allowance	21%	21%
Income tax expense	—	—

34. Subsequent Events

Convertible note conversions

Subsequent to October 11, 2021, there were multiple accredited investors converted approx. $451,600 of the convertible notes with accrued interest into 614,728,579 shares of the Company’s common stocks.

F-36

F-37

Sugarmade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2021	June 30, 2021
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	63,375	1,396,944
Accounts receivable, net	707,509	435,598
Inventory, net	643,920	441,582
Loan receivables, current	196,000	-
Trading securities, at market value	133,942	1,451,922
Other current assets	184,952	182,457
Right of use asset, current	255,734	243,406
Total current assets	2,185,432	4,151,909
Noncurrent assets:
Property, plant and equipment, net	3,864,380	2,749,340
Intangible asset, net	10,648,378	10,650,394
Goodwill	757,648	757,648
Loan receivables, noncurrent	-	196,000
Right of use asset, noncurrent	355,129	486,253
Equity method investments in affiliates	380,660	441,407
Total noncurrent assets	16,006,195	15,281,042
Total assets	18,191,627	19,432,951

Liabilities and Stockholders’ Deficiency
Current liabilities:
Note payable due to bank	25,982	25,982
Accounts payable and accrued liabilities	2,421,705	2,058,839
Customer deposits	887,800	751,919
Customer overpayment	74,987	59,953
Other payables	626,163	750,485
Accrued interest	646,643	509,997
Accrued compensation and personnel related payables	8,290	15,471
Notes payable - Current	31,787	33,047
Notes payable - Related Parties, Current	-	15,427
Lease liability - Current	256,579	239,521
Loans payable - Current	814,494	392,605
Loan payable - Related Parties, Current	228,057	163,831
Convertible notes payable, Net, Current	1,298,133	1,421,694
Derivative liabilities, net	2,222,310	2,217,361
Warrants liabilities	6,405	21,042
Shares to be issued	262,077	138,077
Total current liabilities	9,811,412	8,815,251
Non-Current liabilities:
Loans payable, noncurrent	836,245	308,588
Note payable, noncurrent	4,888,463	4,997,323
Convertible notes payable, Net, Noncurrent	65,565	17,422
Lease liability	385,108	524,149
Total noncurrent liabilities	6,175,381	5,847,482
Total liabilities	15,986,793	14,662,733

Stockholders’ equity (deficiency):
Series A Preferred stock, $0.001 par value, 7,000,000 shares authorized 0 and 0 shares issued outstanding at December 31, 2021 and June 30, 2021	-	-
Series B Preferred stock, $0.001 par value, 2,999,999 shares authorized 2,541,500 and 541,500 shares issued outstanding at December 31, 2021 and June 30, 2021	2,542	542
Series C Preferred stock, $0.001 par value, 1 share authorized, 1 and 1 share issued outstanding at December 31, 2021 and June 30, 2021	-	-

Common stock, $0.001 par value, 10,000,000,000 shares authorized, 9,022,993,267 and 7,402,535,677 shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively	9,022,992	7,402,536
Additional paid-in capital	72,367,128	64,841,654
Share to be issued, Preferred stock	-	5,600,000
Subscription receivable	-	(500,000)
Share to be issued, Common stock	40,008	1,889,608
Accumulated deficit	(78,816,668)	(74,364,466)
Total stockholders’ equity (deficiency)	2,616,002	4,869,874
Non-Controlling Interest	(411,168)	(99,656)
Total stockholders’ equity (deficiency)	2,204,834	4,770,218
Total liabilities and stockholders’ equity (deficiency)	18,191,627	19,432,951

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-38

Sugarmade, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended,		For the Six Months Ended,
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenues, net	$1,235,825	$300,652	2,404,606	$2,446,979
Cost of goods sold	461,873	242,531	848,812	1,272,429
Gross profit	773,952	58,121	1,555,794	1,174,550

Selling, general and administrative expenses	683,745	271,549	1,296,884	875,358
Advertising and promotion expense	545,647	682	1,059,114	278,587
Marketing and research expense	36,992	93,908	72,405	316,256
Professional expense	190,249	115,615	500,750	619,045
Salaries and wages	479,738	105,700	940,162	464,474
Stock compensation expense	22,500	47,250	124,000	66,000
Total operating expenses	1,958,871	634,704	3,993,315	2,619,720

Loss from operations	(1,184,919)	(576,583)	(2,437,521)	(1,445,170)

Non-operating income (expense):
Other (expense) income	7,886	2,280	2,892	(50,453)
Gain in loss of control of VIE	-	313,928	-	313,928
Interest expense	(1,093,317)	(728,197)	(1,251,228)	(1,194,972)
Bad debts	(7)	(130,467)	(7)	(132,979)
Change in fair value of derivative liabilities	(390,306)	496,961	(65,073)	3,992,108
Warrant Expense	6,347	4,174	14,637	70,389
Loss on settlement	-	(5,000)	-	(80,000)
Loss on asset disposal	-	-	(28)	-
Amortization of debt discount	(24,071)	(1,031,379)	(156,651)	(1,845,925)
Amortization of intangible assets	(483)	-	(2,017)	-
Unrealized gain on securities	(215,862)	-	(857,979)	-
Total non-operating expenses, net	(1,709,814)	(1,077,700)	(2,315,454)	1,072,096
Equity Method Investment Loss	(16,270)	(2,114)	(60,747)	(2,114)
Net loss	$(2,911,002)	$(1,656,397)	$(4,813,722)	$(375,188)

Less: net loss attributable to the noncontrolling interest	(54,168)	-	(361,519)	-
Net loss attributable to SugarMade Inc.	$(2,856,834)	$(1,656,397)	$(4,452,203)	$(375,188)

Basic net income (loss) per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Diluted net income (loss) per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding *	8,728,862,892	3,233,135,446	8,509,797,777	2,864,951,348

*	Shares issuable upon conversion of convertible debts and exercising of warrants were excluded in calculating diluted loss per share.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-39

Sugarmade, Inc. and Subsidiaries

Condensed Consolidated Statements of Equity

(Unaudited)

	Preferred Stock - Series B		Preferred Stock - Series C		Common stock		Additional paid-in	Shares to be issued, common	Subscription Receivable -	Common Shares	Accumulated	Non Controlling	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	shares	CS	Subscribed	deficit	Interest	Equity

Balance at June 30, 2021	541,500	$542	1	$-	7,402,535,677	$7,402,536	$64,841,655	5,600,000	$(500,000)	$1,889,608	$(74,364,466)	$(99,656)	$4,770,218
Reclass derivative liability to equity from conversion	-	-	-	-	-	-	576,214	-	-	-	-	-	576,214
Shares issued for conversions	-	-	-	-	375,600,448	375,600	9,665	-	-	-	-	-	385,266
Shares issued for acquisition	2,000,000	2,000	-	-	660,571,429	660,571	6,787,029	(5,600,000)	-	(1,849,600)	-	-	-
Shares issued for subscription receivable - common stock	-	-	-	-	-	-	-	-	500,000	-	-	-	500,000
Contribution of capital to noncontrolling minority	-	-	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	(1,595,367)	(307,351)	(1,902,718)
Balance at September 30, 2021	2,541,500	$2,542	1	$-	8,438,707,554	$8,438,707	$72,214,564	$-	$-	$40,008	$(75,959,833)	$(407,007)	$4,328,979
Reclass derivative liability to equity from conversion	-	-	-	-	-	-	192,857	-	-	-	-	-	192,857
Shares issued for conversions	-	-	-	-	214,285,714	214,286	(64,286)	-	-	-	-	-	150,000
Shares issued for Cash	-	-	-	-	369,999,999	370,000	74,000	-	-	-	-	-	444,000
Repayment of Capital	-	-	-	-	-	-	(50,007)	-	-	-	-	50,007	-
Net loss	-	-	-	-	-	-	-	-	-	-	(2,856,834)	(54,168)	(2,911,002)
Balance at December 31, 2021	2,541,500	$2,542	1	$-	9,022,993,267	$9,022,993	$72,367,128	$-	$-	$40,008	$(78,816,668)	$(411,168)	$2,204,834

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C		Common stock		Additional paid-in	Shares to be issued, common	Shares to be cancelled, preferred	Subscription Receivable -	Common Shares	Common Shares	Accumulated	Non Controlling	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	shares	shares	CS	Subscribed	Subscribed	deficit	Interest	Equity
Balance at June 30, 2020	2,000,000	$2,000	1,541,500	$1,542	-	$-	1,763,277,230	$1,763,278	$57,307,768	-	$-	$-	$236,008	$-	$(68,438,332)	$(11,136)	$(9,138,873)
Reclass derivative liability to equity from conversion	-	-	-	-	-	-	-	-	1,805,188	-	-	-	-	-	-	-	1,805,188
Shares issued for conversions	-	-	-	-	-	-	1,081,411,606	1,081,412	192,048	-	-	-	-	-	-	-	1,273,459
Repayment of capital to noncontrolling minority	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(24,000)	(24,000)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,278,812	1,165	1,279,976
Balance at September 30, 2020	2,000,000	$2,000	1,541,500	$1,542	-	$-	2,844,688,836	$2,844,690	$59,305,003	$-	$-	$-	$236,008	$-	$(67,159,519)	$(33,971)	$(4,804,248)
Reclass derivative liability to equity from conversion	-	-	-	-	-	-	-	-	531,591	-	-	-	-	-	-	-	531,591
Shares issued for conversions	-	-	-	-	-	-	411,171,815	411,172	(90,293)	-	-	-	-	-	-	-	320,879
Preferred stock conversions	(2,000,000)	(2,000)	-	-	-	-	360,647,019	360,647	141,353	-	-	-	-	-	-	-	502,000
Reclassification due to deconsolidation of VIE	-	-	-	-	-	-	-	-	(169,262)	-	-	-	-	-	2,396	33,971	(132,895)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,656,397)	-	(1,656,397)
Balance at December 31, 2020	-	$-	1,541,500	$1,542	-	$-	3,616,507,670	$3,616,509	$59,718,392	$-	$-	$-	$236,008	$-	$(68,813,520)	$-	$(5,239,070)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-40

Sugarmade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows For

The Six Months Ended December 31, 2021 and 2020

(Unaudited)

	For The Period Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(4,452,203)	(375,188)
Non-controlling interest	(361,519)	-
Adjustments to reconcile net loss to cash flows from operating activities:
Excess derivative expense	1,118,990	316,261
Loss on settlement	-	80,000
Gain on loss of control of VIE	-	(313,928)
Return on EB5 Investment	-	500,000
Amortization of debt discount	156,651	1,845,925
Stock based compensation	124,000	66,000
Change in fair value of derivative liability	65,073	(3,992,108)
Change in exercise of warrant	(14,637)	(70,389)
Depreciation	98,238	44,684
Amortization of intangible assets	2,017	-
Equity method investment loss	60,747	-
Unrealized loss on securities	857,979	-

Changes in assets and liabilities:
Accounts receivable	(271,911)	122,971
Inventory	(202,338)	(83,253)
Prepayment, deposits and other receivables	(2,495)	(855,878)
Other payables	(131,502)	404,993
Accounts payable and accrued liabilities	362,867	466,135
Customer deposits	150,915	137,313
Unearned revenue	-	3,909
Right of use assets	118,795	119,483
Lease liability	(121,983)	(118,078)
Investment to Indigo Dye	-	(564,818)
Interest Payable	43,121	98,780

Net cash used in operating activities	(2,399,196)	(2,167,187)

Cash flows from investing activities:
Purchase of fixed assets	(1,213,278)	-

Net cash used in investing activities	(1,213,278)	-

Cash flows from financing activities:
Proceeds from shares issuance	430,680	-
Distributions of capital to noncontrolling minority	-	-
Loan receivable	-	(13,911)
Loan receivable - related parties	-	38,044
Proceeds (Repayment) from(to) notes payable, net	(110,120)	-
Proceeds (Repayment) from(to) note payable - related parties, net	(15,427)	-
Proceeds from advanced shares issuance	500,000	-
Proceeds (Repayment) from(to) loans payable, net	949,546	271,929
Proceeds (Repayment) from(to) loans payable - related parties, net	524,226	540,281
Proceeds from convertible notes	-	1,804,900
Repayment of convertible notes	-	(227,700)
Reduction of cash due to Indigo deconsolidation	-	(326,811)

Net cash provided by financing activities	2,278,905	2,086,732

Net decrease in cash	(1,333,569)	(80,454)

Cash paid during the period for:
Cash, beginning of period	1,396,944	441,004
Cash, end of period	$63,375	$360,550

Cash paid interest	-	-

Supplemental information —

Supplemental disclosure of non-cash financing activities —
Shares issued for conversion of convertible debt	535,269	1,594,338
Reduction in derivative liability due to conversion	769,071	2,336,779
Debt discount related to convertible debt	-	2,010,717

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-41

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

1. Nature of Business

Sugarmade, Inc. (hereinafter referred to as “we”, “us” or “the/our Company”) was originally incorporated on June 5, 1986 in California as Lab, Inc., and later that month, on June 24, 1986 changed its name to Software Professionals, Inc. On May 21, 1996, the Company changed its name to Enlighten Software Solutions, Inc. On June 20, 2007, Enlighten Software Solutions, Inc. was incorporated in Delaware for the purpose of merging with Enlighten Softwear Solutions, Inc. a California Corporation so as to affect a redomicile to Delaware. On January 24, 2008, the Company changed its name to Diversified Opportunities, Inc. On May 9, 2011 we closed on a Share Exchange Agreement with Sugarmade, Inc., a California corporation and on June 24, 2011 changed our name to Sugarmade, Inc.

On October 24, 2014 we acquired SWC Group, Inc., a California corporation doing business as, CarryOutSupplies.com (“Carry Out Supplies”). Today, our Company, Sugarmade, Inc. operates much of its business activities through our subsidiaries, SWC Group, Inc., a California corporation (“SWC’’), NUG Avenue, Inc., a California corporation (“NUG Avenue”), and Lemon Glow Company, Inc., a California corporation (“Lemon Glow”). Sugarmade, Inc. was founded in 2010.

Shares of our common stock are quoted on the OTC Pink Open Market tier of OTC Markets, which is a quotation system for early-stage and developing companies. Our trading symbol is “SGMD”. Our corporate website is www.sugarmade.com.

As of the date of this filing, we are involved in several business sectors and business ventures:

Paper and paper-based products: The supply of consumable products to the quick-service restaurant sub-sector of the restaurant industry, and as an importer and distributor of non-medical personal protection equipment to business and consumers, via our Carry Out Supplies subsidiary. Carry Out Supplies is a producer and wholesaler of custom printed and generic supplies, servicing more than 2,000 quick-service restaurants. The primary products are plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, edible packaging, food containers, soup containers, plastic spoons, and similar products for this market sector. This subsidiary, which was formed in 2009, was recently expanded to also offer non-medical personal protective equipment.

NUG Avenue, Inc. investment into licensed cannabis delivery in Los Angeles area markets. On February 8, 2021, we became a majority owner of NUG Avenue, Inc., a California corporation (“NUG Avenue”), which operates a licensed and regulated cannabis delivery service out of Lynwood, California, serving the greater Los Angeles Metropolitan area (the “Lynwood Operations”). The Company currently owns a majority stake of seventy percent (70%) of NUG Avenue’s Lynwood Operations and holds first rights of refusal on NUG Avenue’s business expansion relative to the cannabis marketplace. By way of our capital injection made into NUG Avenue and via our 70% ownership position, we consolidate and recognize 100% of the revenues and 70% of profits or loss generated by NUG Ave for its Lynwood Operations.

We believe our investment into NUG Avenue will allow us to expand our presence into the licensed and regulated cannabis marketplace. The California cannabis market continues its rapid growth, with the Southern California sub-market representing the world’s largest single cannabis marketplace. According to the California Department of Tax and Fee Administration, the most recently reported quarterly period posted a significant increase in cannabis tax compared to the year-ago period. Much of this growth was driven by increased use of delivery services, as consumers are increasingly relying on home delivery for many goods, including cannabis.

Cannabis products delivery service and sales: As a joint owner in the Budcars licensed cannabis delivery service brand (“Budcars” or the “Budcars Brand”). Budcars operates a licensed cannabis delivery service in the Sacramento, California area. In February 2020, the Company entered into an agreement with Indigo Dye Group Corp. (“Indigo”) to acquire a 40% stake in the Budcars Brand and in the Sacramento delivery operations. Under the terms of the agreement with Indigo, Sugarmade acquired an option to purchase an additional 30% interest in Budcars. Upon exercise of this option, the Company would acquire a controlling interest in Indigo. As of December 31, 2021, the option has not yet been exercised and the Company’s stake in Budcars remained at 40%. The Company plans to open new locations via purchasing equity in other franchise brands to cover delivery for the entire state of California. Therefore, the Company is not likely at this time to exercise its option to acquire the additional 30% interest in Indigo. In addition, the Company is no longer involved in day-to-day operations of Indigo and going forward, the Company intends to pursue cannabis delivery independent of Indigo. As of October 1, 2020, the Company ceased to have control over the day-to-day business of Indigo and it was deconsolidated and recorded as an investment in nonconsolidated affiliate at its $505,449 estimated fair value and changed to equity method of accounting. Pursuant to the terms of the Indigo agreement, if the Company determines, in its discretion not to continue to make monthly payments, its 40% ownership interest in Indigo will be decreased according to the payment then made. As of December 31, 2020, the Company made $59,370 additional payments, and held approximately 32% of the ownership of Indigo. As of December 31, 2021, the Company recorded equity method investment in affiliates at $380,660, net with $60,747 loss from equity method investment.

Selected cannabis and hemp projects: On May 12, 2021, the Company entered into a Merger Agreement by and between Carnaby Spot Bay Corp, a California corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Lemon Glow Company, a California corporation, and  (the “Lemon Glow”) and Ryan Santiago (the “Shareholder Representative”), where the Merger Sub would merge with and into Lemon Glow, with Lemon Glow being the surviving corporation (the “Merger”).  Thus, Lemon Glow was the surviving entity, which was subsequently merged into the Company.  The purpose of the transactions was to establish a licensed and permitted entity whereby Sugarmade would cultivate, manufacture, and distribute cannabis to the California markets.  At the time of the transactions, neither Lemon Glow, the Merger Sub, nor Sugarmade was permitted and licensed for such activities.

On October 28, 2021, Lemon Glow Company obtained a conditional Use Permit (UP) number from the Community Development Department of the County of Lake, California, which the Company believes is an important step towards the conditional Use Permit (UP) for commercial cannabis cultivation at its Property.  The issuance of the Conditional Use Permit (UP) number by the County of Lake allows the Company to proceed with the state cannabis cultivation license application, and potentially obtain certain applicable permits, such as from the Department of Cannabis Control, Department of Food and Agriculture, Department of Pesticide Regulation, Department of Fish and Wildlife, The State Water Resources Control Board, Board of Forestry and Fire Protection, Central Valley or North Coast Regional Water Quality Control Board, Department of Public Health, and Department of Consumer Affairs, as may be required.  The Company believes that obtaining the conditional Use Permit (UP) number by the County of Lake could lead towards full approval to cultivate cannabis on up to thirty-two (32) acres out of the total six-hundred-forty (640) acres of the Property.

As of the date of this filing, Sugarmade is working diligently on conditions required by the County of Lake to allow the Company to cultivate cannabis.  It is the Company’s intention to begin such activities at the earliest time possible, assuming permits are ultimately issued. However, no such license or permits have yet been issued, and applications are still pending.

F-42

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

These interim condensed consolidated financial statements should be read in conjunction with our Company’s Annual Report on Form 10-K for the year ended June 30, 2021, which contains our audited consolidated financial statements and notes thereto, together with the Management’s Discussion and Analysis of Financial Condition and Results of Operation, for the fiscal year ended June 30, 2021. The interim results for the period ended December 31, 2021 are not necessarily indicative of the results for the full fiscal year.

Principles of consolidation

The unaudited condensed consolidated financial statements include the accounts of our Company, its wholly-owned subsidiaries, SWC Group, Inc., a California corporation (“SWC’’), Lemon Glow Company, Inc., a California corporation (“Lemon Glow”), and its majority owned subsidiary, NUG Avenue, Inc., a California corporation (“Nug Avenue”), as well as Indigo Dye Group Corp., an equity investee. All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

Our unaudited condensed consolidated financial statements have been prepared assuming that we will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management endeavors to increase revenue-generating operations. While the Company’s priority is on generating cash from operations, management also seek to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms to our Company, or which may not be available at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Business combinations

The Company applies the provisions of Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, in accounting for its acquisitions. It requires the Company to recognize separately from goodwill the assets acquired and the liabilities assumed, at the acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the acquisition date fair values of the net assets acquired and the liabilities assumed. The Company used third party valuation company to determine the assets acquired and liabilities assumed with the corresponding offset to goodwill.

F-43

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

2. Summary of Significant Accounting Policies (continued)

Use of estimates

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC’’) No. 606, Revenue Recognition. Sugarmade applied a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied.

Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

Property, plant and equipment

Property and equipment is stated at the historical cost, less accumulated depreciation. Depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets for both financial and income tax reporting purposes as follows:

Machinery and equipment	3-5 years
Furniture and equipment	1-15 years
Vehicles	2-5 years
Leasehold improvements	5-30 years
Building	31.5 years
Production molding	5 years

Expenditures for renewals and betterments are capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of income.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property, plant, and equipment was recorded in operating expenses during the three and six months ended December 31, 2021 and 2020.

F-44

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

2. Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, there was $0 and $43,800 impairment loss of its long-lived assets as of December 31, 2021 and June 30, 2021, respectively.

F-45

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

2. Summary of Significant Accounting Policies (continued)

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessees to recognize the rights and obligations created by leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-11, Targeted Improvements, ASU No. 2018-10, Codification Improvements to Topic 842, and ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The new standard became effective April 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on July 1, 2019 using the modified retrospective transition approach as of the effective date of the initial application. The new standard provides a number of optional practical expedients in transition. The Company elected the “package of practical expedients”, which permits entities not to reassess under the new lease standard prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements.

The most significant effects of the adoption of the new standard relate to the recognition of new ROU assets and lease labilities on our balance sheet for office operating leases and providing significant new disclosures about our leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has also elected the short-term leases recognition exemption for all leases that qualify. This means that the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets and lease liabilities, for existing short-term leases of those assets in transition. The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for its leases. All existing leases are reported under this rule.

Under ASC 840, leases were classified as either capital or operating, and the classification significantly impacted the effect the contract had on the company’s financial statements. Capital lease classification resulted in a liability that was recorded on a company’s balance sheet, whereas operating leases did not impact the balance sheet.

F-46

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

2. Summary of Significant Accounting Policies (continued)

Goodwill and Intangible Assets

Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for under the acquisition method. Intangible assets represent purchased intangible assets including developed technology and in-process research and development, technologies acquired or licensed from other companies, customer relationships, non-compete covenants, backlog, and trademarks and tradenames. Purchased finite-lived intangible assets are capitalized and amortized over their estimated useful lives. Technologies acquired or licensed from other companies, customer relationships, non-compete covenants, backlog, and trademarks and tradenames are capitalized and amortized over the lesser of the terms of the agreement, or estimated useful life. We capitalize cannabis cultivation license acquired as part of a business combination.

Stock based compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Binomial Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk-free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock. We use our company’s own data among other information to estimate the expected price volatility and the expected forfeiture rate. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Loss per share

We calculate basic loss per share by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activity.

The Company used Level 3 inputs for its valuation methodology for the derivative liabilities in determining the fair value using the Binomial option-pricing model for the three and six months ended December 31, 2021.

F-47

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

2. Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances for its deferred tax assets when evidence suggests it is unlikely that the assets will be fully realized.

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations and comprehensive income (loss) as income tax expense.

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Segment Reporting

FASB ASC Topic 280, “Segment Reporting’’, requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company’s financial statements reflect that substantially all of its operations are conducted in two industry segments – (1) paper and paper-based products such as paper cups, cup lids, food containers, etc., which accounts for approx. 39% of the Company’s revenues as of December 31, 2021; (2) Cannabis products delivery service and sales, which accounts for approx. 61% of the Company’s total revenues as of December 31, 2021.

A reconciliation of the Company’s segment operating income and cost of goods sold to the Consolidated Statements of Operations for the three and six months ended December 31, 2021 and 2020 is as follows:

	Three months ended
	December 31, 2021	December 31, 2020
Segment operating income
Paper and paper-based products	$538,815	$300,652
Cannabis products delivery	697,010	-
Total operating income	$1,235,825	$300,652

	Three months ended
	December 31, 2021	December 31, 2020
Segment cost of goods sold
Paper and paper-based products	$461,873	$242,531
Cannabis products delivery	-	-
Total cost of goods sold	$461,873	$242,531

	Six months ended
	December 31, 2021	December 31, 2020
Segment operating income
Paper and paper-based products	$977,358	$875,623
Cannabis products delivery	1,427,248	1,571,356
Total operating income	$2,404,606	$2,446,979

	Six months ended
	December 31, 2021	December 31, 2020
Segment cost of goods sold
Paper and paper-based products	$848,812	$624,969
Cannabis products delivery	-	647,460
Total cost of goods sold	$848,812	$1,272,429

New accounting pronouncements

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes”. The pronouncement simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, “Income Taxes”. The pronouncement also improves consistent application of and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for us beginning in the first quarter of fiscal 2021, with early adoption permitted. The adoption had no material impact on the consolidated financial statements in the year ended June 30, 2021 and period ended December 31, 2021.

F-48

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

In January 2020, the FASB issued ASU No. 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. The Company have adopted this ASU on the consolidated financial statements in the year ended June 30, 2021. The adoption had no material impact on the consolidated financial statements in the year ended June 30, 2021 and period ended December 31, 2021.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

On March 2021, the FASB issued Accounting Standards Update (ASU) 2021-03, “Intangibles—Goodwill and Other (Topic 350): Accounting Alternative for Evaluating Triggering Events” (“ASU 2021-03”). The amendments in ASU 2021-03 provide private companies and not-for-profit (NFP) entities with an accounting alternative to perform the goodwill impairment triggering event evaluation as required in FASB Accounting Standards Codification (FASB ASC) 350-20, Intangibles—Goodwill and Other—Goodwill, as of the end of the reporting period, whether the reporting period is an interim or annual period. An entity that elects this alternative is not required to monitor for goodwill impairment triggering events during the reporting period but, instead, should evaluate the facts and circumstances as of the end of each reporting period to determine whether a triggering event exists and, if so, whether it is more likely than not that goodwill is impaired. The amendments in this ASU are effective on a prospective basis for fiscal years beginning after December 15, 2019. Early adoption is permitted for both interim and annual financial statements that have not yet been issued as of March 30, 2021. The Company have adopted this ASU on the consolidated financial statements in the year ended June 30, 2021. The adoption had no material impact on the consolidated financial statements in the year ended June 30, 2021 and period ended December 31, 2021.

On April 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” (“ASU 2021-04”) to clarify the accounting by issuers for modifications or exchanges of equity-classified warrants. The new ASU is available here and effective for all entities in fiscal years starting after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2021-04 on its financial statements.

On July 2021, the FASB issued ASU 2021-05, “Leases (Topic 842): Lessors—Certain Leases with Variable Lease Payments”, which upon adoption requires a lessor to classify a lease with variable lease payments (that do not depend on a rate or index) as an operating lease on commencement date if classifying the lease as a sales-type or direct financing lease would result in a selling loss. The amendments in this ASU are effective for all entities in fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. The adoption had no material impact on the consolidated financial statements for the period ended December 31, 2021.

On July 2021, the FASB issued ASU 2021-07, “Stock Compensation (Topic 718): Stock Compensation” (“ASU 2021-07”) to address the concerns from stakeholders about the cost and complexity of determining the fair value of equity-classified share-based awards for private companies. It specifically permits private companies to use 409A valuations prepared under US Treasury regulations to estimate the fair value of certain awards under ASC 718. The Update is effective for private companies in fiscal years starting after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2021-07 on its financial statements.

On August 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”) to require an acquirer to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with revenue recognition guidance as if the acquirer had originated the contract. That is, such acquired contracts will not be measured at fair value. ASU 2021-08 is effective for privately held companies with fiscal years beginning after December 15, 2023, with early adoption permitted. The Company is currently evaluating the impact of ASU 2021-08 on its financial statements.

F-49

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

3. Concentration

Customers

For the three months ended December 31, 2021 and 2020, our Company earned net revenues of $1,235,825 and $300,652 respectively. The vast majority of these revenues for the period ending December 31, 2021 were derived from a large number of customers, whereas the vast majority of these revenues for the period ending December 31, 2020 were also derived from a large number of customers.

For the six months ended December 31, 2021 and 2020, our Company earned net revenues of $2,404,606 and $2,446,979 respectively. The vast majority of these revenues for the period ending December 31, 2021 were derived from a large number of customers, whereas the vast majority of these revenues for the period ending December 31, 2020 were also derived from a large number of customers.

Suppliers

For the three months ended December 31, 2021, we purchased products for sale by the Company’s subsidiary from several contract manufacturers located in Asia and the U.S. A substantial portion of the Company’s inventory was purchased from two (2) suppliers which accounted over 10% of the total purchases. The two suppliers accounted for 74.45% and 16.20%, respectively, of the Company’s total inventory purchase for the three months ended December 31, 2021.

For the six months ended December 31, 2021, we purchased products for sale by the Company’s subsidiary from several contract manufacturers located in Asia and the U.S. A substantial portion of the Company’s inventory was purchased from two (2) suppliers which accounted over 10% of the total purchases. The two suppliers accounted for 75.56% and 18.76%, respectively, of the Company’s total inventory purchase for the six months ended December 31, 2021.

F-50

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

4. Noncontrolling Interest and Deconsolidation of VIE

Starting in fiscal year ended June 30, 2020, the Company had a variable interest entity, Indigo Dye Group, for accounting purposes. The Company owned approximately 29% of Indigo’s outstanding equity and as of September 30, 2020, involved its day-to-day operations, which gave the Company the power to direct the activities of Indigo that most significantly impact its economic performance. Accordingly, the Company recognized the carrying value of the non-controlling interest as a component of total shareholders’ equity, and the consolidated financial statements included the financial position and results of operations of Indigo as of and for the periods ended June 30, 2020 and September 30, 2020.

Starting on October 1, 2020, the Company planned to open new locations via purchasing equity in other Brand/Franchises to cover delivery for the entire California. Therefore, the Company is not likely at this time to exercise its option to acquire the additional 30% interest in Indigo. In addition, the Company is no longer involved in day-to-day operations of Indigo and going forward, the Company intends to pursue cannabis delivery independent from Indigo. As of October 1, 2020, the Company ceased to have control over the day-to-day business of Indigo and it was deconsolidated and recorded as an investment in nonconsolidated affiliate at its $505,449 estimated fair value and changed to equity method of accounting. Pursuant to the terms of the Indigo agreement, if the Company determines, in its discretion not to continue to make monthly payments, its 40% ownership interest in Indigo will be decreased according to the payment then made. As of December 31, 2020, the Company made $59,370 in additional payments, and holds approximately 32% of the ownership of Indigo. (See Note 6)

The net asset value of the Company’s variable interest in Indigo Dye Group was approximately $326,812 as of October 1, 2020, the date of deconsolidation. The value of the Company’s variable interest on the date of deconsolidation was based on management’s estimate of the fair value of Indigo at that time. The Company concluded that the market approach was the most appropriate method to determine the fair value of the entity on the date of deconsolidation, given that Indigo raised equity funding from third-party investors around the same period (i.e., level 2 inputs). The Company recognized a gain on deconsolidation of approximately $313,928 with no related tax impact, which is included in other income, net on the consolidated statement of operations. As the Company is not obligated to fund future losses of Indigo, the carrying amount is the Company’s maximum risk of loss and accounted as equity method investment in affiliates in our consolidated financial statements as of and for the period ended September 30, 2021. As of December 31, 2021 and June 30, 2021, the Company recorded equity method investment in affiliates at $380,660 and $441,407, net with $60,747 and $123,412 loss from equity method investment, respectively in each case.

F-51

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

5. Legal Proceedings

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of December 31, 2021, there were no legal claims pending or threatened against the Company that, in the opinion of our management would be likely to have a material adverse effect on our financial position, results of operations or cash flows. However, as of the date of this filing, we were involved in the following legal proceedings.

●	On December 11, 2013, the Company was served with a complaint from two convertible note holders and investors in the Company. On February 21, 2017, the Company signed a settlement agreement with the plaintiffs in the matter of Hannan vs. Sugarmade. Under the terms of the settlement agreement, the Company agreed to pay the plaintiffs $227,000 to settle all claims against the Company, which included the payoff of two notes outstanding. The parties had estimated the value of the notes at approximately $80,000. As of June 30, 2020, third parties had purchased two (2) notes of approximately $80,000. As of December 31, 2021, there remains a balance, plus accrued interest on the $227,000 and on the $80,000 due under the notes.

There can be no assurances the ultimate liability relative to these lawsuits will not exceed what is outlined above.

6. Cash

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less.

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

As of December 31, 2021 and June 30, 2021, the Company held cash in the amount of $63,375 and $1,396,944, included cash in hands in the amount of $50,919 and $2,026, respectively.

F-52

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

7. Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts. We grant unsecured credit to our customer’s deemed credit worthy. Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis. At the time, any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts. The Company had accounts receivable, net of allowance, of $707,509 and $435,598 as of December 31, 2021 and June 30, 2021, respectively; and allowance for doubtful accounts of $321,325 and $259,761 as of December 31, 2021 and June 30, 2021, respectively.

8. Loans Receivable

Loan receivables amounted $196,000 ($196,000 current and $0 noncurrent) and $196,000 ($0 current and $196,000 noncurrent) as of December 31, 2021 and June 30, 2021, respectively. Loan receivables are mainly loan to Hempistry Inc. for business use due on July 31, 2022.

9. Inventory

Inventory consists of finished goods paper and paper-based products such as paper cups and food containers ready for sale and is stated at the lower of cost or market. We value our inventory using the weighted average costing method. Our Company’s policy is to include as a part of inventory any freight incurred to ship the product from our contract manufacturers to our warehouses. Outbound freights costs related to shipping costs to our customers are considered period costs and reflected in selling, general and administrative expenses. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence.

If the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value. On a consolidated basis, as of December 31, 2021 and June 30, 2021, the balance for the inventory totaled $643,920 and $441,582, respectively. $0 was reserved for obsolescent inventory for the period ended December 31, 2021, and $0 were reserved for obsolescent inventory for the year ended June 30, 2021.

F-53

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

10. Other Current Assets

As of December 31, 2021 and June 30, 2021, other current assets consisted of the following:

	For the period ended
	December 31, 2021	June 30, 2021
Prepaid Deposit	$82,776	$113,988
Prepaid Inventory	52,583	—
Prepaid Expenses	47,270	35,590
Undeposited Funds	2,323	—
Other	—	32,879
Total:	$184,952	$182,457

11. Intangible Asset

On April 1, 2017, the Company entered into a distribution and intellectual property assignment agreement with Wagner Bartosch, Inc. (“Wagner’’) for use of their Divider’™ used in frozen desserts and other related uses. In lieu of cash payment under the agreement, the Company was obliged to issue common shares of the Company valued at $75,000 for acquiring the use right of the distribution and intellectual property. The Company amortized this use right as intangible asset over ten years, and recorded $2,017 and $1,400 amortization expense for the period ended December 31, 2021 and June 30, 2021, respectively.

On May 17, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between Carnaby Spot Bay Corp, a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Lemon Glow Company, a California corporation (the “Lemon Glow”) and Ryan Santiago (the “Shareholder Representative”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub would merge with and into Lemon Glow, with Lemon Glow being the surviving corporation (the “Merger”). The Company valued the cannabis cultivation license from Lemon Glow at $10,648,378 with remaining economic life of 9 years as of June 30, 2021. The intangible assets have not started to amortize as of December 31, 2021.

12. Goodwill

Goodwill arises from the acquisition method of accounting for business combinations and represents the excess of the purchase price over the fair value of the net assets and other identifiable intangible assets acquired. The fair values of net tangible assets and intangible assets acquired are based upon preliminary valuations and the Company’s estimates and assumptions are subject to change within the measurement period. There was $757,648 and $757,648 of goodwill recorded as of December 31, 2021 and June 30, 2021, respectively.

F-54

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

13. Property, Plant and Equipment, net

As of December 31, 2021 and June 30, 2021, property, plant and equipment consisted of the following:

Fixed Assets	December 31, 2021	June 30, 2021
Office and equipment	$820,149	$820,149
Motor vehicles	442,323	166,079
Land	2,554,767	1,922,376
Building	197,609	—
Leasehold Improvement	472,654	365,620
Total	4,487,502	3,274,224
Less: accumulated depreciation	(623,122)	(524,884)
Property, Plant and Equipment, net	$3,864,380	$2,749,340

For the periods ended December 31, 2021 and June 30, 2021, depreciation expenses amounted to $98,238 and $105,982, respectively.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property, plant, and equipment was recorded in operating expenses during the periods ended December 31, 2021 and June 30, 2021.

F-55

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

14. Equity Method Investments in Affiliates

Investment to Indigo Dye Inc.

For the fiscal year ended June 30, 2020, the Company accounted for its investment in Indigo Dye Group as a variable interest entity. The Company owned approximately 29% of Indigo’s outstanding equity and as of December 31, 2020, involved its day-to-day operations, which gave the Company the power to direct the activities of Indigo that most significantly impact its economic performance. Accordingly, the Company recognized the carrying value of the non-controlling interest as a component of total shareholders’ equity, and the consolidated financial statements included the financial position and results of operations of Indigo as of and for the periods ended December 31, 2021 and June 30, 2021.

During quarter ended December 31, 2020, the Company began plans to open new locations via purchasing equity in other Brand/Franchises to cover delivery for the entire California. Therefore, the Company is not likely at this time to exercise its option to acquire the additional 30% interest in Indigo. In addition, the Company is no longer involved in day-to-day operations of Indigo and going forward, the Company intends to pursue cannabis delivery independent from Indigo. As of October 1, 2020, the Company ceased to have control over the day-to-day business of Indigo and it was deconsolidated and recorded as an investment in nonconsolidated affiliate at its $564,819 estimated fair value and changed to equity method of accounting. Pursuant to the terms of the Indigo agreement, if the Company determines, in its discretion not to continue to make monthly payments, its 40% ownership interest in Indigo will be decreased according to the payment then made. As of December 31, 2021, the Company did not receive any distributions nor dividends from Indigo Dye. In addition, the Company impaired $43,800 of the investment as of December 31, 2020 due to lack of providing financial information from Indigo Dye Inc. As of December 31, 2021, the Company still held approximately 32% of the ownership of Indigo Dye Group.

As of December 31, 2021, the Company recorded equity method investment in affiliates at $380,660, net with $60,747 loss from equity method investment.

15. Unrealized Gain on Securities

In October 2019, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with iPower Inc., formerly known as BZRTH Inc. (the “Company”), a Nevada corporation, pursuant to which, among other things, the Company agreed to buy 100% of the issued and outstanding capital stock of iPower Inc. in exchange for $870,000 in cash, $7,130,000 under a promissory note, up to 650,000 shares of Sugarmade’s common stock, and up to 3,500,000 shares of Sugarmade’s Series B preferred stock.

Due to certain disputes that arose between the parties with respect to certain terms and conditions contained in the Share Exchange Agreement, the parties entered into a Rescission and Mutual Release Agreement on January 15, 2020 (the “Rescission Agreement”). Pursuant to the terms of the Rescission Agreement, iPower Inc. and its stockholders returned the shares of Sugarmade common stock and preferred stock and issued to Sugarmade 102,248 (204,496 post forward split) shares of the Company’s common stock valued at current market value of $1,451,922 as of June 30, 2021. The shares are free trading.

During the quarter ended December 31, 2021, the Company sold 150,199 shares of iPower Inc.’s common stock valued at market value of $464,711.

For the periods ended December 31, 2021 and June 30, 2021, the Company recorded unrealized (loss) gain on securities amounted $(862,692) and $1,451,922, respectively. For the periods ended December 31, 2021 and June 30, 2021, the remaining value on securities amounted at current market value of $133,942 and $1,451,922, respectively.

F-56

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

16. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities amounted $2,421,705 and $2,058,839 as of December 31, 2021 and June 30, 2021, respectively. Accounts payables are mainly payables to vendors and accrued liabilities are mainly accrued interest of convertible notes payables and accrued contingent liabilities.

	December 31, 2021	June 30, 2021
Accounts payable	$1,857,720	$1,464,692
Accrued liabilities	305,127	310,528
Contingent liabilities	258,858	283,619
Total accounts payable and accrued liabilities:	$2,421,705	$2,058,839

17. Other Payables

Other payables amounted $626,163 and $750,485 as of December 31, 2021 and June 30, 2021, respectively. Other payables are mainly credit card payables. As of December 31, 2021, the Company had 8 credit cards, one American Express is a charge card with no limit and zero interest. The remaining 7 cards had total credit limit of $85,000, and APR from 11.24% to 29.99%. As of December 31, 2021 and June 30, 2021, the Company had credit cards interest expense of $3,839 and $8,961, respectively.

18. Customer Deposits

Customer deposits amounted $887,800 and $751,919 as of December 31, 2021 and June 30, 2021, respectively. Customer deposits are mainly advanced payments from customers.

19. Convertible Notes

As of December 31, 2021 and June 30, 2021, the balance owing on convertible notes, net of debt discount, with terms as described below was $1,363,698 and $1,439,116, respectively.

Convertible notes issued prior to the year ended June 30, 2021 were as follows:

Convertible note 1: On August 24, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of December 31, 2021, the note is in default.

Convertible note 2: On September 18, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of December 31, 2021, the note is in default.

F-57

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

Convertible note 3: On December 21, 2012, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of December 31, 2021, the note is in default.

Convertible note 4: On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $40,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of December 31, 2021, the note is in default.

Convertible note 5: On December 3, 2018, the Company entered into a convertible promissory note with an accredited investor for $35,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07. As of December 31, 2021, the note is in default.

Convertible note 6: On October 31, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $139,301. The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is $0.008 per share. On October 1, 2020, the Company entered an amendment to settlement note to amend the conversion price at 60% of the lowest trading bid price in the 20 consecutive trading days immediately preceding to the conversion date. On November 10, 2021, the original note with unpaid interest was assigned to an accredited investor (“Assignee”). See Convertible note 16 below.

Convertible note 7: On November 1, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is $0.008 per share. On October 1, 2020, the Company entered an amendment to settlement note to amend the conversion price at 60% of the lowest trading bid price in the 20 consecutive trading days immediately preceding to the conversion date. On November 10, 2021, the original note with unpaid interest was assigned to an accredited investor (“Assignee”). See Convertible note 16 below.

Convertible note 8: On September 8, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $110,000 (includes $10,000 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent. As of December 31, 2021, the note has been fully converted.

Convertible note 9: On September 10, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $227,700 (includes $20,700 OID and $7,000 legal expense). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date. During the year ended June 30, 2021, the note holder converted $117,700 of the principal amount plus $7,352 accrued interest expense into 90,167,551 shares of the Company’s common stock. As of December 31, 2021, the note has been fully converted.

Convertible note 10: On September 24, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $212,300 (includes $19,300 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent. As of December 31, 2021, the note was in default. The Company recorded additional $63,690 principal due to default breach occurred during the six months ended December 31, 2021.

Convertible note 11: On October 8, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $231,000 (includes $21,000 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent. As of December 31, 2021, the note was in default. The Company recorded additional $69,300 principal due to default breach occurred during the six months ended December 31, 2021.

F-58

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

Convertible note 12: On October 13, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $275,000 (includes $25,000 OID). The note is due 180 days after issuance and bears interest at a rate of 12%. The conversion price for the note is $0.01 per share. After the six-month anniversary of this note, the conversion price shall be equal to the lower of the fixed price of $0.01 or 65% of the lowest trading price of the common stock for the 20 prior trading days including the day upon which a conversion notice is received by the Company or its transfer agent. As of December 31, 2021, the note was in default. The Company recorded additional $82,500 principal due to default breach occurred during the six months ended December 31, 2021.

Convertible note 13: On November 10, 2020, the Company entered a convertible promissory note with an accredited investor for a total amount of $58,300 (includes $5,300 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date. As of December 31, 2021, the note has been fully converted.

Convertible note 14: On February 8, 2021, the Company entered a convertible promissory note with an accredited investor for a total amount of $69,300 (includes $6,300 OID). The note is due 360 days after issuance and bears interest at a rate of 8%. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date. As of December 31, 2021, the note has been fully converted.

Convertible note 15: On June 14, 2021, the Company issued a convertible promissory note with an accredited investor for a total amount of $300,000. The note is due in three years and bear an interest rate of 1%. The conversion price for the note is the lesser of $0.0036 and 85% of the lesser of (i) 5 days VWAP on the trading day preceding the conversion date, and (ii) the VWAP on the conversion date. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Debentures then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Convertible note 16: On November 10, 2021, the Company entered into an assignment and assumption agreement with the assignor and assignee for two assigned convertible notes in total face value of $277,903, which consists $239,300 of principal and $38,603 of unpaid interest. The new note is due 360 days after issuance and bears an interest rate of 10% per annum. The conversion price for the note is 60% of the lowest trading bid for the 20 consecutive trading days prior to the conversion date.

In connection with the convertible debt, debt discount balance as of December 31, 2021 and June 30, 2021 were $234,435 and $391,086, respectively, and were being amortized and recorded as interest expenses over the term of the convertible debt.

F-59

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

20. Derivative liabilities

The derivative liability is derived from the conversion features in note 19 and stock warrant in note 21 All were valued using the weighted-average Binomial option pricing model using the assumptions detailed below. As of December 31, 2021 and June 30, 2021, the derivative liability was $2,222,310 and $2,217,361, respectively. The Company recorded $65,073 loss and $3,992,108 gain from changes in derivative liability during the six months ended December 31, 2021 and December 31, 2020, respectively. The Binomial model with the following assumption inputs:

June 30, 2021
Annual Dividend Yield	—
Expected Life (Years)	0.50-3.00
Risk-Free Interest Rate	0.01-0.46%
Expected Volatility	89-236%

December 31, 2021
Annual Dividend Yield	—
Expected Life (Years)	0.50-3.00
Risk-Free Interest Rate	0.05-0.53%
Expected Volatility	127-234%

Fair value of the derivative is summarized as below:

Beginning Balance, June 30, 2021	$2,217,361
Additions	$708,948
Mark to Market	$65,073
Cancellation of Derivative Liabilities Due to Cash Repayment	$—
Reclassification to APIC Due to Conversions	$(769,071)
Ending Balance, December 31, 2021	2,222,310

F-60

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

21. Stock warrants

On September 7, 2018, the Company entered into a settlement agreement with several investors to settle all disputes by issuing additional unrestricted shares. In connection with the note each individual investor will also receive warrants equal to the number of the shares the investors own as of the effective date of the settlement agreement. The warrants have a life of five years with an exercise price as of the date of exchange. The fair value of the warrants at the grant date was $56,730. As of December 31, 2021 and June 30, 2021, the fair value of the warrant liability was $405 and $1,042, respectively.

On February 4, 2020, the Company entered into a warrant agreement with an accredited investor for up to 10,000,000 shares of common stock of the Company at an exercise price of $0.008 per share, subject to adjustment. The warrants have a life of five years with an exercise price as of the date of exchange. The fair value of the warrants at the grant date was $80,000. As of December 31, 2021 and June 30, 2021, the fair value of the warrant liability was $6,000 and $20,000, respectively.

As of December 31, 2021 and June 30, 2021, the total fair value of the warrant liability was $6,405 and $21,042, respectively.

22. Note payable

Note Payable Due to Bank

During October 2011, we entered into a revolving demand note (line of credit) arrangement with HSBC Bank USA, with a revolving borrowing limit of $150,000. The line of credit bears a variable interest rate of 0.25% above the prime rate (5.5% as of December 20, 2018). In the event the deposit account is not established or minimum balance maintained, HSBC can charge a higher rate of interest of up to 4.0% above prime rate. As of December 31, 2021 and June 30, 2021, the loan principal balance was $25,982 and $25,982, respectively.

Notes Payable Due to Non-related Parties

On June 15, 2018, the Company entered into a promissory note with an accredited investor. The original principal amount was $20,000 and the note bears 8% interest per annum. The note was payable upon demand. As of December 31, 2021 and June 30, 2021, this note had a balance of $20,000 and $20,000, with unpaid accrued interest expenses of $12,900 and $11,000, respectively.

On October 6, 2020, the Company entered into a promissory note with Darryl Kuecker, and Shirley Ann Hunt (the “Trustee”) for borrowing $1,390,000 with annual interest rate of 6% due in 30 years. Darryl Kuecker, Trustee of the 2002 Darry Keucker Revocable Trust as to an undivided 36% interest, and Shirley Ann Hunt, Trustee of the 2002 Shirley Ann Hunt Revocable Trust as to an undivided 64% interest. Principal and interest shall be payable on monthly basis, in installments of $8,333.75, beginning on November 1, 2020 and until September 1, 2050. Payments to be divided and made separately to each beneficiary per the beneficiary’s instruction: $3,000.15 to Darryl Kuecker, Trustee and $5,333.60 to Shirley Hunt, Trustee. As of December 31, 2021 and June 30, 2021, the Company has an outstanding balance of $1,368,479 and $1,378,222, respectively. For the periods ended December 31, 2021 and year ended June 30, 2021, the Company paid interest expense of $41,238 and $57,892, respectively.

On May 12, 2021, the Company entered into a promissory note with Lemon Glow Shareholders. The original principal amount was $3,976,000 and the note bears interest at the rate of 5% per year 36 monthly payments commencing on June 15, 2021. As of December 31, 2021 and June 30, 2021, the note had a remaining balance of $3,519,984 and $3,626,000, respectively. As of December 31, 2021 and June 30, 2021, the note had accrued interest balance of $89,733 and $0, respectively.

On May 17, 2021, the Company entered into a note with Hyundai financing in total principal amount of $13,047. The monthly payment was $251 per month. As of December 31, 2021 and June 30, 2020, the note had an outstanding balance of $11,787 and $13,047, respectively.

Notes Payable Due to Related Parties

On January 23, 2013, the Company entered into a promissory note with a former employee of the Company. The original principal amount was $40,000 and the note bears no interest. The note was payable upon demand. As of December 31, 2021 and June 30, 2021, this note had a balance of $0 and $15,427, respectively.

F-61

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

23. Loans payable

On October 1, 2017, SGMD entered a straight promissory note with Greater Asia Technology Limited (Greater Asia) for borrowing $100,000 with maturity date on June 30, 2018; the note bears an interest rate of 33.33%. As of December 31, 2021 and June 30, 2021, the note was in default and the outstanding balance under this note was $36,695 and $49,541, respectively.

During the year ended June 30, 2019, the Company entered a series of short-term loan agreements with Greater Asia Technology Limited (Greater Asia) for borrowing $375,000, with interest rate at 40% - 50% of the principal balance. As of December 31, 2021 and June 30, 2021, the outstanding balance with Greater Asia loans were $100,000 and $100,000, respectively.

On June 6, 2019, SWC entered an equipment loan agreement with a bank with maturity on June 21, 2024. The monthly payment is $648. As of December 31, 2021 and June 30, 2021, the outstanding balance under this loan were $15,701 and $19,506, respectively.

On July 28, 2020, we entered into a loan borrowed $159,900 from Bank of America (“Lender”), pursuant to a Promissory Note issued by Company to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note bears interest at 3.75% per annum and may be repaid at any time without penalty. Installment payments, including principal and interest, of $731 monthly, will begin 12 months from the date of the promissory note and the balance of principal and interest will be payable 30 years from the date of the promissory note. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note. On July 27, 2021, the loan amount has been increased to $500,000 and the monthly payment amount has been updated from $731 to $2,527.

On January 25, 2021, we entered into a loan borrowed $96,595 from Bank of America (“Lender”), pursuant to a Promissory Note issued by Company to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note bears interest at 1.00% per annum and may be repaid at any time without penalty. The PPP Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory note. The occurrence of an event of default may result in a claim for the immediate repayment of all amounts outstanding under the PPP Note.

The Company accounting for the PPP loan under Topic 470: (a). Initially record the cash inflow from the PPP loan as a financial liability and would accrue interest in accordance with the interest method under ASC Subtopic 835-30; (b). Not impute additional interest at a market rate; (c). Continue to record the proceeds from the loan as a liability until either (1) the loan is partly or wholly forgiven and the debtor has been legally released or (2) the debtor pays off the loan; (d). Would reduce the liability by the amount forgiven and record a gain on extinguishment once the loan is partly or wholly forgiven and legal release is received.

As of December 31, 2021 and June 30, 2021, the total outstanding PPP loan balance was $606,495 and $256,495, respectively.

On November 20, 2020, the Company entered into a loan with the Business Backer for borrowing $215,760. The note bear an interest rate of 4% and due in 15 months. The weekly instalment payment is $3,425. As of December 31, 2021 and June 30, 2021, the outstanding loan balance under this note was $29,166 and $109,925, respectively.

On February 15, 2021, the Company entered a loan with Manuel Rivera for borrowing $100,000 with maturity date on September 15, 2021; the note bears a monthly interest of $3,500 for 7 months. The Company shall pay the investor a fee of $70,000 within 45 days of its first harvest. As of December 31, 2021 and June 30, 2021, the outstanding loan balance under this note was $100,000 and $100,000, respectively. As of December 31, 2021 and June 30, 2021, the unpaid interest expense under this note was $14,000 and $35,000, respectively.

On March 24, 2021, the Company entered into auto loan agreement with John Deere Financial for an auto loan of $69,457 for 60 months at annual percentage rate of 2.85%. As of December 31, 2021 and June 30, 2021, the Company has an outstanding balance of $60,752 and $65,726, respectively.

On August 4, 2021, the Company entered into a loan with Coastline Lending Group of $490,000 which to be secured by a deed of trust on the real property at 5058 Valley Blvd, Los Angeles, CA90032. The loan has an interest only payment of $3,471 per month with a term of 36 months. The loan bears an interest rate at 8.5% per annum with maturity date on August 14, 2024. As of December 31, 2021, the Company has an outstanding balance of $490,000.

On October 1, 2021, the Company entered into five auto loan agreements with Ally Auto to purchase five Ram Cargo Vans in total finance amount of $124,332 for 60 months at annual percentage rate of 6.44%. The monthly payment is $418 per vehicle. As of December 31, 2021, the Company has an outstanding balance of $117,435.

F-62

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

On October 5, 2021, the Company entered into an auto loan agreement with Hitachi Capital America Corp. to purchase one Ram Cargo Van in total finance amount of $32,464 for 60 months at annual percentage rate of 8.99%. The monthly payment is $587. As of December 31, 2021, the Company has an outstanding balance of $31,563.

On October 5, 2021, the Company entered into two auto loan agreements with Hitachi Capital America Corp. to purchase two Ram Cargo Vans in total finance amount of $64,730 for 60 months at annual percentage rate of 8.99%. The monthly payment is $674 per vehicle. As of December 31, 2021, the Company has an outstanding balance of $62,932.

As of December 31, 2021 and June 30, 2021, the Company had an outstanding loan balance of $1,650,739 (consists of $814,494 current portion and $836,245 noncurrent portion) and $701,193 (consists of $392,605 current portion and $308,588 noncurrent portion), respectively.

24. Loans Payable – Related Parties

On January 23, 2013, SWC received a loan from an officer for $40,000. The amount of loan bears no interest. As of December 31, 2021 and June 30, 2021, the balance of loans payable is $0 and $12,682, respectively.

On July 7, 2016, SWC received a loan from an officer. The amount of the loan bears no interest and amortized on a monthly basis over the life of the loan. As of December 31, 2021 and June 30, 2021, the balance of the loans payable were $80,592 and $49,447, respectively.

On November 21, 2016, SWC received a loan from an officer. The amount of the loan bears no interest and due in September 30, 2017. As of September 30, 2021. the note was in default. As of December 31, 2021 and June 30, 2021, the balance of the loans payable were $0 and $83,275, respectively.

On September 1, 2017, the Company had related party transaction with LMK Capital LLC, a related party company owned by Jimmy Chan, the Company’s CEO. The amount of the loan payable/receivable bears no interest and is due on demand. As of December 31, 2021 and June 30, 2021, the balance of the loan payable to LMK were $124,287 and $15,427, respectively, and the balance of loan receivable were $0 and $0, respectively.

On May 25, 2021, Lemon Glow received a loan from an officer. The amount of the loan bears no interest and due on demand. As of December 31, 2021 and June 30, 2021, the balance of the loans were $3,000 and $3,000, respectively.

On December 14, 2021, SWC received a loan from an officer. The amount of the loan bears no interest and due on June 14, 2022. As of December 31, 2021 and June 30, 2021, the balance of the loan were $20,178 and $0, respectively.

As of December 31, 2021 and June 30, 2021, the Company had an outstanding balance of $228,057 and $163,831 owed to various related parties, respectively.

25. Shares to Be Issued

On April 19, 2018, the Company entered into a consulting agreement with TAAD, LLP. (“the Consultant”) to provide certain financial reporting preparation services. The Company will grant the Consultant 5,000,000 shares of the Company’s stock per quarter as consulting fees. As of December 31, 2021 and June 30, 2021, 15,000,000 common shares for fiscal year 2022 and 5,000,000 common shares for fiscal year 2021 have not been issued to the Consultant. As of December 31, 2021 and June 30, 2021, the Company had potential shares to be issued in total amount of $46,500 and $27,500, respectively.

Starting July 1, 2021, Mr. Jimmy Chan, the Company’s CEO, receives an annual salary of $250,000 with 50,000,000 commons shares at the end of fiscal year 2022. In addition, upon closing of each acquisition, Mr. Chan will receive 10% of the purchase price as a special bonus. As of December 31, 2021 and June 30, 2021, 37,500,000 common shares for fiscal year 2022 and 50,000,000 common shares for fiscal year 2021 have not been issued to Mr. Chan. As of December 31, 2021 and June 30, 2021, the Company recorded potential shares to be issued in total amount of $215,577 and $110,577, respectively.

As of December 31, 2021 and June 30, 2021, the Company had total potential shares to be issued to the consulting agreement of $262,077 and $138,077, respectively.

F-63

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

26. Stockholder’s Equity

The Company is authorized to issue 10,000,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. On April 22, 2020, the Company filed an amendment to increase the total authorized shares to 10,010,000,000 – 10,000,000,000 of which are designated as common stock, par $0.001 per share and 10,000,000 of which are designated as preferred stock, par value $0.001 per share.

Share issuance during the three months ended September 30, 2021

During the three months ended September 30, 2021, the Company issued 375,600,448 shares of common stock for debt conversions in a total amount of $385,266.

During the three months ended September 30, 2021, the Company issued 660,571,429 shares of common stock in exchange for the Lemon Glow acquisition for a total fair value of $1,849,600.

During the three months ended September 30, 2021, the Company issued 2,000,000 shares of series B preferred stock in exchange for the Lemon Glow acquisition in total fair value of $5,600,000.

Share issuance during the three months ended December 31, 2021

During the three months ended December 31, 2021, the Company issued 214,285,714 shares of common stock for debt conversions in a total amount of $150,000.

During the three months ended December 31, 2021, the Company issued 369,999,999 shares of common stock for total cash of $444,000.

As of December 31, 2021 and June 30, 2021, the Company had 9,022,993,267 and 7,402,535,677 shares of its common stock issued and outstanding, respectively.

As of December 31, 2021 and June 30, 2021, the Company had 2,541,500 and 541,500 shares of its series B preferred stock issued and outstanding, respectively.

As of December 31, 2021 and June 30, 2021, the Company had 1 and 1 share of its series C preferred stock issued and outstanding, respectively.

F-64

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

27. Commitments and contingencies

On February 23, 2018, the Company entered into lease agreement for a new office space as part of the plan to expand operation, the lease commenced on March 1, 2018. The term of the lease is for five (5) years with 1 month free on the 1st year of the term. The monthly rent on the 1st year will be $11,770 with a 3% increase for each subsequent year. Total commitment for the full term of the lease will be $737,367. As of the date of this filing, this property became the Company’s headquarters.

The Company’s warehouse along with ancillary office space is located at 20529 East Walnut Drive North, Diamond Bar, California, where we lease approximately 11,627 square feet of combined space. The lease term is for five (5) years and two (2) months ending on April 30, 2025. The current monthly rental payment for the facility is $13,022.

On February 1, 2021, the Company entered into lease agreement with Magnolia Extracts, LLC dba Nug Ave-Lynwood, a California limited liability company for a certain regulatory permit issued by the City of Lynwood authorizing commercial retailer non-storefront operations at 11118 Wright Road, Lynwood, CA 90262. The lease was set to commence on February 1, 2021. The lease payment shall equal $10,000 per month and the lease term is on month-by-month basis. Parties have agreed that the first month’s rent payment shall equal $7,000 and the Company owed the landlord a refundable security deposit of $20,000 within 10 days of the commencement date.

On June 3, 2021, the Company entered into lease agreement with William Chung, a related party of the Company for a 2021 Ford Transit Connect Van. The lease payment shall be $926 monthly on a month to month basis. The Company shall have the option to end its lease with a 30-day advanced notice or convert to lease to purchase and car will be sold at fair market value.

On June 3, 2021, the Company entered into lease agreement with William Chung, a related party of the Company for two 2021 Hyundai Accent. The lease payment shall be $612 monthly per vehicle on a month to month basis. The Company shall have the option to end its lease with a 30-day advanced notice or convert to lease to purchase and car will be sold at fair market value.

On June 3, 2021, the Company entered into lease agreement with William Chung, a related party of the Company for a 2021 Hyundai Accent. The lease payment shall be $616 monthly on a month to month basis. The Company shall have the option to end its lease with a 30-day advanced notice or convert to lease to purchase and car will be sold at fair market value.

Six Months Ended
December 31, 2021
Lease Cost
Operating lease cost (included in general and administration in the Company’s unaudited condensed statement of operations)	$154,463

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the three months ended December 31, 2021	$118,796
Remaining lease term – operating leases (in years)	2.25
Average discount rate – operating leases	10%
The supplemental balance sheet information related to leases for the periods are as follows:

Operating leases
Short-term right-of-use assets	$255,734
Long-term right-of-use assets	$355,129
Total operating lease assets	$610,864

Short-term operating lease liabilities	$256,579
Long-term operating lease liabilities	$385,108
Total operating lease liabilities	$641,687

Maturities of the Company’s lease liabilities are as follows:

Operating
Period ending December 31, 2021	Lease
2022	$309,770
2023	196,424
2024	175,026
2025	59,506
Total lease payments	740,726

Less: Imputed interest/present value discount	(99,040)
Present value of lease liabilities	$641,687

F-65

Sugarmade, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2021

28. Subsequent events

On January 1, 2022, the Company entered a convertible note with an accredited investor for a total amount of $450,000. The note is due January 1, 2025 and bears interest at a rate of 1%. The conversion price for the note is the lesser of (i) $0.001 and (ii) 85% of the lesser of (a) 5 days VWAP on the trading day preceding the conversion date, and (b) the VWAP on the conversion date.

On January 5, 2022, the Company entered a convertible note with an accredited investor for a total amount of $485,000 (includes $48,500 OID). The note is due on January 5, 2023 and bears interest at a rate of 8%. The conversion price for the note is $0.0007 per share.

On January 6, 2022, Sugarmade, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Dutchess Capital Growth Fund LP (“Dutchess”) providing for an equity financing facility (the “Equity Line”). The Purchase Agreement provides that upon the terms and subject to the conditions in the Purchase Agreement, Dutchess is committed to purchase up to $10,000,000 of shares of the Company’s common stock over the 36-month term of the Purchase Agreement (the “Term”), which Term commences immediately following the initial date of effectiveness of the Registration Statement referenced below (the “Total Commitment”).

Under the terms of the Purchase Agreement, Dutchess will not be obligated to purchase shares of common stock unless and until certain conditions are met, including but not limited to a Registration Statement on Form S-1 (the “Registration Statement”) becoming effective which registers Dutchess’ resale of any common stock purchased by Dutchess under the Equity Line. The Purchase Agreement obligates the Company to file the Registration Statement within 45 business days of January 6, 2022; provided, however, Dutchess must be provided with a reasonable opportunity to review and comment upon such Registration Statement.

From time to time during the Term, the Company, in its sole discretion, may provide Dutchess with one or more drawdown notices (each, a “Drawdown Notice”), to purchase a specified number of shares of common stock (“Drawdown Notice Shares”), subject to the limitations discussed below. The actual amount of proceeds the Company will receive pursuant to each Drawdown Notice (the “Investment Amount”) is to be determined by multiplying the number of Drawdown Notice Shares by 93% of the lowest traded price of the common stock during the five business days prior to the Closing Date. Closing Date shall mean the date that is eight business days after the Clearing Date. Clearing Date shall mean the first business day that the Dutchess holds the Drawdown Notice Shares in its brokerage account and is eligible to trade the shares.

The maximum number of shares of common stock to be purchased pursuant to any single Drawdown Notice cannot exceed the lesser of (i) $250,000; (ii) 200% of the average daily traded value of the Drawdown Notice Shares during the five days immediately preceding the Drawdown Notice date; or (iii) that number of shares that would cause Dutchess to beneficially own 4.99% of the number of shares of the the Company’s common stock outstanding immediately prior to the issuance of the Drawdown Notice Shares (the “Ownership Limit”).

In order to deliver a Drawdown Notice and sell Drawdown Notice Shares to Dutchess, certain conditions set forth in the Purchase Agreement must be met, including: (a) the representations and warranties of the Company shall be true and correct in all material respects as of the date of the Purchase Agreement and the applicable closing date; (b) since the date of the Company’s most recent filing with the Securities and Exchange Commission (the “SEC”), no event that had or is reasonably likely to have a material adverse effect has occurred; (c) the Company has no knowledge of an event it reasonably deems more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective within 15 days following the delivery of the Drawdown Notice; and (d) the Company shall have performed, satisfied and complied in all material respects its obligations under the Purchase Agreement. Notwithstanding the forgoing, the Company shall not issue any Drawdown Notice Shares if the issuance of such shares would exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of the principal market upon which the common stock trades, or if the issuance would violate such principal market’s shareholder approval requirements or if the issuance would violate the Ownership Limit.

The Purchase Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) the end of the 36-month Term; (ii) the date that the Company sells and Dutchess purchases the Total Commitment amount; (iii) the date that the Registration Statement is no longer effective; or (iv) the occurrence of certain specified insolvency or bankruptcy-related events. The Company may terminate the Purchase Agreement at any time by written notice to Dutchess in the event of a material breach of the agreement by Dutchess.

The Purchase Agreement also provides for mutual cross-indemnification of the parties and their affiliates in the event that either party incurs losses, liabilities, obligations, claims, damages, liabilities, costs, and expenses resulting from a breach of representations, warranties, covenants, or agreements under the Purchase Agreement; an untrue or misleading statement or misleading omission in the Registration Statement or any preliminary or final prospectus pursuant thereto; or a violation or alleged violation of federal or state securities laws and regulations.

F-66

SUGARMADE, INC.

2,237,671,552  Shares of Common Stock for Resale by Selling Securityholder

PROSPECTUS

April 4, 2022

Until May 14, 2022 (the 40th day after the date of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.